                            SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

                             (Amendment No. 2)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         INSIGHT HEALTH SERVICES CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        Common stock, $.001 par value per share, of InSight Health Services
        Corp.

   (2)  Aggregate number of securities to which transaction applies:

        11,532,183 shares of InSight common stock (the aggregate of the number of shares of InSight common stock currently outstanding, the shares of InSight common stock issuable upon exercise of outstanding stock options or warrants and the shares of InSight common stock which may by issued prior to the consummation of the merger)

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        $18 per share in cash for all outstanding shares of InSight common stock (on an as-converted basis). The filing fee was calculated by multiplying 1/50th of 1% by the total cash payment received.

   (4)  Proposed maximum aggregate value of transaction: $207,579,294

   (5)  Total fee paid: $41,516

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   (2)  Form, Schedule or Registration Statement No.:

   (3)  Filing Party:

   (4)  Date Filed:

                               [LOGO OF INSIGHT]

                                                                          , 2001

Dear Stockholder:

   You are cordially invited to attend a special meeting of stockholders of
InSight Health Services Corp. on           , 2001, at       a.m., local time,
at                .

   At the special meeting, we will ask you to vote on the acquisition of InSight by InSight Health Services Holdings Corp. through a merger of InSight Health Services Acquisition Corp. (formerly JWCH Merger Corp.), its wholly-owned subsidiary, with and into InSight. InSight Health Services Holdings Corp. and InSight Health Services Acquisition Corp. are newly-formed entities which were incorporated for the sole purpose of acquiring InSight. J.W. Childs Equity Partners II, L.P. owns approximately 80%, and Halifax Capital Partners, L.P. owns approximately 20%, of InSight Health Services Holdings Corp. Under the merger agreement, you will receive $18 in cash for each share of InSight common stock that you own.

   We cannot complete the merger unless it is approved by the InSight stockholders. Only InSight stockholders who hold shares of our capital stock at
the close of business on             , 2001 will be entitled to vote at the
special meeting.

   The enclosed proxy statement gives you detailed information about the proposed merger and includes the merger agreement as an Annex. We encourage you to read carefully the proxy statement, including its Annexes. You should consider the matters discussed under "Risk Factors Relating to the Merger" on page 10 of the enclosed proxy statement before voting on the merger.

   After careful consideration, the InSight board of directors has unanimously approved the merger agreement and the merger, and has unanimously determined that the merger is advisable and fair to, and in the best interests of, the InSight stockholders. The InSight board of directors unanimously recommends that you vote FOR the adoption of the merger agreement.

   Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us.

                                          Sincerely,

                                          Steven T. Plochocki
                                          President and Chief Executive
                                           Officer


    Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in the proxy statement or determined if the proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.


   The proxy statement is dated              , 2001 and is being first mailed
to InSight stockholders on or about              , 2001.

                      REFERENCES TO ADDITIONAL INFORMATION

   This proxy statement incorporates important business and financial information about InSight from documents that are not included in or delivered with this proxy statement. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from InSight at the following address and telephone number:

                         InSight Health Services Corp.
                         4400 MacArthur Blvd, Suite 800
                        Newport Beach, California 92660
                              Attention: Secretary
                           Telephone: (949) 476-0733

   If you would like to request documents, please do so by             , 2001
in order to receive them before the special meeting.

   See "Where You Can Find More Information" on page 57 of this proxy statement to learn how to obtain more information regarding InSight.

                               [LOGO OF INSIGHT]

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON             , 2001

                               ----------------

To the Stockholders of InSight:

   We will hold a special meeting of stockholders of InSight Health Services
Corp. on             , 2001, at       a.m., local time, at
                                 , for the following purposes:

  1. To approve a proposal to adopt the Agreement and Plan of Merger, dated as of June 29, 2001, by and among InSight, InSight Health Services Holdings Corp. and InSight Health Services Acquisition Corp., which provides that:

    (a) InSight Health Services Acquisition Corp. will be merged with and into InSight, with InSight continuing as the surviving corporation; and

    (b) each issued and outstanding share of InSight common stock will be converted into and represent the right to receive $18 in cash.

  2. To adjourn or postpone the special meeting for any reason, including to permit further solicitation of proxies.

  3. To transact such other business as may properly come before the meeting or any adjournments of the special meeting.

   Only holders of record of shares of InSight capital stock at the close of
business on              , 2001, the record date for the special meeting, are
entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the meeting.

   We cannot complete the merger unless it is approved by the InSight stockholders. The approval of the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of InSight common stock and preferred stock, as of the record date, voting as a single class, with the holders of InSight preferred stock voting on an as-if-converted basis. The holders of our capital stock will have appraisal rights under Delaware law in connection with the merger.

   For more information about the merger, please review the accompanying proxy statement, including the merger agreement attached as Annex I.

   All InSight stockholders are cordially invited to attend the special meeting in person. However, whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope. You may vote in person at the special meeting even if you have returned a proxy. If you do not vote by proxy or in person at the special meeting, it will count as a vote against approval of the merger agreement. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it is voted at the special meeting. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the proposal to approve the merger agreement.

   Please do not send any stock certificates at this time. If the merger is completed, you will be sent instructions regarding the surrender of your certificates.

                                          By action of the board of directors

                                          Marilyn U. MacNiven-Young
                                          Executive Vice President, General
                                          Counsel and Secretary

Newport Beach, California
     , 2001

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
SUMMARY TERM SHEET.........................................................   1
QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   7
MARKET PRICE INFORMATION...................................................   9
RISK FACTORS RELATING TO THE MERGER........................................  10
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS...........................  13
THE SPECIAL MEETING........................................................  14
  Date, Time and Place.....................................................  14
  Purpose of the Special Meeting...........................................  14
  Record Date; Stockholders Entitled to Vote; Quorum.......................  14
  The Board of Directors Recommendation....................................  14
  Vote Required............................................................  14
  Executive Officers and Directors Voting..................................  15
  Voting Agreements........................................................  15
  Voting of Proxies........................................................  15
  Revocability of Proxies..................................................  16
  Solicitation of Proxies..................................................  16
THE COMPANIES..............................................................  17
THE MERGER.................................................................  18
  General..................................................................  18
  Background to the Merger.................................................  18
  Reasons for the Merger...................................................  23
  Opinion of InSight's Financial Advisor...................................  24
  Interests of InSight's Directors and Executive Officers in the Merger....  31
  Accounting Treatment.....................................................  35
  Determination of the Merger Consideration................................  35
  Financing................................................................  35
  Payment for Shares.......................................................  38
  Effective Time of the Merger.............................................  39
  Delisting and Deregistration of InSight Common Stock.....................  39
  Material United States Federal Income Tax Consequences of the Merger.....  39
  Regulatory Matters.......................................................  40
  Appraisal Rights.........................................................  40
THE MERGER AGREEMENT.......................................................  43
  General..................................................................  43
  Conversion of Shares.....................................................  43
  Procedure for the Exchange of Stock Certificates.........................  43
  Representations and Warranties...........................................  44
  Conditions to the Merger.................................................  45
  Conduct of Business Pending the Merger...................................  46
  No Solicitation..........................................................  48
  Termination of the Merger Agreement......................................  50
  Termination Fees; Expenses...............................................  50
  Amendment; Extension and Waiver..........................................  51
  Expenses.................................................................  51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  52
2001 ANNUAL MEETING........................................................  57
WHERE YOU CAN FIND MORE INFORMATION........................................  57
OTHER MATTERS..............................................................  58


 Annex I    --   Agreement and Plan of Merger; First Amendment to Agreement
                 and Plan of Merger
 Annex II   --   Opinion of UBS Warburg LLC
 Annex III  --   Voting Agreements
 Annex IV   --   Section 262 of the Delaware General Corporation Law

                               SUMMARY TERM SHEET

   This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement and the other documents to which we refer you. In addition, we incorporate by reference important business and financial information about InSight into this proxy statement. You may obtain the information incorporated by reference without charge by following the instructions in the section "Where You Can Find More Information" on page 57. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Companies

 InSight (Page 17)

   InSight provides diagnostic imaging, treatment and related management services in 28 states throughout the United States.

   We deliver our services through regional networks of diagnostic imaging facilities, comprised of:

  . 90 mobile, including 82 magnetic resonance imaging and four positron emission tomography systems; and

  . 65 fixed-site centers operating 69 MRI systems. Approximately 42% of these are multi-modality centers, which typically include MRI and one or more of computed tomography, x-ray, mammography, ultrasound, nuclear medicine and bone densitometry services.

InSight's operations are located throughout the United States, with a substantial presence in California, Texas, New England, North Carolina, South Carolina and the Midwest (Illinois, Indiana and Ohio).

   The mailing address of our principal executive offices is 4400 MacArthur Blvd., Suite 800, Newport Beach, California 92660, and the telephone number is
(949) 476-0733.

 InSight Health Services Holdings Corp. and InSight Health Services Acquisition Corp. (Page 17)

   InSight Health Services Holdings Corp. and InSight Health Services Acquisition Corp. are newly-formed entities with no assets or operating histories, which were incorporated under the laws of the State of Delaware for the sole purpose of acquiring InSight. J.W. Childs Equity Partners II, L.P. beneficially owns approximately 80%, and Halifax Capital Partners, L.P. beneficially owns approximately 20%, of InSight Health Services Holdings Corp. InSight Health Services Acquisition Corp. is a wholly-owned subsidiary of InSight Health Services Holdings Corp. InSight Health Services Holdings Corp. is referred to in this proxy statement as InSight Holdings and InSight Health Services Acquisition Corp. is referred to as InSight Acquisition.


 Investor Group (Page 17)

   J.W. Childs Associates, L.P., a Boston-based private investment firm, manages $1.5 billion of institutional private equity through J.W. Childs Equity Partners, L.P. and J.W. Childs Equity Partners II, L.P. J.W. Childs Associates' investment strategy is to leverage the operating and financial experience of its partners and to invest, along with management, in middle-market growth companies. J.W. Childs Associates' principal executive offices are located at One Federal Street, 21st Floor, Boston, Massachusetts 02110.


   The Halifax Group, L.L.C., a private equity limited liability company with $200 million under management through Halifax Capital Partners, L.P., operates from offices in Washington, D.C., Fort Worth, Texas, Los Angeles, California and Raleigh, North Carolina. Halifax was formed in January 1999 to capitalize on opportunities for equity investments in small and mid-cap companies. Halifax leverages off of its investment team's experience and resources, and those of its affiliated funds Texas Pacific Group and Colony Capital. Halifax's principal executive offices are located at 1133 Connecticut Avenue, N.W., Suite 700, Washington, D.C. 20036, and 201 Main Street, Suite 2420, Fort Worth, Texas 76102.

The Special Meeting (Page 14)

   The InSight special meeting will be held on         , 2001, at           ,
starting at       a.m., local time.

 Purpose of the Special Meeting (Page 14)

   At the special meeting, InSight stockholders will be asked to consider and vote upon proposals to approve:

  .  the merger agreement;

  . to adjourn or postpone the special meeting for any reason, including to permit further solicitation of proxies; and

  . any other matters that are properly brought before the special meeting or any adjournment or postponement of the meeting.

   We cannot complete the merger unless the merger agreement is approved by the InSight stockholders.

 Stockholders Entitled to Vote (Page 14)

   Holders of record of shares of InSight common stock and InSight preferred stock at the close of business on the record date are entitled to notice of,
and to vote at, the special meeting. On the record date, there were     shares
of InSight common stock outstanding, which includes the preferred shares (on an as-if-converted basis), each of which will be entitled to one vote on each matter to be acted upon at the special meeting. On the record date, there were shares of InSight Series D preferred stock outstanding, which may be
converted into    shares of InSight common stock.

 Vote Required (Page 14)

   The approval of the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of InSight common stock and preferred stock, as of the record date, with the holders of InSight preferred stock voting on an as-if-converted basis.

Voting Agreements (Page 15)

   On June 29, 2001, each of General Electric Company, GE Fund and various entities affiliated with The Carlyle Group entered into a voting agreement with InSight Holdings and InSight Acquisition pursuant to which they have agreed, subject to the terms and conditions of the voting agreement, to vote the shares of InSight capital stock they beneficially own FOR adoption of the merger agreement. These InSight stockholders collectively beneficially own 6,882,239 shares of InSight common stock or approximately 69.5% of the outstanding shares of InSight common stock (on an as-if-converted basis) as of August 31, 2001. The voting agreements are attached hereto as Annex III. General Electric Company, GE Fund and the various entities affiliated with The Carlyle Group have also granted irrevocable proxies, including a power of attorney, to InSight Holdings and InSight Acquisition to vote their shares FOR adoption of the merger agreement. Pursuant to the voting agreements, each of General Electric Company, the GE Fund and the various entities affiliated with The Carlyle Group agreed to convert the InSight preferred stock they own into InSight Series D preferred stock prior to the record date, which has been completed. Such stockholders also agreed to further convert such Series D preferred stock into common stock prior to the consummation of the merger. The effect of the voting agreements described above is that the holders of a majority of the shares of InSight common stock (including the InSight preferred stock voting on an as-if-converted basis) have agreed to vote for adoption of the merger agreement and, therefore, absent unforeseen circumstances, the merger agreement will be approved at the special meeting. In addition, as provided for in the certificate of designation of the InSight Series D preferred stock, the holders of the InSight Series D preferred stock have the right to designate additional directors to serve on the InSight board of directors.


Security Ownership of Certain Beneficial Owners and Management (Page 52)

   Each of the directors and executive officers of InSight has advised InSight that he or she intends to vote all shares of InSight common stock he or she owns FOR adoption of the merger agreement. As of the record date, directors and
executive officers of InSight held and were entitled to vote approximately   %
of the outstanding shares of InSight common stock (assuming the conversion of InSight preferred stock into common stock).

The Merger (Page 18)


   Upon completion of the merger, InSight Acquisition will be merged with and into InSight, and InSight will survive the merger and become a wholly-owned subsidiary of InSight Holdings. Each issued and outstanding share of InSight common stock will be converted into the right to receive $18 in cash. The merger agreement provides that each share of InSight preferred stock will be converted into a share of InSight common stock immediately prior to the completion of the merger. Accordingly, assuming such conversion of your InSight preferred stock, you will receive the same per share consideration as the holders of InSight common stock on an as-if-converted basis.

   The merger agreement provides that holders of InSight stock options and warrants will receive a cash payment for each option or warrant, whether or not then exercisable, in an amount equal to the difference between the exercise price of the option or warrant and the per share consideration received by holders of InSight common stock in connection with the merger.

 The Board of Directors Recommendation (Page 14)

   The InSight board of directors believes that the merger is fair to, and in the best interests of, InSight and its stockholders, and unanimously recommends that holders of InSight capital stock vote FOR approval of the merger agreement. To review the background and reasons for the merger in greater detail, see pages 18 and 23.


 Risk Factors Relating to the Merger (Page 10)

   In evaluating the merger and the proposal to adopt the merger agreement, you should carefully consider the "Risk Factors Relating to the Merger."

 Opinion of InSight's Financial Advisor (Page 24)


   In connection with the merger, the InSight board of directors received a written opinion from InSight's financial advisor, UBS Warburg LLC, as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of InSight common stock. The full text of UBS Warburg's written opinion dated June 29, 2001 is attached to this proxy statement as Annex II. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. UBS Warburg's opinion is addressed to the InSight board and does not constitute a recommendation to any stockholder with respect to any matters relating to the proposed merger.

 Interests of InSight's Directors and Executive Officers in the Merger (Page
 31)


   Directors and executive officers of InSight have interests in the merger as directors or executive officers that are different from, or in addition to, those of other InSight stockholders. These interests include the following:

  . the continued indemnification of current directors and officers of InSight pursuant to the merger agreement;

  . the retention of certain executive officers of InSight as employees or consultants after the merger is completed pursuant to new employment agreements which, in some cases, provide for increased benefits, including stock options in InSight Holdings;

  . options and warrants held by InSight's directors, executive officers and employees will become fully vested as a result of the merger;

  . certain officers of InSight are parties to employment agreements that provide for severance payments following a "change in control," such as the merger, if such officers terminate his or her employment with InSight; and

  . the affiliation of certain of our directors with InSight's major stockholders.

 Financing (Page 35)


   InSight Holdings' and InSight Acquisition's obligation to complete the merger is contingent upon, among other things, obtaining the financing for the merger contemplated by commitment letters obtained by it at the time of execution of the merger agreement. InSight and InSight Holdings estimate that the total amount of funds necessary to complete the merger and related transactions is approximately $450 million. These funds are currently expected to come from the following sources:

  . an equity investment in InSight Holdings by J.W. Childs Equity Partners II, L.P. of up to $81.5 million, less the aggregate in-the-money value of the stock options of InSight that will be rolled over into stock options of InSight Holdings by four of InSight's executive officers at the closing of the merger (approximately $1.7 million);

  . an equity investment in InSight Holdings by Halifax Capital Partners, L.P. of up to $20 million;

  . borrowings by InSight in an aggregate amount of up to $145 million under a $275 million senior credit facility;

  . the issuance of $200 million of unsecured senior subordinated notes to be issued by InSight Acquisition (which will become obligations of InSight upon consummation of the merger of InSight Acquisition with and into InSight); and

  . cash balances of InSight of approximately $6.6 million at the closing of the merger, including option and warrant proceeds.

The financing arrangements listed above are expected to close concurrently with the closing of the merger.

   InSight Holdings is not required to obtain alternative financing if the financing arrangements listed above do not materialize. Accordingly, no alternative financing arrangements or alternative financing plans have been made by InSight Holdings.

 Management Following the Merger (Page 32)


   Upon the closing of the merger, Steven T. Plochocki, who is currently President and Chief Executive Officer of InSight; Patricia R. Blank, who is currently Executive Vice President and Chief Information Officer of InSight; Michael A. Boylan, who is currently Executive Vice President--Operations, Eastern Division of InSight; Thomas V. Croal, who is currently Executive Vice President and Chief Financial Officer of InSight; Michael S. Madler, who is currently Executive Vice President--Operations, Western Division of InSight; Brian G. Drazba, who is currently Senior Vice President--Finance and Controller of InSight; and Cecilia A. Guastaferro, who is currently Senior Vice President--Human Resources of InSight, will each serve in their current capacities with the surviving corporation.


 Conditions to the Merger (Page 45)

   The obligations of InSight, InSight Holdings and InSight Acquisition to complete the merger are subject to the satisfaction or waiver of several conditions, including:

  .  obtaining the approvals of InSight stockholders;

  .  obtaining the requisite regulatory approvals;

  .  performance of all agreements contained in the merger agreement;

  . the continued accuracy at the time of the merger of the representations and warranties made by InSight, InSight Holdings and InSight Acquisition in the merger agreement;

  . conversion of the issued and outstanding InSight preferred stock into common stock;

  . the availability of funds to InSight Holdings and/or InSight Acquisition necessary to complete the merger;

  . obtaining third-party consents, approvals and waivers required to be obtained in connection with the transactions contemplated by the merger agreement;

  .  there has not been a material adverse effect on InSight;

  . there is not outstanding any litigation which seeks to enjoin the completion of the merger and has a reasonable likelihood of success; and

  . InSight shall not have indebtedness, net of cash and cash equivalents, on a consolidated basis in excess of $222,500,000.

 Termination of the Merger Agreement (Page 50)

   The merger agreement may be terminated as follows:

  . by mutual written consent of InSight, InSight Holdings and InSight Acquisition;

  .  at the option of InSight Holdings, InSight Acquisition or InSight, if
     (a) the merger is not consummated by the later of October 8, 2001 and 35 days after the completion of the audit of the consolidated financial statements of InSight and its subsidiaries for the fiscal year ended June 30, 2001 and delivery thereof to InSight Holdings or (b) any court or governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action shall have become final and nonappealable;

  . by InSight Holdings, InSight Acquisition or InSight, if the merger is not approved by InSight stockholders;

  . by the InSight board of directors, upon its exercise of the fiduciary-out provision contained in the merger agreement, pursuant to which InSight may terminate the merger agreement and enter into an agreement with a third party which the InSight board of directors has deemed to be superior to the transactions contemplated by the merger agreement;


  . by InSight, if InSight Holdings or InSight Acquisition materially breaches its obligations set forth in the merger agreement, unless such breach is cured within 30 days after written notice to InSight Holdings by InSight; and

  . by InSight Holdings or InSight Acquisition, if InSight materially breaches its obligations set forth in the merger agreement, unless such breach is cured within 30 days after written notice to InSight by InSight Holdings or InSight Acquisition.

   Under certain circumstances, InSight may be required to pay InSight Holdings a termination fee of $7 million or reimburse up to $1 million of InSight Holdings' and its affiliates' expenses.

 Appraisal Rights (Page 40)


   Any InSight stockholder who does not wish to accept the consideration provided for in the merger agreement in exchange for his, her or its shares has the right under the Delaware General Corporation Law to receive the "fair value" of his, her or its shares of our capital stock as determined by a Delaware court. This "appraisal right" is subject to a number of restrictions and technical requirements. Generally, in order to perfect appraisal rights, a dissenting stockholder must:

  .  not vote in favor of adopting and approving the merger agreement; and

  . make a written demand for appraisal before the vote on the merger agreement.

   Merely voting against the merger agreement and the merger will not protect the right of appraisal. Annex IV to this proxy statement contains the applicable provisions of the Delaware General Corporation Law relating to appraisal rights.

 Material United States Federal Income Tax Consequences of the Merger (Page 39)

   The receipt of cash in exchange for shares of InSight common stock pursuant to the merger will be a taxable transaction for federal income tax purposes, unless you are exempt from taxes. You are urged to consult your tax advisor to determine the effect of the merger on you under federal, state, local and foreign tax laws.

 Regulatory Matters (Page 40)

   United States antitrust laws prohibit InSight and InSight Holdings from completing the merger until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. InSight and InSight Holdings filed the required notification and report forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission on July 6, 2001 and July 12, 2001, respectively. The applicable waiting period expired on July 23, 2001.

 Procedure for the Exchange of Stock Certificates (Page 43)

   If the merger is completed, a letter of transmittal will be sent to all holders of record of InSight capital stock, which will contain instructions for surrendering the holders' stock certificates. Please do not send your stock certificates with the proxy. You should not surrender your stock until you receive the letter of transmittal.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why is the InSight board of directors recommending that I vote in favor of the proposal to adopt the merger agreement?

A: After careful consideration, the InSight board of directors has unanimously approved the merger agreement and the merger, and has unanimously determined that the merger is advisable and fair to, and in the best interests of, the InSight stockholders. In reaching its decision to approve the merger agreement and the merger and to recommend adoption of the merger agreement by InSight stockholders, the InSight board of directors consulted with InSight management, as well as InSight's legal and financial advisors, and considered the terms of the proposed merger agreement and the transactions contemplated by the merger agreement. The InSight board of directors also considered each of the items set forth on pages 23 and 24.

Q: What will I receive in the merger if I own InSight common stock?

A: If the merger is completed, each share of your InSight common stock will be converted into the right to receive $18 in cash.

Q: What will I receive in the merger if I own InSight preferred stock?

A: The merger agreement provides that each share of InSight preferred stock will be converted into a share of InSight common stock immediately prior to the completion of the merger. Accordingly, assuming such conversion of your InSight preferred stock, you will receive the same per share consideration as the holders of InSight common stock on an as-if-converted basis.

Q: When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. We
   expect to complete the merger by             , 2001. However, it is
   possible that InSight, InSight Holdings and InSight Acquisition may agree to a later date.

Q: What do I need to know?

A: We urge you to read this proxy statement carefully, including its Annexes, and to consider how the merger would affect you as a stockholder. You also may want to review the documents referenced under "Where You Can Find More Information" on page 57.

Q: How do I vote?

A: Please indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed postage-paid return envelope as soon as possible so that your shares may be represented at the meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger agreement. If you abstain from voting or do not vote your shares by proxy or in person at the special meeting, it will have the same effect as a vote against the approval of the merger agreement.

Q: What vote is required to approve the merger?

A: The approval of the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of InSight common stock and preferred stock, as of the record date, voting as a single class, with the holders of InSight preferred stock voting on an as-if-converted basis. Only holders of record of InSight common stock and preferred stock at the
   close of business on September   , 2001, the record date, are entitled to
   notice of and to vote at the special meeting. A quorum is present at the special meeting for purposes of the vote of the holders of InSight common stock if a majority of the total number of shares of outstanding InSight common stock and preferred stock (with the preferred stock voting on an as-if-converted basis) which are issued and outstanding and entitled to vote on the record date are represented in person or by proxy. Shares of InSight common stock represented at the special meeting but not voting, including abstentions and broker non-votes, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Holders of record of InSight common stock and preferred stock on the record date are entitled to one vote per share of common stock (with the preferred stock voting on an as-if-converted basis) at the special meeting.

   Only shares voted for adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for adoption of the merger agreement. If you abstain from voting or do not vote, either in person or by proxy, it will count as a vote against adoption of the merger agreement.

Q: If my shares are held in a brokerage account or in "street name" by my broker, how will my shares be voted?

A: Your broker will not vote your shares unless you provide your broker with written instructions on how to vote. If you do not instruct your broker, your shares will not be voted, which will have the same effect as a vote against the adoption of the merger agreement. As a result, it is important that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: May I change my vote after I have mailed a signed proxy card?

A: Yes. You may change your vote in one of the following three ways at any time before your proxy is voted at the special meeting. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete a new, later-dated proxy card. Third, you can attend the meeting and vote in person. If you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of InSight, at the address listed below. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your vote or to vote in person at the special meeting.

Q: Should I send my certificates now?

A: No. After the merger is completed, we will send you written instructions for surrendering your stock certificates.

Q: What if the merger is not completed?

A: If the merger is not completed, InSight will continue to operate as an independent company. None of InSight Holdings, InSight Acquisition, InSight or any third party is under any obligation to make or consider any alternative proposal regarding the purchase of your InSight common stock. InSight may be required to pay a termination fee under the merger agreement if the merger is not completed.

Q: Whom do I call with questions?

A: InSight stockholders who have questions about the merger should contact:

                         InSight Health Services Corp.
                        4400 MacArthur Blvd, Suite 800
                        Newport Beach, California 92660
                      Attention: Chief Financial Officer
                           Telephone: (949) 476-0733

                            MARKET PRICE INFORMATION

   InSight common stock is traded on the national over-the-counter market and quoted on the Nasdaq Small Cap Market under the symbol "IHSC". The table below sets forth, for the quarters indicated, the reported high and low sales prices of our common stock.


                                                                  Common Stock
                                                                  -------------
                                                                   High   Low
                                                                  ------ ------
     Fiscal Year Ended June 30, 2000:
       First Quarter............................................. $ 6.94 $ 5.00
       Second Quarter............................................   6.50   4.63
       Third Quarter.............................................  11.50   5.69
       Fourth Quarter............................................   8.38   5.75

     Fiscal Year Ended June 30, 2001:
       First Quarter.............................................   9.00   6.00
       Second Quarter............................................  10.73   6.25
       Third Quarter.............................................  17.00   7.88
       Fourth Quarter............................................  19.80  11.00

     Fiscal Year Ended June 30, 2002:
       First Quarter (through September   , 2001)................


   On January 31, 2001, the last trading day prior to InSight's public announcement that it had retained UBS Warburg as its financial advisor to assist InSight in exploring strategic alternatives to enhance stockholder value, the Nasdaq Small Cap Market reported that the last sale price of our common stock was $10.50 per share.


   On June 29, 2001, the last full trading day prior to the public announcement of the signing of the merger agreement, the Nasdaq Small Cap Market reported that the last sale price of our common stock was $17.70 per share.

   On           , 2001, the most recent practicable date prior to the printing of this proxy statement, the Nasdaq Small Cap Market reported that the last
sale price of our common stock was $    per share.

   We urge you to obtain current market quotations for our common stock.

                      RISK FACTORS RELATING TO THE MERGER

   In addition to the other information included in this proxy statement, InSight stockholders should consider carefully the matters described below in determining whether to adopt the merger agreement.

The cash price per share will not be adjusted for changes in stock prices.

   The cash price per share that InSight stockholders will receive for each share of InSight common stock (on an as-if-converted basis) is fixed at $18. The market value of InSight common stock at the effective time of the merger may vary significantly from the closing price on the date the merger agreement was executed, the date of this proxy statement or the date on which the InSight stockholders vote on the merger agreement. These changes may result from a number of factors, including:

  .  market perception of the merger;

  .  changes in the business, operations or prospects of InSight;

  . market assessments of the likelihood that the merger will be completed and the timing of the merger; and

  .  general market and economic conditions.

   Because the merger consideration will not be adjusted to reflect changes in the market value of InSight common stock, the cash amount per share paid to InSight stockholders under the merger agreement may be higher or lower than the value of InSight common stock at the time the merger was approved by the InSight board of directors. We are not permitted to terminate the merger agreement or resolicit the vote of InSight stockholders because of changes in the market price of the InSight common stock.

Our directors and executive officers have conflicts of interest that may influence them to support and approve the merger.

   Our directors and executive officers participate in arrangements that provide them with interests in the merger that are different from, or are in addition to, your interests as a stockholder.

   Our directors and executive officers hold options and warrants to purchase shares of InSight common stock that will become fully vested as a result of the merger. Except for options to purchase a total of 175,990 shares of InSight common stock held by Steven T. Plochocki, Michael A. Boylan, Thomas V. Croal and Michael S. Madler, which will be exchanged for options to purchase the common stock of InSight Holdings, our directors and executive officers will receive a cash payment for each of their outstanding options in an amount equal to the difference between the exercise price of the option and $18, multiplied by the number of shares of InSight common stock underlying the option. The merger will also trigger the right to receive monetary compensation (ranging from 12 months to 24 months of the officer's current salary) and, in some cases, health insurance benefits for a limited period of time (ranging from 12 to 24 months) if the executive officer leaves InSight after the merger under employment agreements between InSight and some of its executive officers. Effective as of the closing of the merger, Messrs. Plochocki, Boylan, Croal and Madler, Patricia R. Blank, Brian G. Drazba and Cecilia A. Guastaferro (seven of InSight's current executive officers) have entered into new employment agreements which, in some cases, provide for increased benefits, including stock options in InSight Holdings.


   In addition, one of InSight's directors is a designee of the General Electric Company (Jerome C. Marcus) and two of InSight's directors are designees of The Carlyle Group (W. Robert Dahl and Glenn A. Youngkin), the owners of the InSight preferred stock. Each of the General Electric Company and The Carlyle Group have had, or currently have, a business relationship with Halifax and/or its affiliates.

   With respect to the General Electric Company, GE Capital Equity Holdings, Inc., an indirect wholly owned subsidiary of the General Electric Company, became a limited partner in Halifax in 1999 by executing the Halifax limited partnership agreement. Under this partnership agreement, the limited partners of Halifax have agreed to contribute various amounts of capital to Halifax from time to time to allow Halifax to make investments in, or to acquire, various companies. The sum of the capital commitments from the limited partners is $200 million, of which GE Capital Equity Holdings has committed to contribute up to $10 million. The capital contributions are not satisfied in one payment but rather over time. The general partner of Halifax, after identifying and analyzing potential investments or acquisitions, notifies the various limited partners of a capital call and the individual capital contribution required from each limited partner at that time. Since becoming a limited partner of Halifax, GE Capital Equity Holdings, in accordance with the various capital calls made from time to time by the general partner, has contributed approximately $3 million to Halifax. GE Capital Equity Holdings, with the consent of the general partner, has elected not to make its capital contribution to Halifax (which would have been approximately $1 million) with respect to Halifax's acquisition of InSight pursuant to the merger.


   Halifax, like many private equity funds, utilizes an advisory board that is available to advise the general partner on potential investments or acquisitions by Halifax. The Halifax advisory board must approve transactions above a particular size or that present conflicts of interests (such as transactions between Halifax and the general partner) and settlements of claims above a particular amount. The Halifax advisory board, which consists of three representatives of the Halifax limited partners, includes a nominee of GE Capital Equity Holdings. Because none of the particular factors that would trigger advisory board approval were present, the Halifax advisory board was not asked to, and did not, directly or indirectly, approve Halifax's participation in the merger. The advisory board did unanimously determine that the merger would not constitute a conflict of interest under the Halifax limited partnership agreement.





   With respect to The Carlyle Group, David W. Dupree, a managing director of The Halifax Group, L.L.C., in his individual capacity, is the record holder of 10,000 shares of InSight common stock. Prior to joining The Halifax Group, L.L.C., Mr. Dupree was a managing director and partner of The Carlyle Group. While at Carlyle, Mr. Dupree served as one of Carlyle's nominees to the InSight board of directors during which time he acquired 10,000 shares. Mr. Dupree's association with Carlyle ended in December 1998. He resigned as a member of the InSight board of directors in December 1999. Mr. Dupree has a limited economic interest in certain investments of Carlyle, including Carlyle's investment in InSight.

   As a result, our directors and executive officers could be more likely to vote to approve the merger agreement than if they did not hold these interests. You should consider whether these interests may have influenced our directors and executive officers to support and recommend the merger. For additional information concerning these interests, see "Interests of InSight's Directors and Executive Officers in the Merger" on page 31.


If InSight fails to obtain all required consents and waivers, third parties may terminate or alter existing contracts.

   InSight is required to obtain the consent of, and waivers from, its lenders under its primary bank credit facility in connection with the merger. If the approvals and waivers are not obtained, the credit facility could be declared in default and the borrowings under the credit facility would become immediately due and payable. J.W. Childs and Halifax have arranged financing which will provide them with the necessary funds to refinance certain of InSight's existing indebtedness. Please review the section "Financing" on page 35 of this proxy statement for more information regarding the financing arrangements made by J.W. Childs and Halifax. To the extent InSight's existing indebtedness is refinanced, InSight will not be required to obtain consents or waivers from its existing lenders that are paid in full in connection with the refinancing.


   In addition, in connection with the closing of the merger, InSight is required to obtain consents from regulatory authorities in Connecticut and Mississippi related to the transfer of certificates of need related to the facilities located in those states. Contemporaneous with the completion of the merger, InSight Acquisition will repurchase by tender offer the outstanding indebtedness under our senior subordinated notes. If any of our senior subordinated notes are outstanding after the tender offer is consummated, the holders of the notes may require InSight to purchase the outstanding indebtedness under the notes upon the closing of the merger.

   InSight has agreed to use reasonable efforts to secure the necessary approvals and waivers. However, we cannot assure you that we will be able to obtain all of the necessary approvals and waivers.

Failure to complete the merger or delays in completing the merger could negatively impact InSight's stock price and future business and operations.

   If the merger is not completed for any reason, InSight may be subject to a number of material risks, including the following:

  . InSight may be required to pay to InSight Holdings a termination fee of $7 million;

  . InSight may be required to reimburse up to $1 million of the expenses incurred by InSight Holdings and its affiliates in connection with the merger;

  . the price of InSight common stock may decline to the extent that the current market price of InSight common stock reflects a market assumption that the merger will be completed; and

  . costs related to the merger, such as legal, accounting and financial advisor fees, must be paid even if the merger is not completed.

   In addition, current and prospective employees of InSight may experience uncertainty about their future roles with the surviving corporation until after the merger is completed or if the merger is not completed. This may adversely affect the ability of InSight to attract and retain key management, marketing and technical personnel.

   Further, if the merger is terminated and the InSight board of directors determines to seek another merger or business combination, we cannot assure you that it will be able to find a transaction providing as much stockholder value as this merger. While the merger agreement is in effect, subject to certain limited exceptions, we are prohibited from soliciting, initiating or encouraging or entering into any extraordinary transactions, such as a merger, sale of assets or other business combination, with any third party.

The financing which is necessary to complete the merger is not assured.

   InSight Holdings' obligation to complete the merger is contingent upon, among other things, obtaining the financing contemplated in the commitment letters obtained by it at the time of execution of the merger agreement. InSight Holdings is not required to obtain alternative financing if these financing arrangements do not materialize. Accordingly, no alternative financing arrangements or alternative financing plans have been made by InSight Holdings. Since the financing for the merger is not assured, we are unable to assure you that InSight Holdings will be able to obtain the financing required to complete the merger. If InSight Holdings is unable to obtain the necessary financing, the merger will not be completed and, as a result, you will remain an InSight stockholder.

   The terms of this financing are discussed in greater detail on page 35 of this proxy statement. You are encouraged to read this information carefully.

                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

   This proxy statement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management of InSight, InSight Holdings and InSight Acquisition, based on information currently available to each company's management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, we are making forward-looking statements. Forward-looking statements include statements by InSight, InSight Holdings and InSight Acquisition concerning the expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

   Our management cautions the reader that the actual results or experience could differ materially from the forward-looking statements as a result of many factors, including, but not limited to:

  .  the availability of financing;

  .  limitations and delays in reimbursement by third party payors;


  .  contract renewals and financial stability of customers;

  .  conditions within the healthcare environment;

  .  adverse utilization trends for certain diagnostic imaging procedures;

  .  our ability to successfully integrate acquisitions;


  . failure by InSight, InSight Holdings and InSight Acquisition to complete the merger on a timely basis or at all;

  . the inaccuracy of financial, regulatory and market trends considered by InSight and our advisors in evaluating the merger;

  .  competition in our markets;

  . the potential for rapid and significant changes in technology and their effect on our operations;

  .  operating, legal, governmental and regulatory risks; and

  .  economic, political and competitive forces affecting our business.


   In addition, these risks and uncertainties include those uncertainties and risks set forth in the reports InSight files with the Securities and Exchange Commission and those that are identified, among other places, under "Risk Factors Relating to the Merger" and "The Merger--Reasons for the Merger."

   You should consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by InSight, InSight Holdings or InSight Acquisition or persons acting on their behalf. Prior to the special meeting, InSight undertakes the obligation to release publicly any revisions to any forward-looking statements contained in this proxy statement to reflect events or circumstances after the date of this document, but only to correct any statement which may have become materially false or misleading.

                              THE SPECIAL MEETING

   We are furnishing this proxy statement to InSight stockholders as part of the solicitation of proxies by the InSight board of directors for use at the special meeting.

Date, Time and Place

   The special meeting will be held at                      , at       a.m.,
local time, on         , 2001.

Purpose of the Special Meeting

   At the special meeting, the InSight stockholders will be asked to consider and vote upon proposals to approve:

  .  the merger agreement, which provides that:

   (a) InSight Acquisition will be merged with and into InSight, with InSight surviving the merger; and

   (b) each issued and outstanding share of InSight common stock will be converted into and represent the right to receive $18 in cash;

  . adjourning or postponing the special meeting for any reason, including to permit further solicitation of proxies; and


  . any other matters that are properly brought before the InSight special meeting or any adjournment or postponement of the meeting.

Record Date; Stockholders Entitled to Vote; Quorum

   Only holders of record of InSight common stock and preferred stock at the
close of business on           , 2001, the record date, are entitled to notice
of and to vote at the special meeting. On the record date,      shares of
InSight common stock (including shares of InSight Series D preferred stock on an as-if-converted basis) were issued and outstanding and held by
approximately      holders of record, respectively. A quorum is present at the special meeting for purposes of the vote of the holders of InSight common stock if a majority of the total number of shares of outstanding InSight common stock and preferred stock (with the preferred stock voting on an as-if-converted basis) which are issued and outstanding and entitled to vote on the record date are represented in person or by proxy. Shares of InSight common stock represented at the special meeting but not voting, including abstentions and broker non-votes, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. If a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of InSight common stock and preferred stock on the record date are entitled to one vote per share of common stock (with the preferred stock voting on an as-if-converted basis) at the special meeting.


The Board of Directors Recommendation

   The InSight board of directors has determined that the merger is advisable and fair to, and in the best interests of, InSight stockholders, has unanimously approved the merger agreement and the merger, and unanimously recommends that the InSight stockholders vote FOR adoption of the merger agreement.

Vote Required

   The approval of the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of InSight common stock and preferred stock, as of the record date, voting as a single class, with the holders of InSight preferred stock voting on an as-if-converted basis.

   If you abstain from voting or do not vote, either in person or by proxy, it will have the effect of a vote against adoption of the merger agreement.

Executive Officers and Directors Voting

   On the record date, directors and executive officers of InSight beneficially
owned approximately    % of the outstanding shares of InSight common stock
(assuming the conversion of InSight preferred stock into common stock). Each of our directors and executive officers has advised us that he or she intends to vote all shares of InSight capital stock over which he or she has or shares voting control FOR adoption of the merger agreement.

Voting Agreements

   On June 29, 2001, each of General Electric Company, GE Fund and various entities affiliated with The Carlyle Group, which collectively beneficially own 6,882,239 shares of InSight common stock or approximately 69.5% of the outstanding InSight common stock (on an as-if-converted basis) as of August 31, 2001, entered into a voting agreement with InSight Holdings and InSight Acquisition pursuant to which they have agreed, subject to the terms and conditions of the voting agreement, to vote the shares of InSight capital stock they beneficially own FOR adoption of the merger agreement. The voting agreements are attached hereto as Annex III. Each of General Electric Company, GE Fund and the various entities affiliated with The Carlyle Group have also granted irrevocable proxies, including a power of attorney, to InSight Holdings to vote its shares FOR adoption of the merger agreement. Pursuant to the voting agreements, each of General Electric Company, GE Fund and the various entities affiliated with The Carlyle Group agreed to convert the InSight preferred stock they own into InSight Series D preferred stock prior to the record date, which has been completed. Such stockholders also agreed to further convert such Series D preferred stock into common stock prior to the consummation of the merger. The effect of the voting agreements described above is that the holders of a majority of the shares of InSight common stock (including the InSight preferred stock voting on an as-if-converted basis) have agreed to vote for adoption of the merger agreement and, therefore, absent unforeseen circumstances, the merger agreement will be approved at the special meeting. In addition, as provided for in the certificate of designation of the InSight Series D preferred stock, the holders of the Series D preferred stock have the right to designate additional directors to serve on the InSight board of directors.


Voting of Proxies

   All shares which are entitled to vote and are represented by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting in the manner indicated on the proxies. Properly executed proxies that do not contain voting instructions will be voted FOR adoption of the merger agreement.

   Only shares voted for adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for adoption of the merger agreement. If you abstain from voting or do not vote, either in person or by proxy, it will count as a vote against adoption of the merger agreement. Brokers who hold shares of common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. Those non-voted shares are referred to as broker non-votes and count as votes against adoption of the merger agreement. Thus, if your shares are held in street name and you do not instruct your broker how to vote your shares, your shares will count as votes against adoption of the merger agreement.

   We do not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, the InSight board of directors properly presents other matters, the persons named as proxies will vote on those other matters in accordance with their judgment. In addition, you are being asked to authorize the persons named as proxies to vote on adjournments or postponements of the special meeting for any reason, including to permit further solicitation of proxies. If you vote FOR granting authority to the persons named as proxies, these individuals may propose and vote for one or more adjournments or postponements of the special meeting for any reason.

Revocability of Proxies

   The grant of a proxy on the enclosed form of proxy does not preclude you from voting in person at the special meeting. You may revoke a proxy at any time by:

  . filing with the Secretary of InSight, before the proxy is voted at the special meeting, a duly executed written notice of revocation of proxy which is dated later than the proxy;

  . before the proxy is voted at the special meeting, submitting a duly executed later-dated proxy to the Secretary of InSight; or

  . voting in person at the special meeting, although attendance at the special meeting will not itself constitute revocation of a proxy.

   Any written notice of revocation or subsequent proxy should be sent to InSight Health Services Corp., 4400 MacArthur Blvd., Suite 800, Newport Beach, California 92660, Attention: Secretary, or hand delivered to the Secretary of InSight at or before the taking of the vote at the special meeting.

Solicitation of Proxies

   Proxies for use at the special meeting are being solicited by the InSight board of directors. Proxies will be solicited principally by mail. The entire cost of the solicitation of proxies will be borne by InSight, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. InSight will reimburse brokers or other persons holding our common stock in their name or in the names of their nominees for the benefit of other beneficial owners for their expenses in sending proxies and proxy materials to beneficial owners. In addition to solicitation by mail, certain directors, officers and regular employees of InSight, who will receive no special compensation for their services, may solicit proxies personally or by telephone or facsimile.

   Please do not send stock certificates with your proxy. A transmittal form with instructions for tendering InSight capital stock certificates will be mailed to you as soon as practicable after completion of the merger.

                                 THE COMPANIES

InSight

   InSight provides diagnostic imaging, treatment and related management services in 28 states throughout the United States.

   We deliver our services through regional networks of diagnostic imaging facilities, comprised of:

  . 90 mobile, including 82 magnetic resonance imaging and four positron emission tomography systems; and

  . 65 fixed-site centers operating 69 MRI systems. Approximately 42% of these are multi-modality centers, which typically include MRI and one or more of computed tomography, x-ray, mammography, ultrasound, nuclear medicine and bone densitometry services.


InSight's operations are located throughout the United States, with a substantial presence in California, Texas, New England, North Carolina, South Carolina and the Midwest (Illinois, Indiana and Ohio).

   The mailing address of our principal executive offices is 4400 MacArthur Blvd., Suite 800, Newport Beach, California 92660, and the telephone number is
(949) 476-0733.

InSight Holdings and InSight Acquisition

   InSight Holdings and InSight Acquisition were incorporated under the laws of the State of Delaware solely for the purpose of acquiring InSight. J.W. Childs Equity Partners II, L.P. beneficially owns approximately 80% of the common stock of InSight Holdings and Halifax Capital Partners, L.P. beneficially owns approximately 20% of the common stock of InSight Holdings. InSight Acquisition, which is a wholly-owned subsidiary of InSight Holdings, will be merged with and into InSight and InSight will be the surviving corporation. As a result of the merger, InSight will become a wholly-owned subsidiary of InSight Holdings.


   InSight Holdings and InSight Acquisition are newly-formed entities, with no assets or operating histories, which were incorporated under the laws of the State of Delaware for the sole purpose of acquiring InSight. Accordingly, InSight Holdings and InSight Acquisition do not have an operating history and will not have any assets prior to receiving the equity investments of J.W. Childs and Halifax, which is expected to occur concurrently with the closing of the merger.


Investor Group

   J.W. Childs Associates, L.P., a Boston-based private investment firm, manages $1.5 billion of institutional private equity through J.W. Childs Equity Partners, L.P. and J.W. Childs Equity Partners II, L.P. J.W. Childs' investment strategy is to leverage the operating and financial experience of its partners and to invest, along with management, in middle-market growth companies. J.W. Childs Associates' principal executive offices are located at One Federal Street, 21st Floor, Boston, Massachusetts 02110. J.W. Childs Associates, J.W. Childs Equity Partners and J.W. Childs Equity Partners II are Delaware limited partnerships.

   The Halifax Group, L.L.C., a private equity limited liability company with $200 million under management through Halifax Capital Partners, L.P., operates from offices in Washington, D.C., Fort Worth, Texas, Los Angeles, California, and Raleigh, North Carolina. Halifax was launched in January 1999 to capitalize on opportunities for equity investments in small and mid-cap companies. Halifax primarily focuses on domestic investment opportunities, and has a national presence providing access to companies with a strong regional or broader U.S. base. Halifax selects investments with sustainable long-term growth opportunities and compelling long-term value propositions. The partners of Halifax have numerous years of experience as principal investors, having worked with some of the most successful and reputable investment funds in the industry. Halifax leverages off of its investment team's experience and resources, and those of its affiliated funds Texas Pacific Group and Colony Capital. Halifax's principal executive offices are located at 1133 Connecticut Avenue, N.W., Suite 700, Washington, D.C. 20036, and 201 Main Street, Suite 2420, Fort Worth, Texas 76102. Halifax is a Delaware limited liability company.

                                   THE MERGER

   The following discussion summarizes the material terms of the merger. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. We urge stockholders to read this proxy statement, the merger agreement and the other documents referred to herein carefully for a more complete understanding of the merger.

General

   The merger will be completed if the required approvals of the InSight stockholders are obtained and all other conditions contained in the merger agreement are satisfied or waived. Upon completion of the merger, InSight Acquisition will be merged with and into InSight. InSight will survive the merger, becoming a wholly-owned subsidiary of InSight Holdings, and the separate corporate existence of InSight Acquisition will cease. In the merger, each issued and outstanding share of InSight common stock will be converted into the right to receive $18 in cash, without interest. Each outstanding warrant and option to purchase InSight common stock will be canceled and thereafter represent the right to receive the excess, if any, of the difference between $18 per share and the warrant's or option's, as applicable, per share exercise price.

   The merger agreement provides that each share of InSight preferred stock will be converted into a share of InSight common stock immediately prior to the completion of the merger. Accordingly, if you hold InSight preferred stock, you will receive the same per share consideration as the holders of InSight common stock.

Background to the Merger

   At a meeting of the InSight board of directors on October 10, 2000, in connection with its review of InSight's business plan, the board discussed InSight's future prospects and the ongoing consolidation occurring in the diagnostic imaging industry. The InSight board of directors also discussed various strategic alternatives, including the public or private sale of equity securities, obtaining additional debt financing, the sale of InSight and a merger with a company seeking to expand its healthcare services. In reviewing these strategic alternatives, the InSight board of directors also considered the amount of capital necessary for InSight to expand its operations, which InSight management estimated to equal up to $210 million over a four year period, and the lack of an active public market for InSight common stock.

   On November 14, 2000, the InSight board of directors authorized three members of the board and InSight's Chief Financial Officer to interview potential financial advisors to assist InSight in identifying and evaluating strategic alternatives.

   On December 5, 2000, the InSight board of directors appointed a special committee of directors, consisting of Frank E. Egger (chairman of the InSight board of directors), Jerome C. Marcus (the board member designated by the General Electric Company) and W. Robert Dahl (a board member designated by The Carlyle Group) (or Glenn A. Youngkin (a board member designated by The Carlyle Group), in the absence of Mr. Dahl), to negotiate an engagement letter with a financial advisor, evaluate and negotiate proposals or offers involving the purchase or other acquisition of InSight capital stock or a business combination with InSight and provide progress reports to the InSight board of directors.

   On February 1, 2001, InSight publicly announced that it had retained UBS Warburg LLC as its exclusive financial advisor to assist InSight in exploring strategic alternatives to enhance stockholder value, including through a merger, sale or recapitalization of InSight. In light of its fiduciary duties to the InSight stockholders and in furtherance of the exercise of its business judgment, the InSight board of directors directed UBS Warburg to conduct an auction process on InSight's behalf that was designed and implemented in a manner that would result in a transaction with the highest value to the InSight stockholders. The InSight board of directors did not place any restrictions on the auction process.

   Beginning on February 3, 2001, 63 potential buyers, both strategic and financial, were contacted, including J.W. Childs and Halifax. The strategic buyers contacted have current market capitalization of approximately
$72 million to $23.8 billion and the financial buyers, for which information was publicly available, have assets currently under management of approximately $130 million to $38 billion. Forty-two of the potential buyers (35 financial buyers, including J.W. Childs and Halifax, and seven strategic buyers) executed confidentiality agreements with InSight. InSight delivered a confidential information memorandum, which included a description of InSight's business, an overview of the diagnostic imaging industry, information concerning the backgrounds of InSight's executive officers and InSight's financial performance, to each potential buyer that had executed a confidentiality agreement. After consulting with InSight management and UBS Warburg, InSight selected strategic buyers that were in InSight's industry or that were likely to be interested in entering the industry and financial buyers that would likely regard InSight as an attractive investment.


   During February 2001, InSight management held discussions with each of the potential buyers that had executed a confidentiality agreement concerning InSight's business, operations and financial condition.

   In mid-March 2001, InSight received 13 preliminary indications of interest, all of which were submitted by financial buyers. Each preliminary indication of interest proposed a cash merger, with per share purchase price ranges as set forth in the following table:



                   Low                                                   High
                  ------                                                ------
                  $13.15                                                $15.70
                   15.00                                                 17.00
                   14.00                                                 17.00
                   17.00                                                 19.00
                   18.00                                                 20.00
                   18.00                                                 20.00
                   20.00                                                   --
                   19.10                                                 20.80
                   19.00                                                 21.00
                   20.00                                                 22.00
                   20.00                                                 22.00
                   19.10                                                 22.50
                   18.25                                                 22.95


   After consultation with InSight management and UBS Warburg, the InSight special committee authorized InSight management and UBS Warburg to pursue discussions with seven of the potential buyers, including J.W. Childs and Halifax. In addition to stating a preliminary purchase price, each of the seven indications of interest that were selected provided that the transaction would be financed through a combination of equity and debt financing. The indications of interest also provided that they were non-binding and subject to several conditions, including the satisfactory completion of due diligence, the attainment of satisfactory financing, the negotiation of a definitive purchase agreement, the negotiation of employment arrangements with InSight management and the receipt of regulatory approval. In reaching its decision, the InSight special committee considered various factors, including:

  . the size of the investment funds managed by each of the potential financial buyers, which provided an indication of whether a potential financial buyer had the financial resources to make the capital contributions necessary to acquire InSight;

  . since a failed merger attempt would likely adversely affect InSight's operations and the trading price of InSight common stock, the reputation of each of the potential buyers and their history of closing transactions;

  . because each indication of interest proposed a cash transaction, each potential buyer's ability to obtain the financing necessary to complete the acquisition; and

  . the terms set forth in each preliminary indication of interest, including the purchase price, which one potential buyer expressed as approximately $20 per share and six potential buyers expressed as a per share purchase price range (ranging from a low of $17 to $20 per share and a high of $19 to $22.50 per share).


After reviewing each of the preliminary indications of interest and considering each potential buyer in light of the above factors, the special committee determined that the seven selected parties presented the best opportunity for InSight to receive an acquisition proposal that maximized stockholder value.

   By March 16, 2001, each of the seven potential buyers were contacted and informed of the process for conducting due diligence and submitting future proposals.

   On March 20, 2001, the seven potential buyers began attending management presentations at InSight and, together with their financial and legal advisors, commenced due diligence. An eighth potential buyer, a strategic buyer in the diagnostic imaging industry, began due diligence on April 23, 2001. The preliminary due diligence process ended on May 4, 2001. Discussions concerning the negotiation of financial terms of any future proposal by each of the eight potential buyers were initially conducted by UBS Warburg at the direction of InSight.


   On May 4, 2001, InSight received revised proposals from two potential buyers, including a proposal from J.W. Childs and Halifax. The J.W. Childs and Halifax proposal provided for a purchase price of not less than $17 per share of InSight capital stock. With their proposal, J.W. Childs and Halifax submitted preliminary financing commitment letters and written comments to the draft merger agreement prepared by InSight's legal advisors. The J.W. Childs and Halifax proposal also stated that each group would need to conduct further due diligence.


   The second proposal was submitted by another financial buyer, UBS Capital Americas LLC. In its proposal, the second bidder indicated that, subject to completing additional due diligence, it may be prepared to offer a purchase price of $18 per share for InSight common stock, which would be financed through a combination of equity and debt financing. The second proposal did not attach comments to the draft merger agreement or financing commitment letters. The other potential buyers, including the strategic buyer, indicated that they were no longer interested in pursuing an acquisition of InSight.


   On May 7, 2001, the InSight board of directors met to discuss the terms and conditions of each proposal. In particular, the InSight board of directors discussed the following:

  .  the per share purchase price described in each proposal;

  . the amount of due diligence performed by each party and whether further due diligence would result in a party reducing the per share purchase price described in the proposals;

  .  the financing commitments obtained by J.W. Childs and Halifax;

  . the likelihood and ability of the parties to complete an acquisition of InSight, including their ability to obtain the necessary financing; and

  .  J.W. Childs' and Halifax's comments to the draft merger agreement.

Following this discussion, the InSight board of directors authorized InSight management and UBS Warburg to further negotiate the terms of the proposals submitted by J.W. Childs and Halifax and the second bidder.

   On May 10 and May 11, 2001, at a meeting of the InSight board of directors, InSight management and UBS Warburg informed the board that J.W. Childs and Halifax had revised their proposal to provide for a purchase price of not less than $18 per share of InSight capital stock and that J.W. Childs and Halifax had indicated that they would not proceed with a transaction unless InSight agreed to negotiate exclusively with J.W. Childs and Halifax for a certain period of time. UBS Warburg also informed the InSight board of directors that the second bidder had indicated that it was no longer interested in pursuing an acquisition of InSight. After discussion, the InSight board of directors authorized InSight management and InSight's legal and financial advisors to negotiate the terms of an exclusivity agreement with J.W. Childs and Halifax.

   In reaching its decision to negotiate with J.W. Childs and Halifax, the InSight board of directors considered, among other factors, the following:

  . the financing commitment letters submitted by J.W. Childs and Halifax, which indicated that they would be able to obtain the necessary financing to complete the acquisition of InSight;

  . the comments to the draft merger agreement submitted by J.W. Childs and Halifax, which were determined to be within the range of terms for similar transactions; and

  . the amount and extent of due diligence performed by J.W. Childs and Halifax.

   From May 10 through May 14, 2001, the InSight special committee, Marilyn U. MacNiven-Young (InSight's General Counsel) and InSight's legal and financial advisors had numerous conversations with J.W. Childs and Halifax concerning the exclusivity agreement.


   On May 14, 2001, a meeting of the InSight board of directors was held to consider the exclusivity agreement proposed by J.W. Childs and Halifax. After discussion, the InSight board of directors authorized InSight management to execute the exclusivity agreement, which was executed on May 14, 2001. The exclusivity agreement provided for, among other things (including limited expense reimbursement and breakup fee provisions), an obligation to exclusively negotiate with J.W. Childs and Halifax through June 8, 2001 (with a one week extension at the option of J.W. Childs and Halifax), except in limited circumstances. This exclusivity period was subsequently extended through June 29, 2001, as discussed below. In extending the duration of the exclusivity period on three separate occasions, the InSight board of directors and the special committee, as applicable, evaluated the status of the negotiations to determine whether J.W. Childs and Halifax were negotiating in good faith and the likelihood that an acceptable merger agreement could be reached in the near future. The InSight board of directors and the special committee also considered the fact that no other party had approached InSight concerning a transaction, including the other parties that had previously submitted preliminary indications of interest.

   From May 14 through June 29, 2001, J.W. Childs and Halifax and their legal, accounting, financial and other advisors continued to conduct due diligence.

   At two separate meetings held on May 21, 2001 and June 11, 2001, the InSight board of directors further evaluated and discussed the J.W. Childs and Halifax proposal. At these meetings, the InSight board of directors also considered other strategic alternatives with InSight management and UBS Warburg, including equity financing alternatives and a recapitalization.

   On May 31, 2001, J.W. Childs and Halifax met with InSight senior management to discuss their potential involvement in InSight following the closing of the proposed merger.

   On June 15, 2001, the InSight special committee held a meeting at which InSight management discussed the progress of negotiations with J.W. Childs and Halifax on the merger agreement and the status of J.W. Childs' and Halifax's due diligence. The InSight special committee also discussed J.W. Childs' and Halifax's request to extend the exclusivity period provided for in the exclusivity agreement. After discussion, the InSight special committee authorized the extension of the exclusivity period to June 20, 2001. Prior to extending the exclusivity period, the InSight special committee required that J.W. Childs and Halifax provide a copy of the substantially negotiated financing commitment letters, which J.W. Childs and Halifax provided to InSight.

   From June 12 through June 15, 2001, Ms. MacNiven-Young, together with InSight's legal advisors, held numerous conference calls with J.W. Childs' and Halifax's legal advisors to discuss and negotiate the terms and conditions of the merger agreement.


   From June 19 through June 21, 2001, representatives of InSight (Ms. MacNiven-Young, Thomas V. Croal (InSight's Chief Financial Officer) and Messrs. Dahl and Marcus), J.W. Childs and Halifax, together with their legal advisors, met in person to further discuss and negotiate the terms and conditions of the merger agreement. Mr. Youngkin participated by telephone.

   On June 20, 2001, the InSight board of directors met to consider a second request by J.W. Childs and Halifax to extend the exclusivity period provided for in the exclusivity agreement. Following a discussion with management and InSight's legal advisors as to the status of the negotiations concerning the merger agreement, the InSight board of directors agreed to extend the exclusivity period through June 25, 2001.


   On June 25, 2001, the InSight board of directors held a meeting at which InSight management discussed the status of the negotiation of the merger agreement and other merger related matters.

   On June 27, 2001, following an update as to the status of the negotiations concerning the merger agreement by InSight management and InSight's legal advisors, the InSight special committee authorized InSight management to extend the exclusivity period provided for in the exclusivity agreement until June 29, 2001.

   From June 24 through June 28, 2001, Ms. MacNiven-Young and InSight's legal advisors held numerous conference calls with the legal advisors of J.W. Childs and Halifax to finalize the terms and conditions of the merger agreement.


   On June 29, 2001, the InSight board of directors held a telephonic meeting to discuss the final terms of the J.W. Childs and Halifax proposal to acquire InSight, including the terms and conditions of the proposed merger agreement. Each of the members of the InSight board of directors attended the meeting. Prior to the meeting, each board member received a copy of the proposed merger agreement and information about the proposed merger and InSight. At the meeting, InSight management and InSight's legal and financial advisors reviewed various aspects of the proposed transaction with the board, including:

  .  the reasons for, and financial overview of, the proposed transaction;

  . the potential benefits and risks of approving the merger agreement and consummating the proposed transaction;

  .  the principal terms of the merger agreement;

  .  the future prospects of InSight; and

  . the principal terms of the voting agreements between the InSight Holding, InSight Acquisition, General Electric Company, GE Fund and various entities affiliated with The Carlyle Group.


   In addition, at the meeting, UBS Warburg reviewed with the InSight board of directors its financial analysis of the merger consideration and rendered to the InSight board an oral opinion (which opinion was confirmed by delivery of a written opinion dated the same date) to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken described in its written opinion, the merger consideration was fair, from a financial point of view, to the holders of InSight common stock.

   Following the presentations, Grant R. Chamberlain, Frank E. Egger, Leonard
H. Habas and Ronald G. Pantello, the four members of the InSight board of directors who were elected by the holders of InSight common stock, deliberated separately from the entire board. InSight management and InSight's legal and financial advisors were available to answer any questions. Following their deliberation, such members unanimously recommended to the entire InSight board of directors that the board approve the merger and the merger agreement.

   Following discussion, the entire InSight board of directors determined that the proposed merger was advisable and unanimously approved the merger, the merger agreement and the voting agreements, and unanimously resolved to recommend that the InSight stockholders adopt the merger agreement. The presentations and the board's deliberation concerning the fairness of the transaction lasted approximately two hours. The InSight board of directors did not make any specific inquiries of the special committee or UBS Warburg at this meeting. In addition to its deliberation regarding the fairness of the transaction at this meeting, the InSight board of directors continually evaluated throughout the process the fairness of the transaction.

   The merger agreement and the voting agreements were signed by the parties after the close of business on June 29, 2001 and, prior to the commencement of trading on Monday, July 2, 2001, InSight issued a press release announcing the execution of the merger agreement.

Reasons for the Merger

   In reaching its decision to approve the merger agreement and the merger and to recommend adoption of the merger agreement by the InSight stockholders, the InSight board of directors consulted with its management, as well as its legal and financial advisors, and independently considered the proposed merger agreement and the transactions contemplated by the merger agreement. In unanimously approving the merger agreement, the InSight board of directors considered a number of factors, both positive and negative, including, without limitation, the following:

  . current industry, regulatory and economic conditions, which the board determined to be favorable to InSight in the near term (such as a stable healthcare reimbursement environment, an increase in applications and procedure volumes of diagnostic imaging services, an aging population and the improved financial performance of InSight) but less certain in the long term;


  . InSight's business, financial condition, results of operations, assets, management, competitive position, operating performance and prospects;

  . the fact that, on February 1, 2001, InSight publicly announced that it had retained UBS Warburg as its financial advisor to assist InSight in exploring strategic alternatives to enhance stockholder value, which increased InSight's visibility to potential buyers or other strategic partners;

  . the fact that 63 potential buyers were contacted in a process designed to elicit third-party proposals to enter into a strategic relationship with InSight, and that such participants in this process were afforded ample opportunity to submit proposals to InSight;

  . the fact that InSight management and the InSight board of directors had considered possible strategic alternatives to the merger, including (1) the public or private sale of equity securities, which would enable InSight to expand its operations but would have a dilutive effect on the current stockholders, and (2) obtaining additional debt financing which would also enable InSight to expand its operations but would place significant restrictions on InSight management's ability to operate the business (such as increasing InSight's debt repayment obligations and placing restrictions on InSight's ability to acquire additional centers), which were determined to provide less value to InSight stockholders than the merger;


  . the merger consideration of $18 per share, which was the highest per share price offered by any party in a final proposal;

  .  the market price of InSight common stock over the last several years;

  . the potential for an increase in the market price of InSight common stock;

  . the opinion dated June 29, 2001 of UBS Warburg, InSight's financial advisor, as to the fairness, from a financial point of view and as of that date, of the merger consideration to be received by the holders of InSight common stock, as more fully described below under "Opinion of InSight's Financial Advisor;"

  . the terms and conditions of the merger agreement, including the termination fees, the non-solicitation provisions, the condition that InSight may not have net indebtedness on a consolidated basis in excess of $225.5 million and the financing condition, which, after consultation with its legal counsel, the InSight board of directors considered fair (See pages 43 through 51 for a description of the terms and conditions of the merger agreement);


  . the impact of the merger on InSight's customers and suppliers, which was considered not to be material;

  . the impact of the merger on InSight's employees, and the provisions in the merger agreement relating to the benefits to be provided to InSight's employees following the merger;

  . the likelihood of the merger being approved by the appropriate regulatory authorities, which was considered to be high;

  . the likelihood that the merger will be completed, and the fact that InSight's business and the market price of InSight common stock would suffer should the merger be announced and not completed; and

  . the likelihood that InSight Acquisition would be able to obtain the financing necessary to complete the merger, which the InSight board of directors recognized was a condition to the completion of the merger, and the fact that InSight Acquisition's ability to obtain financing is subject to factors beyond its control, including market conditions and adverse events occurring in the banking industry.

   The above discussion of the factors considered by the InSight board of directors is not intended to be exhaustive. Given the variety and number of factors considered in connection with its evaluation of the merger, the InSight board of directors did not assign specific weight to the factors reviewed in reaching its determination, although certain factors were deemed to be more important than others.

Opinion of InSight's Financial Advisor

   On June 29, 2001, at a meeting of the InSight board of directors held to evaluate the proposed merger, UBS Warburg delivered to the InSight board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in the opinion, the merger consideration was fair, from a financial point of view, to the holders of InSight common stock.

   The full text of UBS Warburg's opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS Warburg. This opinion is attached as Annex II and is incorporated into this document by reference. UBS Warburg's opinion is directed only to the fairness, from a financial point of view, of the merger consideration and does not address any other aspect of the merger or any related transaction. The opinion does not address InSight's underlying business decision to effect the merger or constitute a recommendation to any stockholder as to how to vote with respect to any matters relating to the proposed merger. Holders of InSight common stock are encouraged to read this opinion carefully in its entirety. The summary of UBS Warburg's opinion described below is qualified in its entirety by reference to the full text of its opinion.

   In arriving at its opinion, UBS Warburg:

  . reviewed current and historical market prices and trading volumes of InSight common stock;

  . reviewed publicly available business and historical financial information relating to InSight;

  . reviewed internal financial information and other data relating to the business and financial prospects of InSight, including estimates and financial forecasts prepared by InSight's management, that were provided to or discussed with UBS Warburg by InSight and were not publicly available;

  .  conducted discussions with members of InSight's senior management;

  . reviewed publicly available financial and stock market data with respect to companies in lines of business UBS Warburg believed to be generally comparable to those of InSight;

  . compared the financial terms of the merger with the publicly available financial terms of other transactions which UBS Warburg believed to be generally relevant;

  .  reviewed the agreement; and

  . conducted other financial studies, analyses and investigations, and considered other information, as UBS Warburg deemed necessary or appropriate.

   In connection with its engagement, UBS Warburg was requested to contact, and held discussions with, third parties to solicit indications of interest in the possible acquisition of InSight. In connection with its review, with InSight's consent, UBS Warburg did not assume any responsibility for independent verification of any of the information that UBS Warburg was provided or reviewed for the purpose of its opinion and, with InSight's consent, UBS Warburg relied on that information being complete and accurate in all material respects. In addition, at InSight's direction, UBS Warburg did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of InSight, and was not furnished with any evaluation or appraisal. With respect to the financial forecasts and estimates that it reviewed, UBS Warburg assumed, at InSight's direction, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of InSight's management as to the future financial performance of InSight. UBS Warburg's opinion is necessarily based on economic, monetary, market and other conditions existing, and information available to UBS Warburg, on the date of its opinion.

   At InSight's direction, UBS Warburg was not asked to, and did not, offer any opinion as to the terms or obligations of the merger agreement or related documents, or the form of the merger. In rendering its opinion, UBS Warburg assumed, at InSight's direction, that each of InSight, InSight Holdings and InSight Acquisition would comply with all material covenants and agreements set forth in, and other material terms of, the merger agreement and related documents and that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement. Except as described above, InSight imposed no other instructions or limitations on UBS Warburg with respect to the investigations made or the procedures followed by UBS Warburg in rendering its opinion.

   In connection with rendering its opinion to the InSight board of directors, UBS Warburg performed a variety of financial and comparative analyses that are summarized below. The following summary is not a complete description of all of the analyses performed and factors considered by UBS Warburg in connection with its opinion, but rather is a summary of the material financial analyses performed and factors considered by UBS Warburg. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis. With respect to the analysis of selected publicly traded companies and the analysis of selected transactions summarized below, no company or transaction used as a comparison is either identical or directly comparable to InSight or the merger. These analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.


   UBS Warburg believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS Warburg's analyses and opinion. None of the analyses performed by UBS Warburg was assigned greater significance by UBS Warburg than any other. UBS Warburg arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believes that the totality of the factors considered and analyses performed by UBS Warburg in connection with its opinion operated collectively to support its determination as to the fairness of the merger consideration from a financial point of view. UBS Warburg did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.

   The estimates of InSight's future performance provided by InSight's management in or underlying UBS Warburg's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, UBS Warburg considered industry performance, general business and economic conditions and other matters, many of which are beyond InSight's control. Estimates of the financial value of companies do not purport to be appraisals or reflect the prices at which companies actually may be sold.

   The merger consideration was determined through negotiation between InSight and InSight Holdings and the decision to enter into the merger was solely that of the InSight board of directors. UBS Warburg's opinion and financial analyses were only one of many factors considered by the InSight board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the InSight board of directors or management with respect to the merger or the merger consideration.

   The following is a brief summary of the material financial analyses, each of which is a standard valuation methodology customarily undertaken in transactions of this type, performed by UBS Warburg and reviewed with the InSight board of directors in connection with its opinion dated June 29, 2001. The financial analyses summarized below include information presented in tabular format. In order to fully understand UBS Warburg's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS Warburg's financial analyses.


 Selected Companies Analysis

   UBS Warburg performed a selected companies analysis in order to compare implied trading multiples of other publicly traded companies in InSight's industry with those implied in the merger for InSight. In this analysis, UBS Warburg compared selected financial information and operating statistics for InSight with corresponding financial information and operating statistics of Radiologix, Inc. (which as of June 28, 2001 had a market capitalization of approximately $60 million) and HealthSouth Corporation (which as of June 28, 2001 had a market capitalization of approximately $6 billion), the two publicly held companies (other than InSight) in the diagnostic imaging industry, the industry in which InSight operates, which have a primary business focus on servicing rather than manufacturing and which have not filed for bankruptcy. Multiples for the selected companies were based on closing stock prices on June 28, 2001. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. Estimated financial data for InSight were based on internal estimates of InSight's management.


   UBS Warburg reviewed enterprise values, calculated as equity value, plus debt, less cash, plus minority interests, as multiples of latest 12 months revenues, earnings before interest, taxes, depreciation and amortization, commonly known as EBITDA, earnings before interest, taxes and amortization, commonly known as EBITA, and earnings before interest and taxes, commonly known as EBIT. UBS Warburg also reviewed equity values as a multiple of latest 12 months and estimated calendar years 2001 and 2002 net income. In reviewing InSight's estimated calendar years 2001 and 2002 net income, UBS Warburg utilized internal estimates of InSight's management based on two scenarios, one which takes into account potential start-up ventures and center acquisitions that may be undertaken by InSight (referred to as the management plan with acquisitions), and one which does not give effect to potential start-up ventures and center acquisitions (referred to as the management plan without acquisitions). UBS Warburg did not consider separately the results for each of the two scenarios, but rather considered the results of this analysis taken as a whole. UBS Warburg then compared the multiples derived from the selected companies with corresponding multiples for InSight based on the merger consideration. Financial statistics that were not meaningful due to operating losses have been designated below as "nm." This analysis indicated the following implied low and high enterprise and equity value multiples for the selected companies, as compared to the multiples implied for InSight based on the merger consideration:

                                          Implied Multiples of
                                           Selected Companies        Implied
                                        ------------------------- Multiples for
                                            Low          High     InSight Based
                                        (Radiologix, (HealthSouth   on Merger
   Enterprise Values as Multiples of:      Inc.)     Corporation) Consideration
   ----------------------------------   ------------ ------------ -------------
   Revenues
     Latest 12 months.................     0.97x        2.21x         1.92x
   EBITDA
     Latest 12 months.................      4.0x         8.1x          5.2x
   EBITA
     Latest 12 months.................      5.7x        10.2x          9.3x
   EBIT
     Latest 12 months.................      6.3x        11.8x         10.9x

   Equity Values as Multiple of:
   -----------------------------
   Net Income
    Latest 12 months........................................... 3.8x 21.5x 15.7x
    Estimated calendar year 2001...............................   nm 19.3x
      Management plan with acquisitions........................   na    na 13.5x
      Management plan without acquisitions.....................   na    na 13.6x
    Estimated calendar year 2002...............................   nm 16.7x
      Management plan with acquisitions........................   na    na  8.2x
      Management plan without acquisitions.....................   na    na 10.3x

 Precedent Transactions Analysis

   UBS Warburg performed a precedent transactions analysis in order to compare implied purchase price and transaction value multiples in merger and acquisition transactions involving other companies in InSight's industry with those implied in the merger for InSight. In this analysis, UBS Warburg reviewed the implied enterprise and equity values in the following eight selected transactions announced between December 21, 1994 and June 28, 2001 in the diagnostic imaging industry for which information was publicly available:


 Date                              Acquiror                                     Target
 ----                              --------                                     ------
 August 23, 2000      Saunders Karp & Megrue, L.P.             Radiologix, Inc.
 September 15, 1999   Kohlberg Kravis Roberts & Co., Ltd.      Alliance Imaging, Inc.
 August 1, 1999       Radiologix, Inc.                         Questar Imaging, Inc.
 July 23, 1997        Newport Investment LLC, Apollo           Alliance Imaging, Inc.
                      Management, L.P.
 June 24, 1997        Three Rivers Acquisition Corp., Apollo   SMT Health Services, Inc.
                      Management, L.P.
 December 2, 1996     HealthSouth Corporation                  Health Images, Inc.
 July 17, 1996        U.S. Diagnostic Labs Inc.                Medical Imaging Centers of America, Inc.
 December 21, 1994    Health Images, Inc.                      MedAlliance, Inc.

   Except in the case of the transaction involving Kohlberg Kravis Roberts & Co., Ltd. and Alliance Imaging, Inc., UBS Warburg reviewed enterprise values as multiples of latest 12 months revenues, EBITDA, EBITA and EBIT, and equity values as a multiple of latest 12 months net income. In the case of the transaction involving Kohlberg Kravis Roberts & Co., Ltd. and Alliance Imaging, Inc., UBS Warburg reviewed the enterprise value of Alliance Imaging, Inc. as multiples of second quarter annualized revenues, EBITDA, EBITA and EBIT, and its equity value as a multiple of second quarter annualized net income in order to reflect the financial statistics of Alliance Imaging, Inc. after giving effect to an acquisition which it consummated prior to the closing of its transaction with Kohlberg Kravis Roberts & Co., Ltd. UBS Warburg then compared the implied multiples derived from the selected transactions with InSight's latest 12 months multiples based on the merger consideration. All multiples were based on publicly available information at the time of announcement of the relevant transaction. This analysis indicated the following implied low, mean, median and high enterprise and equity value multiples for the selected transactions, as compared to the multiples implied for InSight based on the merger consideration:

                                                                      Implied
                                             Implied Multiples     Multiples of
                                          of Selected Transactions InSight Based
                                          ------------------------   on Merger
Enterprise Values as Multiples of:         Low  Mean  Median High  Consideration
----------------------------------        ----- ----- ------ ----- -------------
Latest 12 months
  Revenues............................... 1.22x 2.49x 2.40x  4.60x     1.92x
  EBITDA.................................  3.5x  6.1x  6.3x   9.3x      5.2x
  EBITA..................................  7.0x 10.1x 10.1x  13.2x      9.3x
  EBIT...................................  7.7x 10.8x 10.6x  14.3x     10.9x

Equity Values as Multiple of:
-----------------------------
Latest 12 months
  Net income.............................  9.0x 18.1x 18.5x  28.5x     15.7x

 Premiums Paid Analysis

   UBS Warburg performed a premiums paid analysis in order to compare implied premiums in selected merger and acquisition transactions with those implied in the merger. In this analysis, UBS Warburg reviewed the premiums paid in the following six selected transactions announced between December 21, 1994 and June 28, 2001 in the diagnostic imaging industry for which information was publicly available involving publicly held target companies for which premiums could be determined:


 Date                                       Acquiror                                           Target
 ----                                       --------                                           ------
 August 23, 2000    Saunders Karp & Megrue, L.P.                              Radiologix, Inc.
 September 15, 1999 Kohlberg Kravis Roberts & Co., Ltd.                       Alliance Imaging, Inc.
 July 23, 1997      Newport Investment LLC, Apollo Management, L.P.           Alliance Imaging, Inc.
 June 24, 1997      Three Rivers Acquisition Corp., Apollo Management, L.P.   SMT Health Services, Inc.
 December 2, 1996   HealthSouth Corporation                                   Health Images, Inc.
 July 17, 1996      U.S. Diagnostic Labs Inc.                                 Medical Imaging Centers of America, Inc.

   UBS Warburg reviewed the purchase prices paid in the selected transactions relative to the target company's closing stock prices one day, one week, one month and three months prior to public announcement of the transaction. UBS Warburg also reviewed the purchase prices paid in the selected transactions relative to the target company's average closing stock prices one week, one month and three months prior to public announcement of the transaction. UBS Warburg then compared the premiums implied in the selected transactions over these specified periods with the premiums implied in the merger based on the merger consideration and the closing prices of InSight common stock one week, one month and three months, and the average closing prices of InSight common stock one month and three months, prior to February 1, 2001 (the date on which InSight publicly announced that it was evaluating strategic alternatives) and June 29, 2001 (the last trading day prior to public announcement of the merger). This analysis indicated the following implied low, mean, median and high premiums in the selected transactions, as compared to the premiums implied in the merger:

                              Percentage Premium
                                     Paid             Premium Implied in Merger
                            ------------------------  --------------------------
Specified Period            Low   Mean  Median High   Feb. 1, 2001 June 29, 2001
----------------            ----  ----  ------ -----  ------------ -------------
One day prior..............  4.4% 23.4%   8.7%  83.3%     71.4%         6.3%
One week prior.............  2.2% 48.8%  23.0% 142.4%    105.7%         2.3%
One month prior............  8.0% 48.5%  24.5% 140.4%    118.2%         6.5%
Three months prior......... 22.1% 62.8%  49.1% 129.2%    111.8%        50.0%

                              Percentage Premium
                            Paid Based on Average
                             Closing Share Price      Premium Implied in Merger
                            ------------------------  --------------------------
Specified Period            Low   Mean  Median High   Feb. 1, 2001 June 29, 2001
----------------            ----  ----  ------ -----  ------------ -------------
One week prior.............  3.6% 40.0%  21.5%  96.1%     93.7%         3.9%
One month prior............  3.7% 44.1%  21.4% 130.5%    110.1%         6.0%
Three months prior......... 14.4% 50.6%  26.6% 129.8%    108.4%        16.5%

   UBS Warburg also reviewed the premiums paid in the following 14 selected public to private transactions and 38 public cash transactions announced between April 1, 2000 and June 28, 2001 with transaction values of greater than $250 million:

 Public to Private Transactions.

 Date                               Acquiror                                    Target
 ----                               --------                                    ------
 April 30, 2001     Royal Bank of Scotland Group               Doncasters PLC
 February 2, 2001   Heartland Industrial Partners L.P.         Springs Industries, Inc.
 December 23, 2000  Vestar Capital Partners                    Michael Foods, Inc.
 November 13, 2000  Management Investor Group                  CB Richard Ellis, Inc.
 October 17, 2000   Vestar Capital Partners                    Sunrise Medical Inc.
 October 2, 2000    DLJ Private Equity Partners                IBP inc.
 September 29, 2000 Heartland Industrial Partners L.P.         Simpson Industries, Inc.
 August 23, 2000    Saunders Karp & Megrue, L.P.               Radiologix, Inc.
 August 2, 2000     Heartland Industrial Partners L.P.         MaschoTech, Inc.
 June 23, 2000      Hicks, Muse, Tate & Furst Incorporated     Johns Manville Corporation
 June 20, 2000      Berkshire Hathaway Inc.                    Justin Industries, Inc.
 June 5, 2000       Caxton-Iseman Capital                      Buffets, Inc.
 May 23, 2000       BC Partners                                Mark IV Industries, Inc.
 May 17, 2000       Leonard Green & Partners                   Petco Animal Supplies, Inc.

 Public Cash Transactions.

 Date                               Acquiror                                    Target
 ----                               --------                                    ------
 March 30, 2001     Pure Resources, Inc.                       Hallwood Energy Corporation
 March 28, 2001     The Sage Group plc                         Interact Commerce Corporation
 February 22, 2001  Siemens AG                                 Efficient Networks, Inc.
 February 6, 2001   Compass Group PLC                          Morrison Management Specialists, Inc.
 January 22, 2001   SCA Packaging International BV             Tuscarora Incorporated
 January 15, 2001   Penske Truck Leasing Co.                   Rollins Truck Leasing Corporation
 January 15, 2001   Intel Corporation                          Xircom, Inc.
 January 10, 2001   AMR Corporation                            Trans World Airlines, Inc.
 December 21, 2000  Hughes Electronics Corporation             Telocity Delaware Inc.
 December 20, 2000  Berkshire Hathaway Inc.                    Johns Manville Corporation
 December 18, 2000  Verenigd Bezit VNU                         ACNielsen Corp.
 December 7, 2000   Best Buy Co. Inc.                          Musicland Stores Corporation
 December 4, 2000   Cargill, Incorporated                      Agribrands International, Inc.
 November 27, 2000  Agilent Technologies, Inc.                 Objective Systems Integrators, Inc.
 November 13, 2000  Philips Medical Systems International      ADAC Laboratories
 November 9, 2000   Berkshire Hathaway Inc.                    Benjamin Moore & Co.
 November 2, 2000   Software AG                                SAGA Systems, Inc.
 October 9, 2000    SmithKline Beecham plc                     Block Drug Company, Inc.
 September 27, 2000 Siemens AG                                 Acuson Corporation
 September 25, 2000 International Flavors & Fragrances, Inc.   Bush Boake Allen Inc.
 September 11, 2000 JG Durand Industries, SA                   Mikasa, Inc.
 August 25, 2000    Sabre Holdings Corporation                 Getthere.Com, Inc.
 August 14, 2000    Chiron Corporation                         PathoGenesis Corporation
 August 3, 2000     Securitas AB                               Burns International Services Corporation
 August 3, 2000     NCR Corporation                            4Front Technologies, Inc.
 July 31, 2000      Pearson plc                                National Computer Systems, Inc.
 July 24, 2000      Rhodia SA                                  ChiRex Inc.
 July 3, 2000       The May Department Stores Company          David's Bridal, Inc.
 June 25, 2000      R.J. Reynolds Tobacco Holdings, Inc.       Nabisco Group Holdings Corp.
 June 20, 2000      Berkshire Hathaway Inc.                    Justin Industries, Inc.
 June 20, 2000      Computer Sciences Corporation              Policy Management Systems Corporation
 June 5, 2000       Caxton-Iseman Capital                      Buffets, Inc.
 May 29, 2000       BC Partners                                Mark IV Industries, Inc.
 May 29, 2000       Nestle SA                                  Summit Autonomous Inc.
 May 29, 2000       Ciba-Geigy AG                              Wesley Jessen Visioncare, Inc.
 May 19, 2000       Autotote Corporation                       Scientific Games Holding Corp.
 May 5, 2000        NTT Communications Corporation             Verio Inc.
 April 3, 2000      Rexam PLC                                  American National Can Group, Inc.

   UBS Warburg reviewed the purchase prices paid in the selected transactions relative to the target company's closing stock prices one day, one week and one month prior to public announcement of the transaction. UBS Warburg also reviewed the purchase prices paid in the selected transactions relative to the target company's average closing stock prices one week and one month prior to public announcement of the transaction. UBS Warburg then compared the premiums implied in the selected transactions over these specified periods with the premiums implied in the merger based on the merger consideration and the closing prices of InSight common stock one day, one week and one month, and the average closing prices of InSight common stock one week and one month, prior to February 1, 2001 and June 29, 2001. This analysis indicated the following implied mean premiums in the selected transactions, as compared to the premiums implied in the merger:

                       Mean Percentage Premium Paid  Premium Implied in Merger
                      ------------------------------ --------------------------
                      Public to Private Public Cash
Specified Period        Transactions    Transactions Feb. 1, 2001 June 29, 2001
----------------      ----------------- ------------ ------------ -------------
One day prior........       28.1%           39.9%        71.4%         6.3%
One week prior.......       33.4%           48.2%       105.7%         2.3%
One month prior......       41.8%           51.5%       118.2%         6.5%

                         Mean Percentage Premium
                          Paid Based on Average
                           Closing Share Price       Premium Implied in Merger
                      ------------------------------ --------------------------
                      Public to Private Public Cash
Specified Period        Transactions    Transactions Feb. 1, 2001 June 29, 2001
----------------      ----------------- ------------ ------------ -------------
One week prior.......       26.6%           37.1%        93.7%         3.9%
One month prior......       34.1%           46.6%       110.1%         6.0%

 Discounted Cash Flow Analysis

   UBS Warburg performed a discounted cash flow analysis of InSight in order to compare the implied per share equity reference range for InSight if it were to remain an independent company with the proposed merger consideration. In this analysis, UBS Warburg estimated the present value of the unlevered, after-tax free cash flows that InSight could generate over calendar years 2002 through 2006 based both on the management plan with acquisitions and the management plan without acquisitions. UBS Warburg calculated a range of estimated terminal values for InSight by applying terminal value multiples of 3.5x to 5.0x to InSight's estimated calendar year 2006 EBITDA. The cash flows and terminal values were then discounted to present value using discount rates ranging from 16.0% to 20.0% in the case of the management plan with acquisitions and 12.0% to 16.0% in the case of the management plan without acquisitions. This analysis indicated an implied equity reference range for InSight of approximately $12.07 to $37.92 per share in the case of the management plan with acquisitions and approximately $11.62 to $25.97 per share in the case of the management plan without acquisitions, as compared to the merger consideration of $18.00 per share. UBS Warburg did not consider separately the results for each of the two scenarios, but rather considered the results of this analysis taken as a whole.

   UBS Warburg also performed a sensitivity analysis with respect to its discounted cash flow analysis utilizing adjustments to the management plan with acquisitions and the management plan without acquisitions to reflect the potential for reduced revenue growth, increased general and administrative expense as a percentage of sales and, in the case of the management plan with acquisitions, an increased EBITDA multiple relating to center acquisitions. For purposes of this analysis, UBS Warburg applied to InSight's estimated 2006 EBITDA a terminal value multiple of 4.5x in the case of both the management plan with acquisitions and the management plan without acquisitions, and discount rates of 18.0% in the case of the management plan with acquisitions and 14% in the case of the management plan without acquisitions. This analysis indicated a potential decrease in the per share value implied in the discounted cash flow analysis based on the management plan with acquisitions of approximately $10.44 per share in the case of revenue, $1.33 per share in the case of general and administrative expenses as a percentage of sales, $1.77 per share in the case of center acquisitions and $13.31 per share in the case of all three factors combined. This analysis also indicated a potential decrease in the per share value implied in the discounted cash flow analysis based on the management plan without acquisitions of approximately $4.44 per share in the case of revenue, $0.61 per share in the case of general and administrative expenses as a percentage of sales and $4.98 per share in the case of the two factors combined.

 Other Factors

   In rendering its opinion, UBS Warburg also reviewed and considered other factors, including:

  . the historical price performance and trading volumes for InSight common stock; and

  . the relationship between movements in InSight common stock, movements in the common stock of Radiologix, Inc. and HealthSouth Corporation (the two companies considered by UBS Warburg in its selected companies analysis described above) and movements in both the NASDAQ and Standard and Poor's 500 Index.


 Miscellaneous

   Under the terms of its engagement, InSight has agreed to pay UBS Warburg for its financial advisory services upon completion of the merger an aggregate fee of approximately $2.8 million, of which $500,000 was payable upon delivery of UBS Warburg's opinion. InSight also has agreed to reimburse UBS Warburg for expenses reasonably incurred by UBS Warburg in performing its services, including fees and expenses of its legal counsel, and to indemnify UBS Warburg and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement. UBS Warburg and its affiliates in the past have provided investment banking and financial advisory services to J.W. Childs Associates, L.P. unrelated to the proposed merger, for which services UBS Warburg and its affiliates have received approximately $7.8 million in fees during the past two years. In addition, UBS Warburg and its affiliates may participate in the financing of the merger, for which services UBS Warburg and its affiliates would receive customary compensation.

   InSight selected UBS Warburg as its exclusive financial advisor in connection with the merger because UBS Warburg is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS Warburg is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

   In the ordinary course of business, UBS Warburg, its successors and affiliates may actively trade the securities of InSight and affiliates of InSight Holdings for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in these securities.

Interests of InSight's Directors and Executive Officers in the Merger

   In considering the recommendation of the InSight board of directors in favor of the merger and the merger agreement, you should be aware that certain directors and executive officers of InSight have interests in the merger that are different from, or in addition to, the interests of InSight stockholders. These interests relate to or arise from, among other things:

  . the continued indemnification of current directors and officers of InSight pursuant to the merger agreement;

  . the retention of certain executive officers of InSight as employees or consultants after the merger is completed pursuant to new employment agreements which, in some cases, provide for increased benefits, including stock options in InSight Holdings;

  . options and warrants held by InSight's directors, executive officers and employees will become fully vested as a result of the merger;

  . certain officers of InSight are parties to employment agreements that provide for severance payments following a "change in control," such as the merger, if such officers terminate his or her employment with InSight; and

  . the affiliation of certain of our directors with InSight's major stockholders.

   These interests are described below, and except as described below, those persons have, to the knowledge of InSight, no material interest in the merger apart from those of InSight stockholders generally. The InSight board of directors was aware of, and considered the interests of its employees in approving the merger agreement and the merger.

   Indemnification and Insurance. The merger agreement provides that all rights of indemnification from liabilities existing in favor of the current and former directors or officers of InSight and its subsidiaries as provided in InSight's certificate of incorporation and bylaws and certain indemnification agreements of InSight will be assumed by the surviving corporation in the merger, and will continue in full force and effect in accordance with their terms after the merger. InSight Holdings has also agreed to cause the surviving corporation to maintain, for six years after the merger, directors' and officers' liability insurance for acts or omissions which occur prior to the merger for those directors and officers who were, as of the date of the merger agreement, covered by the InSight's directors' and officers' liability insurance policy, on terms no less advantageous than those in effect on the date of the merger agreement. InSight Holdings' obligation to provide this insurance coverage is subject to a cap of 175% of the current annual premium paid by InSight for its existing insurance coverage. If InSight Holdings cannot maintain the existing or equivalent insurance coverage without exceeding the 175% cap, InSight Holdings is required to obtain only that amount of insurance coverage which can be obtained by paying an annual premium equal to the 175% cap.

   Our Executive Officers. Most of InSight's current executive officers are expected to be retained as employees of or consultants to the surviving corporation after the merger. Upon the closing of the merger, it is expected that Steven T. Plochocki, who is currently President and Chief Executive Officer of InSight; Patricia R. Blank, who is currently Executive Vice President and Chief Information Officer of InSight; Michael A. Boylan, who is currently Executive Vice President--Operations, Eastern Division of InSight; Thomas V. Croal, who is currently Executive Vice President and Chief Financial Officer of InSight; Michael S. Madler, who is currently Executive Vice President--Operations, Western Division of InSight; Brian G. Drazba, who is currently Senior Vice President--Finance and Controller of InSight; and Cecilia
A. Guastaferro, who is currently Senior Vice President--Human Resources of InSight, will each serve in their current capacities with the surviving corporation.


   Each of the individuals listed above have entered into a new employment agreement which will be effective upon the closing of the merger. Except for Mr. Plochocki's agreement, which has a term of three years, each of the employment agreements provides for rolling twelve month terms. The employment agreements provide for substantial benefits, including the following:

  . a determined annual salary which is subject to annual review by the InSight board of directors;

  . a discretionary bonus, the amount of which, depending upon the executive, is (a) based upon the recommendation of InSight's President and Chief Executive Officer, or (b) a percentage of the employee's base salary contingent upon InSight attaining certain performance goals;


  . the maintenance of a life insurance policy in an amount equal to three times the amount of the executive's base salary and other benefits generally offered by InSight;

  . in the case of Mr. Plochocki, twenty-four months or, in the case of all other officers, twelve months of severance payments and the continued participation in InSight's medical and other benefit plans upon the termination of executive's employment by (a) InSight without cause or
     (b) in some cases, the executive for good reason; and

  .  the grant of an option to purchase shares of common stock of InSight
     Holdings.

   In addition, each of InSight's executive officers and eight other officers has an employment agreement with InSight that provides for a severance payment to such individual if such individual terminates his or her employment with the surviving corporation following a change in control. The amount of severance payment is one or two years base salary depending upon the employee. In connection with executing the new employment agreements discussed in the previous paragraph, 13 of the 16 officers have agreed to forego the right to receive any severance payment, including Messrs. Plochocki, Boylan, Croal, Madler and Drazba and Ms. Blank and Ms. Guastaferro. In addition,
Messrs. Plochocki, Boylan, Croal and Madler have entered into stock option agreements, which are effective upon the closing of the merger, pursuant to which they have agreed to cancel certain of their options to purchase InSight common stock in exchange for receiving fully vested options to purchase an equivalent number of shares of common stock of InSight Holdings. The amount of the severance payments that each InSight executive officer will or would otherwise be entitled to upon the completion of the merger is described under "--Change in Control Related Payments" below.

   Employee Benefits. InSight Holdings has agreed to provide InSight employees with substantially similar benefits currently available to them. With respect to each benefit in which InSight employees subsequently participate, for purposes of determining vesting and entitlement to benefits, including for severance benefits and vacation entitlement, service with InSight will be treated as service with the surviving corporation. This service will also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. Each benefit plan of the surviving corporation will waive pre-existing condition limitations to the extent waived under the applicable InSight benefit plan. InSight's employees will receive credit under each surviving corporation benefit plan for amounts paid under a corresponding InSight benefit plan during the same benefit period for purposes of applying deductibles, co-payments and out-of-pocket maximums.

   Stock Options and Warrants. The merger agreement provides that holders of InSight stock options and warrants, whether or not then exercisable, will receive a cash payment for each option or warrant in an amount equal to the difference between the exercise price of the option or warrant and the per share consideration received by InSight stockholders in connection with the merger. For each of InSight's directors and executive officers, the number of options which will be accelerated and the value of the options is described under "--Change in Control Related Payments."

   In addition, the executive officers of InSight will be granted options to purchase the common stock of InSight Holdings. The number of options that will be awarded to each individual will be determined at the effective time of the merger and will depend, in part, on the capital structure of InSight Holdings. The total number of options to be awarded to executive officers and other key employees of InSight (approximately 40 employees in total) upon the closing of the merger will equal approximately 12.8% of the issued and outstanding shares of capital stock of InSight Holdings.

   Change in Control Related Payments. The following table sets forth, as of August 13, 2001, the amount of any payment which may be payable upon the completion of the merger to each director and executive officer of InSight in addition to what they would receive as InSight stockholders.

                                Value of    Value of    Change in
                               Accelerated   Vested      Control   Total Merger
                               Options and Options and  Severance    Related
             Name              Warrants(1) Warrants(2) Payments(3) Compensation
             ----              ----------- ----------- ----------- ------------
Grant R. Chamberlain..........  $  6,829   $  484,071    $     0    $  490,900
W. Robert Dahl(4).............         0            0          0             0
Frank E. Egger................     3,125      690,275     85,000       778,400
Leonard H. Habas..............     3,125      828,070          0       831,195
Jerome C. Marcus(5)...........         0            0          0             0
Ronald G. Pantello............     3,125      817,485          0       820,610
Steven T. Plochocki(6)........   858,678      320,997          0     1,179,675
Glenn A. Youngkin(4)..........         0            0          0             0
Patricia R. Blank.............    72,225      312,975          0       385,200
Michael A. Boylan(6)..........         0    1,055,856          0     1,055,856
Thomas V. Croal(6)............   204,638    1,315,888          0     1,520,526
Brian G. Drazba...............   216,675      396,925          0       613,600
Cecilia A. Guastaferro........   132,413      127,388          0       259,801
Marilyn U. MacNiven-Young.....   179,975      347,325    243,300       770,600
Michael S. Madler(6)..........   274,455      264,825          0       539,280

--------
(1) Represents the value of unvested stock options held by each individual that will be accelerated as a result of the merger, calculated based upon the difference between the exercise price of each option and $18 per share, multiplied by the number of shares of InSight common stock underlying each option. In the case of Messrs. Chamberlain, Egger, Habas and Pantello, the amount also represents the value of warrants that will be accelerated as a result of the merger, calculated based upon the difference between the exercise price of the warrant and $18 per share, multiplied by the number of shares of InSight common stock underlying each warrant.

(2) Represents the value of vested stock options held by each individual, calculated based upon the difference between the exercise price of each option and $18 per share, multiplied by the number of shares of InSight common stock underlying each option. In the case of Messrs. Chamberlain, Egger, Habas and Pantello, the amount also represents the value of exercisable warrants, calculated based upon the difference between the exercise price of the warrant and $18 per share, multiplied by the number of shares of InSight common stock underlying each warrant.

(3) Excludes $560,000, $210,000, $236,000, $136,000, $200,000 and $135,000
    which would be payable to Messrs. Plochocki, Boylan, Croal, Drazba and Madler and Ms. Guastaferro, respectively, if they terminate their employment with InSight following the completion of the merger. Each of these individuals has agreed, pursuant to a new employment agreement, to waive his or her right to such severance payments. Ms. MacNiven-Young will receive the severance payment only if she terminates her employment with InSight following the merger.

(4) Excludes the value of warrants to purchase shares of InSight common stock held by The Carlyle Group and its affiliates which Messr. Dahl and Youngkin may be deemed to beneficially own as a managing member of TCG Holdings, L.L.C.

(5) Excludes the value of warrants to purchase shares of InSight common stock held by the General Electric Company which Mr. Marcus may be deemed to beneficially own through his employment by GE Capital.

(6) For Messrs. Plochocki, Boylan, Croal and Madler, excludes the value of InSight stock options which will be rolled over into stock options of InSight Holdings. These amounts equal $505,575 for each of Messrs. Plochocki and Croal, $452,514 for Mr. Boylan and $231,120 for Mr. Madler.

   Director Affiliation. In addition, one of InSight's directors is a designee of the General Electric Company (Jerome C. Marcus) and two of InSight's directors are designees of The Carlyle Group (W. Robert Dahl and Glenn A. Youngkin), the owners of the InSight preferred stock. Each of the General Electric Company and The Carlyle Group have had, or currently have, a business relationship with Halifax and/or its affiliates.

   With respect to the General Electric Company, GE Capital Equity Holdings, Inc., an indirect wholly owned subsidiary of the General Electric Company, became a limited partner in Halifax in 1999 by executing the Halifax limited partnership agreement. Under this partnership agreement, the limited partners of Halifax have agreed to contribute various amounts of capital to Halifax from time to time to allow Halifax to make investments in, or to acquire, various companies. The sum of the capital commitments from the limited partners is $200 million, of which GE Capital Equity Holdings has committed to contribute up to $10 million. The capital contributions are not satisfied in one payment but rather over time. The general partner of Halifax, after identifying and analyzing potential investments or acquisitions, notifies the various limited partners of a capital call and the individual capital contribution required from each limited partner at that time. Since becoming a limited partner of Halifax, GE Capital Equity Holdings, in accordance with the various capital calls made from time to time by the general partner, has contributed approximately $3 million to Halifax. GE Capital Equity Holdings, with the consent of the general partner, has elected not to make its capital contribution to Halifax (which would have been approximately $1 million) with respect to Halifax's acquisition of InSight pursuant to the merger.


   Halifax, like many private equity funds, utilizes an advisory board that is available to advise the general partner on potential investments or acquisitions by Halifax. The Halifax advisory board must approve transactions above a particular size or that present conflicts of interests (such as transactions between Halifax and the general partner) and settlements of claims above a particular amount. The Halifax advisory board, which consists of three representatives of the Halifax limited partners, includes a nominee of GE Capital Equity Holdings. Because none of the particular factors that would trigger advisory board approval were present, the Halifax advisory board was not asked to, and did not, directly or indirectly, approve Halifax's participation in the merger. The advisory board did unanimously determine that the merger would not constitute a conflict of interest under the Halifax limited partnership agreement.



   With respect to The Carlyle Group, David W. Dupree, a managing director of The Halifax Group, L.L.C., in his individual capacity, is the record holder of 10,000 shares of InSight common stock. Prior to joining The Halifax Group, L.L.C., Mr. Dupree was a managing director and partner of The Carlyle Group. While at Carlyle, Mr. Dupree served as one of Carlyle's nominees to the InSight board of directors during which time he acquired 10,000 shares. Mr. Dupree's association with Carlyle ended in December 1998. He resigned as a member of the InSight board of directors in December 1999. Mr. Dupree has a limited economic interest in certain investments of Carlyle, including Carlyle's investment in InSight.

Accounting Treatment

   The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles.

Determination of the Merger Consideration

   The merger consideration was determined through arm's-length negotiations between InSight, J.W. Childs and Halifax.

Financing

   InSight Holdings' and InSight Acquisition's obligation to complete the merger is contingent upon, among other things, obtaining the financing for the merger contemplated by commitment letters obtained by it at the time of execution of the merger agreement. The consummation of the merger will require InSight Holdings to make payments to:

  . the holders of InSight common stock (including holders of InSight preferred stock on an as-if-converted basis), in the amount of $18 per share, in cash;

  . the holders of InSight options, in an amount equal to the net value in the options;

  . the holders of InSight warrants, in an amount equal to the net value in the warrants;

  . the holders of certain of our existing indebtedness, which will be refinanced or retired in connection with the merger; and

  . those who are owed fees and expenses relating to the merger and the financing.

   InSight and InSight Holdings estimate that the total amount of funds necessary to complete the merger and related transactions is approximately $450 million. These funds are currently expected to come from the following sources:

  . an equity investment in InSight Holdings by J.W. Childs Equity Partners II, L.P. of up to $81.5 million, less the aggregate in-the-money value of the stock options of InSight that will be rolled over into stock options of InSight Holdings by four of InSight's executive officers at the closing of the merger (approximately $1.7 million), as more fully described below under "--Equity Contribution;"

  . an equity investment in InSight Holdings by Halifax Capital Partners, L.P. of up to $20 million, as more fully described below under "--Equity Contribution;"

  . borrowings by InSight in an aggregate amount of up to $145 million under a $275 million senior credit facility, as more fully described below under "--Senior Secured Credit Facility;"

  . the issuance of $200 million of unsecured senior subordinated notes to be issued by InSight Acquisition (which will become obligations of InSight upon consummation of the merger of InSight Acquisition with and into InSight), as more fully described below under "--Senior
     Subordinated Notes;" and

  . cash balances of InSight of approximately $6.6 million at the closing of the merger which will include option and warrant proceeds.

   InSight Holdings is not required to obtain alternative financing if the financing arrangements listed above do not materialize. Accordingly, no alternative financing arrangements or alternative financing plans have been made by InSight Holdings. If the merger is completed, InSight and InSight Holdings expect that these debt obligations will be repaid through cash flow generated from operations in the ordinary course of business and/or through refinancing.

   The documentation governing the senior credit facility and the senior subordinated notes has not yet been finalized and, accordingly, remains subject to change. The financing arrangements are expected to close concurrently with the closing of the merger. As a result, you are being asked to approve the merger prior to the closing of the financing arrangements. You will not be provided with the final terms of the financing documents prior to voting on the merger.

   Equity Contribution. A portion of the funds required to close the merger will be provided by a cash investment in InSight Holdings of up to approximately $101.5 million by J.W. Childs and Halifax, of which J.W. Childs shall be obligated to invest up to $81.5 million, net of the value of the stock options rolled over by certain executive officers of InSight, and Halifax shall be obligated to invest up to $20 million. J.W. Childs and Halifax are not obligated to provide the equity financing unless all of the conditions to closing under the merger agreement for the benefit of InSight Holdings are satisfied. InSight is a third party beneficiary of the equity commitments of J.W. Childs and Halifax.

   Senior Secured Credit Facility. InSight will obtain a senior credit facility from a syndicate of financial institutions arranged by Banc of America Securities LLC (in consultation with J.W. Childs and Halifax) in an aggregate amount of up to $275 million, of which up to $145 million will be available on the closing date of the merger. The senior credit facility documentation will contain customary representations and warranties by InSight. The commitment to provide the senior credit facility is subject to the satisfaction of customary conditions and covenants, including the accuracy in all material respects of InSight's representations and warranties. It is currently anticipated that the senior credit facility will close concurrently with the closing of the merger and the senior subordinated notes. The following is a summary of certain of the material conditions to be satisfied in order for InSight to obtain borrowings under the senior credit facility:

  . all of the representations and warranties in the loan documentation shall be materially correct;

  .  no defaults or events of default shall have occurred and be continuing;

  . the absence of any material misstatements in, or omissions from, the materials that have been or are being furnished to Bank of America for its review in connection with the merger;

  . the completion of the equity contributions described under "--Equity Contribution" above in the amount of at least $100 million and the completion of senior subordinated debt financing in the amount of $200 million;

  . the receipt of certification of the financial condition and solvency of InSight and InSight Holdings;

  . the receipt of the documentation in connection with the merger and the related transactions in form and substance satisfactory to Bank of America and the receipt of evidence satisfactory to Bank of America that the merger has been completed in accordance with the terms of the merger agreement;

  . the absence of any material adverse change in the assets, business or financial condition of InSight since June 30, 2000;

  .  receipt by Bank of America of satisfactory opinions of counsel;

  . receipt of all governmental, stockholder and third party consents and approvals related to the merger;


  . the absence of any litigation that could reasonably be expected to have a material adverse effect on InSight;

  .  InSight shall be in compliance with certain financial ratios;

  . the absence of any material changes or disruptions in the syndication, financial or capital markets that could materially impair the syndication of the senior credit facility;

  . Bank of America shall have received audited financial statements for InSight for its fiscal year ended June 30, 2001;

  . the satisfaction of Bank of America with the capitalization and ownership structure of InSight and InSight Holdings;

  . the negotiation, execution and delivery of definitive financing agreements satisfactory to Bank of America; and

  . all fees and expenses owed to Bank of America related to the senior credit facility have been paid in full.

   Borrowings under the senior credit facility will be secured by a perfected first priority security interest in all assets of InSight Holdings, InSight as the surviving corporation, and InSight's subsidiaries, including accounts and notes receivable, inventory, equipment, owned real property, licenses, stock of subsidiaries and intangible assets, in each case subject to exceptions to be agreed upon. InSight Holdings and InSight's subsidiaries will provide guarantees of the borrowings under the senior credit facility, subject to exceptions to be agreed upon.

   Senior Subordinated Notes. InSight Acquisition is expected to issue $200 million of senior subordinated notes. It is currently anticipated that the senior subordinated notes will be issued concurrently with the closing of the merger. Upon consummation of the merger, the senior subordinated notes will become obligations of InSight. It is anticipated that the senior subordinated notes will have the following features:

  .  a maturity of 10 years from the issue date;

  . be unsecured obligations and rank equally with all unsecured senior subordinated indebtedness of InSight Acquisition (and, following the consummation of the merger, InSight);

  .  interest will be paid in cash, semi-annually;

  . be subordinated to any senior indebtedness of InSight Acquisition (and, following the consummation of the merger, InSight), including the senior secured credit facilities; and

  . be guaranteed by InSight Holdings and the subsidiaries of InSight which guarantee the senior secured credit facilities.

   InSight expects that the senior subordinated notes also will contain covenants that are customary for this type of financing, including, without limitation, restrictions on payments and investments, liens, indebtedness, affiliate transactions, asset sales and mergers. Banc of America Securities LLC and Banc of America Bridge LLC have committed to arrange the sale of up to $200 million senior subordinated notes.

   The closing of the senior subordinated debt financing will be subject to the satisfaction of customary conditions precedent, including, among others, the following:

  . the execution, delivery and performance of the documentation relating to the senior subordinated debt financing will not conflict with or constitute a default under or violate (a) the certificate of incorporation or bylaws of InSight or InSight Holdings, (b) any material agreement of InSight or InSight Holdings, (c) any laws, or (d) any decree or ruling of a governmental authority, where such conflict or default has a material adverse effect on InSight or InSight Holdings;

  .  receipt of satisfactory opinions of counsel;

  . preparation of an offering memorandum and assistance in the marketing of the senior subordinated notes;

  . satisfactory evidence that InSight and InSight Holdings shall have sufficient cash on hand at the consummation of the senior subordinated note offering to meet InSight's ongoing financial needs; and

  . the aggregate amount of funded debt, excluding borrowings under the senior secured credit facility and the senior subordinated notes, does not exceed $12 million.

   In addition to the above conditions, the closing of the senior subordinated debt financing will be subject to the satisfaction of other customary conditions precedent that are substantially the same as the conditions precedent for the senior secured credit facilities, which are described above under the heading "Senior Secured Credit Facility."

Payment for Shares

   A bank or trust company designated by InSight Holdings and reasonably acceptable to InSight will act as the paying agent for the payment of the merger consideration. At the consummation of the merger, InSight Holdings will deposit, or cause to be deposited, sufficient cash with the paying agent in order to permit the payment of the merger consideration.

   Instructions with regard to the surrender of certificates formerly representing shares of InSight capital stock, together with the letter of transmittal to be used for that purpose, will be mailed to you as soon as practicable after the effective time of the merger. You should not surrender certificates until you receive the letter of transmittal. As soon as practicable following the receipt by the paying agent of your certificate(s) formerly representing InSight capital stock, a duly completed and validly executed letter of transmittal and any other item specified by the letter of transmittal, the paying agent will pay such amount equal to the product of the merger consideration multiplied by the number of shares of capital stock represented by such certificate(s) to such stockholder by check, wire transfer or draft less any amount required to be withheld under applicable tax regulations, if applicable. All certificates formerly representing InSight capital stock will be canceled.

   After the completion of the merger, holders of certificates formerly representing InSight capital stock will cease to have any rights as stockholders of InSight, except as provided in the merger agreement, and such holders' sole right will be to receive the merger consideration with respect to such shares. The surviving corporation shall pay all service charges, brokerage commissions and transfer taxes in connection with the stockholders' surrender of their shares of InSight capital stock in exchange for cash, except if payment is to be made to a person other than the person in whose name the surrendered certificate is registered. In such case, it will be a condition of payment that the person requesting such payment pay any transfer and other taxes required by reason of such payment or establish to the satisfaction of the surviving corporation and the paying agent that such taxes have been paid or are not applicable. At the effective time of the merger, InSight's stock transfer books will be closed and there will not be any registration of transfers of shares of InSight capital stock thereafter on the records of InSight.

   To the extent permitted by law, the appointment of the paying agent will be terminated 180 days following the consummation of the merger. Any portion of the merger consideration remaining undistributed upon termination of the paying agent's appointment will be returned to InSight Holdings, and any holders of certificates formerly representing shares of InSight capital stock may thereafter surrender to InSight Holdings such certificates and (subject to abandoned property, escheat or similar laws) receive in exchange therefor the merger consideration to which they are entitled, but shall have no greater rights against InSight Holdings than may be accorded to general creditors of InSight Holdings under relevant law. In no event will former holders of shares of InSight capital stock be entitled to receive payment of any interest on the merger consideration.

Effective Time of the Merger

   The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as stated in the certificate of merger or agreed upon by InSight, InSight Holdings and InSight Acquisition. The filing of the certificate of merger will occur at the time of the closing of the merger.

Delisting and Deregistration of InSight Common Stock

   If the merger is completed, InSight common stock will be delisted from the Nasdaq Small Cap Market and will be deregistered under the Securities Exchange Act of 1934.

Material United States Federal Income Tax Consequences of the Merger

   The following discussion addresses the material aspects of the United States federal income tax consequences of the merger to stockholders whose shares of InSight common stock are surrendered pursuant to the merger, including the federal income tax consequences of the receipt of any cash amounts by dissenting stockholders pursuant to the exercise of appraisal rights. It is based on and subject to the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated under the Code, existing administrative interpretations and court decisions as in effect on the date hereof, all of which are subject to change, possibly with a retroactive effect.

   The discussion does not address all aspects of United States federal income taxation and may not apply to shares of InSight common stock received pursuant to the exercise of employee stock options or otherwise as compensation or to stockholders who have special treatment under the federal income tax laws, including, without limitation, stockholders that are non-U.S. persons, life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who have a functional currency other than the United States dollar, or stockholders holding shares as part of a straddle, a conversion transaction, a hedging transaction or other similar transaction. This discussion assumes you hold our shares of common stock as capital assets within the meaning of section 1221 of the Code.

   The receipt of cash payments pursuant to the merger, including any cash amounts received by dissenting stockholders pursuant to the exercise of their appraisal rights, will be a taxable transaction for federal income tax purposes. In general, for federal income tax purposes, a stockholder will recognize capital gain or loss equal to the difference between the cash received by the stockholder pursuant to the merger agreement and the stockholder's adjusted tax basis in the shares of InSight common stock surrendered pursuant to the merger agreement. Gain or loss will be calculated separately for each block of shares of InSight common stock surrendered in the merger.

   If a non-corporate stockholder's holding period for the shares of InSight common stock exceeds one year at the time the merger is completed, either a 20% or a 10% capital gains rate generally will apply to the gain, depending on the amount of taxable income of the stockholder for such year. If the stockholder's holding period for the shares of InSight common stock is one year or less, the gain will be taxed at the same rates as ordinary income. Capital gains of corporate stockholders are generally taxable at the regular tax rates applicable to corporations. The deductibility of capital losses is subject to certain limitations.

   InSight Holdings or its payment agent will be required to withhold up to 31% of the gross proceeds payable to a stockholder in the merger unless (i) an exemption applies under applicable law and regulations, or (ii) the stockholder provides, in a properly completed substitute Form W-9, the stockholder's taxpayer identification number and certifies under penalties of perjury that such number is correct and that the stockholder is not subject to backup withholding. Therefore, unless such an exemption exists and is demonstrated in a manner satisfactory to InSight Holdings or its payment agent in accordance with the instructions that will accompany the substitute Form W-9, each stockholder should complete and sign the substitute Form W-9 that will be made available to the stockholder with the letter of transmittal, so as to provide the information and certification necessary to avoid backup withholding.

   Backup withholding is not an additional tax but, rather, is a method of tax collection. Stockholders will be entitled to credit any amounts withheld under the backup withholding rules against their actual tax liabilities provided the required information is furnished to the Internal Revenue Service.

   The foregoing is a general discussion of the material United States federal income tax consequences of the merger and is included for general information only. The foregoing discussion does not take into account the particular facts and circumstances of your status and attributes. As a result, the United States federal income tax consequences addressed in the foregoing discussion may not apply to you. In view of the individual nature of income tax consequences, you are urged to consult your tax advisor to determine the specific tax consequences of the merger to you, including the application and effect of United States federal, state, local and other tax laws and the possible effects of changes in the United States federal and other tax laws.

Regulatory Matters

   Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related rules, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. InSight and InSight Holdings filed a pre-merger notification and report form with the Antitrust Division of the Department of Justice and the Federal Trade Commission on July 6, 2001 and July 12, 2001, respectively. The applicable waiting period expired on July 23, 2001. At any time before or after the effective time of the merger, the Antitrust Division of the Department of Justice, the Federal Trade Commission or others could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of InSight or InSight Holdings. Although no challenge to the merger is anticipated, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if made, that it would not be successful.

Appraisal Rights

   If the merger is consummated, a holder of record of shares of our capital stock who objects to the terms of the merger may seek an appraisal under
Section 262 of the Delaware General Corporation Law of the "fair value" of such holder's shares. The following is a summary of the principal provisions of
Section 262 and does

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

not purport to be a complete description. A copy of Section 262 is attached to this proxy statement as Annex IV. Due to the complexity of the procedures for exercising the right to seek appraisal of InSight capital stock, InSight stockholders who are considering exercising such appraisal rights should seek the advice of counsel, but InSight will not be responsible for the cost of retaining such counsel. Failure to take any action required by Section 262 will result in a termination or waiver of a stockholder's rights under Section 262.

   A stockholder electing to exercise appraisal rights must (a) deliver to us, before our stockholders vote on the merger agreement, a written demand for appraisal that is made by or on behalf of the person who is the holder of record of our capital stock for which appraisal is demanded and (b) not vote in favor of adopting the merger agreement. The demand must be delivered to us at 4400 MacArthur Blvd., Suite 800, Newport Beach, California 92660, Attn:
Secretary. A proxy or vote against adopting the merger agreement does not constitute a demand. A stockholder electing to take this action must do so by a separate written demand that reasonably informs us of the identity of the holder of record and of the stockholder's intention to demand appraisal of the holder's shares of our capital stock. Because a proxy left blank will, unless revoked, be voted FOR adoption of the merger agreement, a stockholder electing to exercise appraisal rights who votes by proxy must not leave the proxy blank but must vote AGAINST adoption of the merger agreement or ABSTAIN from voting for or against adoption of the merger agreement.

   Only holders of record of our capital stock are entitled to demand appraisal rights for their shares of our capital stock registered in their name. The demand must be executed by or for the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If our capital stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity. If our capital stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the owner or owners of record and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners of record.

   A holder of record, such as a broker, who holds shares of our capital stock as nominee for beneficial owners may exercise a holder's right of appraisal with respect to shares of our capital stock held for all or less than all of the beneficial owners. In that case, the written demand should set forth the number of shares of our capital stock covered by the demand. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of our capital stock standing in the name of the holder of record. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine appropriate procedures for making a demand for appraisal rights by the broker or the nominee.

   Within 10 days after the filing of the certificate of merger with the Delaware Secretary of State, we will send notice of the effectiveness of the merger to each person who prior to that time satisfied the foregoing conditions.

   Within 120 days after the filing of the certificate of merger with the Delaware Secretary of State, we or any stockholder who has satisfied the foregoing conditions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of our capital stock. Stockholders seeking to exercise appraisal rights should not assume that we will file a petition to appraise the value of their shares of our capital stock or that we will initiate any negotiations with respect to the "fair value" of such capital stock. Accordingly, holders of our capital stock should initiate all necessary action to perfect their appraisal rights within the time periods prescribed in
Section 262.

   Within 120 days after the filing of the certificate of merger with the Delaware Secretary of State, any stockholder who has complied with the requirements for exercise of appraisal rights, as discussed above, is entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our capital stock not voted in favor of the merger and with respect to which demands for appraisal have been made and the aggregate number of holders of that capital stock. We are required to mail such statement within

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

10 days after we receive a written request to do so or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

   If a petition for an appraisal is timely filed, after a hearing on the petition, the Delaware Court of Chancery will determine the stockholders entitled to appraisal rights and will appraise our capital stock owned by such stockholders, determining its "fair value" exclusive of any element of value arising from the accomplishment or expectation of the merger and will determine the amount of interest, if any, to be paid upon the value of our capital stock of the stockholders entitled to appraisal. Any such judicial determination of the "fair value" of our capital stock could be based upon considerations other than or in addition to the price paid in the merger and the market value of our capital stock, including asset values, the investment value of InSight common stock and any other valuation considerations generally accepted in the investment community. The value so determined for our capital stock could be more than, less than or the same as the consideration paid pursuant to the merger agreement. Upon application of a stockholder, the court may also order that all or a portion of any stockholder's expenses incurred in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all shares of our capital stock entitled to appraisal.

   Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the filing of the certificate of merger with the Delaware Secretary of State, be entitled to vote the shares subject to such demand for any purpose or be entitled to dividends or other distributions on those shares of our capital stock, other than those payable or deemed to be payable to stockholders of record as of a date prior to the filing of the certificate of merger.

   Holders of our capital stock lose the right to appraisal if no petition for appraisal is filed within 120 days after the filing of the certificate of merger with the Delaware Secretary of State, or if a stockholder delivers to us a written withdrawal of that stockholder's demand for an appraisal and an acceptance of the merger, except that any such attempt to withdraw made more than 60 days after the filing of the certificate of merger requires our written approval. If appraisal rights are not perfected or a demand for appraisal rights is withdrawn, a stockholder will be entitled to receive the consideration otherwise payable pursuant to the merger agreement.

   If an appraisal proceeding is timely instituted, that proceeding may not be dismissed as to any stockholder who has perfected a right of appraisal without the approval of the Delaware Court of Chancery.

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

                              THE MERGER AGREEMENT

   The following description summarizes the material provisions of the merger agreement. We urge our stockholders to read carefully the merger agreement, which is attached as Annex I to this proxy statement.

General

   The merger agreement provides that InSight Acquisition will be merged with and into InSight at the effective time of the merger. InSight will continue as the surviving corporation in accordance with the Delaware General Corporation Law. At the effective time of the merger, all the property, rights, privileges, immunities, powers and franchises of InSight and InSight Acquisition before the merger will vest in the surviving corporation, and all debts, liabilities and duties of InSight and InSight Acquisition before the merger will become the debts, liabilities and duties of the surviving corporation.

   The merger will be completed after all conditions in the merger agreement are met or waived and InSight and InSight Acquisition file a certificate of merger with the Secretary of State of the State of Delaware. The merger agreement provides that the closing of the merger will take place on the date of the satisfaction or waiver of the conditions to the merger or such other date mutually agreed upon by the parties.

Conversion of Shares

   The merger agreement provides that each issued and outstanding share of InSight common stock, other than dissenting shares and shares owned by InSight, InSight Holdings and InSight Acquisition, will be converted into the right to receive $18 in cash, without interest. However, if, prior to the merger, the outstanding shares of InSight capital stock are altered by reason of a stock split, combination, reclassification or stock dividend, the merger consideration will be adjusted accordingly.

Procedure for the Exchange of Stock Certificates

   Exchange of Stock Certificates. A bank or trust company designated by InSight Holdings and reasonably acceptable to InSight will act as the paying agent for the payment of the merger consideration. At the consummation of the merger, InSight Holdings will deposit, or cause to be deposited, sufficient cash with the paying agent in order to permit the payment of the merger consideration. Promptly after the merger is completed, the paying agent will mail transmittal forms and exchange instructions to each holder of record of InSight capital stock. After receiving the transmittal form, each holder of certificates formerly representing InSight capital stock will be able to surrender the certificates to the paying agent and receive the merger consideration. After the merger, each certificate formerly representing InSight capital stock, until surrendered, will be deemed, for all purposes, to evidence only the right to receive the merger consideration.

   Lost Certificates. If a certificate representing shares of InSight capital stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed and subject to such other reasonable conditions as the board of directors of the surviving corporation may impose, the paying agent shall issue in exchange for such lost, stolen or destroyed certificate, the merger consideration payable in respect thereof. Prior to making payment, InSight Holdings may, in its reasonable discretion, require the owner of the lost, stolen or destroyed certificate to deliver a bond in a sum as it may reasonably require as indemnity against any claim that may be made against InSight Holdings, the surviving corporation or the paying agent with respect to the certificate alleged to have been lost, stolen or destroyed.

   No Liability. None of InSight Holdings, InSight Acquisition, the paying agent or InSight shall be liable to any former holder of InSight capital stock for any such cash which is delivered to a public official pursuant to an official request under any applicable abandoned property, escheat or similar law.

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

   Withholding Right. Either the surviving corporation or the paying agent, on behalf of the surviving corporation, is entitled to deduct and withhold from the merger consideration payable to any former holder of shares of InSight capital stock the amount it is required to deduct and withhold from the merger consideration under the Internal Revenue Code or any provision of state, local or foreign tax law. Any amounts withheld will be treated as having been paid to the former holder of the InSight capital stock.

   Please do not send in any stock certificates with your proxies. Please wait for the letter of transmittal and instructions from the paying agent.

Representations and Warranties

   The merger agreement contains customary representations and warranties relating to, among other things:

  . corporate organization and similar corporate matters of InSight Holdings, InSight Acquisition and InSight;

  .  subsidiaries of InSight;

  .  the capital structure of InSight;

  . authorization, execution, delivery, performance and enforceability of the merger agreement and related matters of InSight Holdings, InSight Acquisition and InSight;

  .  required consents, approvals, orders and authorizations;

  . documents filed by InSight with the Securities and Exchange Commission, including the accuracy of the information contained in those documents;

  .  the absence of undisclosed liabilities of InSight;

  . the accuracy of information supplied by each of InSight Holdings and InSight in connection with this proxy statement;

  .  the absence of material changes or events concerning InSight;

  .  compliance with applicable laws by InSight;

  .  matters relating to the employee benefit plans of InSight;

  .  InSight's compliance with the Employee Retirement Income Security Act;

  .  filing of tax returns and payment of taxes by InSight;

  . required stockholder vote of InSight regarding the adoption of the merger agreement;

  . approval of the merger agreement and recommendation for the merger by the InSight board of directors;

  . satisfaction of certain state takeover statutes' requirements by InSight;

  . engagement and payment of fees of brokers, investment bankers and financial advisors by InSight;

  .  insurance policies of InSight;

  .  the receipt of fairness opinion by InSight from UBS Warburg;

  .  intellectual property matters of InSight;

  .  property under certain capital leases;

  .  litigation matters of InSight;

  .  good and valid title to property of InSight;

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

  . certain leases and contracts entered into by InSight and absence of default by InSight under those leases and contracts;

  .  compliance with certain healthcare regulatory matters;

  .  certain employment matters regarding InSight;

  . liability of InSight under certain environmental laws and compliance with certain environmental laws;

  .  matters relating to InSight's accounts receivables; and

  .  matters relating to InSight Holdings' financing.

Conditions to the Merger

   Each party's obligation to complete the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, all of the following:

  .  the approval of the merger agreement by the InSight stockholders;

  . the waiting period and any extension thereof applicable to the merger under United States antitrust laws must expire or be terminated;

  . no judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, enforced, promulgated or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition being in effect, and no suit, action or proceeding by any governmental entity being pending that would prevent the consummation of the merger;

  . all shares of InSight preferred stock have been converted into InSight common stock and no shares of InSight preferred stock shall be outstanding;

  . each of InSight Acquisition, InSight Holdings and InSight must have, in all material respects, performed the various obligations and complied with the various conditions required by the merger agreement, except that each party shall have performed and complied in all respects with any such agreements or conditions which contain a materiality qualification;

  . the representations and warranties of each party set forth in the merger agreement must be true and correct as of the date of the merger agreement and as of the date on which the merger is to be completed, as if made at and as of the date on which the merger is to be completed, except to the extent expressly made as of an earlier date, in which case as of such date, except where the failure of such representations and warranties to be true and correct, without giving effect to any included limitation as to "materially" or "material adverse effect," does not have, and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the party, except that (a) InSight's representation and warranty related to accounts receivables shall be true and correct in all respects as of the date of the merger agreement and as of July 31, 2001 and (b) InSight's representation and warranty related to healthcare regulatory matters and Medicare/Medicaid participation shall be true and correct in all respects as of the date of the merger agreement and as of the date on which the merger is to be completed;

  . InSight Holdings shall have entered into definitive agreements relating to the financing commitments, each of the conditions precedent to the financing commitments as set forth in the definitive agreements shall have been satisfied and the funding sources shall be available to close the financing commitments on the terms and conditions set forth in the definitive agreements;

  . all consents, approvals and waivers from any person or governmental entity required to be obtained in connection with the merger shall have been obtained and shall be in full force and effect (except if the consents, approvals and waivers would not be reasonably expected to have a material adverse effect on InSight);

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

  . InSight Holdings shall have received a statement, in a form satisfactory to InSight Holdings, issued by InSight pursuant to sections 1.1445-2(c)(3) and 1.897(h) of the Treasury Regulations of the Code, certifying that the capital stock of InSight acquired by InSight Holdings is not a U.S. real property interest and InSight shall have sent a notice to the Internal Revenue Service in accordance with section 1.897-2(h)(2) of the Treasury Regulations of the Code;

  . since June 30, 2000, there shall not have been any event or circumstance which, individually or in the aggregate, has had or which would, individually or in the aggregate, be reasonably expected to have a material adverse effect on InSight and its subsidiaries, taken as a whole;

  . there shall be no pending legal proceeding seeking to enjoin the consummation of the transactions contemplated by the merger agreement which has a reasonable likelihood of success; and

  . InSight shall not have incurred any indebtedness or issue any debt securities, assume, guarantee or endorse or otherwise become responsible for the obligations of any person or make any loans or advances, net of cash and cash equivalents, on a consolidated basis in excess of $222,500,000.

   The merger agreement defines a "material adverse effect" when used in connection with InSight Holdings or InSight as any condition or event that:

  . has a material adverse effect on the assets, business, financial condition or results of operations of InSight Holdings or InSight, as applicable, in each case, taken as a whole with its subsidiaries, other than any condition or event:

    (1) relating to the economy in general; or

    (2) arising out of or resulting from actions contemplated by the parties in connection with, or attributable to, the announcement of the merger agreement and the transactions contemplated by the merger agreement;

  . materially impairs the ability of InSight Holdings or InSight to perform its obligations under the merger agreement; or

  . prevents or materially delays the consummation of the transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

   Pursuant to the merger agreement, InSight has agreed that, until the closing of the merger, it will, and cause its subsidiaries to:

  .  maintain its existence in good standing;

  . conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by the merger agreement and in compliance with all laws and requirements of InSight's material contracts;

  .  maintain business and accounting records consistent with past practices;

  . use its reasonable best efforts to preserve its business intact, to keep available to InSight the services of its present officers and employees and to preserve its relations and the goodwill of its suppliers, customers, landlords, creditors, licensors, licensees, employees and others having business relations with InSight;

  . maintain in full force and effect all insurance policies for fire and casualty, general liability, business interruption, professional liability and other insurance policies;

  . operate, maintain, repair and otherwise preserve the real property and personal property owned or leased by InSight and any of its subsidiaries in accordance with past practice and with the capital expenditure budget of InSight previously disclosed to InSight Holdings;

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

  . comply with all applicable filing, payment and withholding obligations with respect to taxes;

  . report regularly to InSight Holdings concerning the status of InSight's business, in such intervals agreed upon by InSight and InSight Holdings;

  . promptly notify InSight Holdings in writing of any legal proceeding commenced or, to the knowledge of InSight, threatened against InSight or any of its subsidiaries; and

  . calculate contractual allowances consistent with the methodology used by InSight during the 12-month period preceding the date of the merger agreement.

   In addition, InSight has agreed that, subject to certain exceptions provided in the merger agreement or approved by InSight Holdings in writing, it will not, and will not permit any of its subsidiaries to:

  . amend, modify or otherwise change or permit the adoption of any amendment, modification or other change to the certificate of incorporation, bylaws, certificate of formation, operating agreement or other organization document of InSight or any of its subsidiaries, except as contemplated by the merger agreement;

  . sell, issue, grant or authorize the issuance or grant of any capital stock or other securities of InSight or any subsidiary, any option, call, warrant or right to acquire any capital stock or other securities of InSight or any of its subsidiaries or any instrument convertible into or exchangeable for any capital stock of InSight or any of its subsidiaries (other than any issuance of (a) InSight common stock upon the exercise of any outstanding option or warrant which was issued prior to the date of the merger agreement in accordance with the terms of the relevant stock option or warrant agreement; (b) InSight common stock upon the conversion of InSight preferred stock; (c) InSight stock options, not to exceed a total of 20,000 shares of InSight common stock, to new employee hires consistent with past practice; (d) InSight stock options, not to exceed a total of 5,000 shares of InSight common stock, to existing directors under the InSight's 1996 Directors' Stock Option Plan; or (e) InSight Series D preferred stock upon conversion of InSight Series B preferred stock and/or InSight Series C preferred stock);

  . declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of its capital stock;

  . reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

  . incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, or amend any agreement for indebtedness, other than in the ordinary course of business consistent with past practice;

  . (a) form a subsidiary or acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets in excess of $500,000, (b) enter into any contract or agreement other than in the ordinary course of business consistent with past practice, or (c) except for planned capital expenditures, authorize any capital commitment in excess of $2,100,000 or capital expenditures which are, in the aggregate, in excess of $2,100,000;

  . sell, lease, license, mortgage or encumber or otherwise encumber or subject to any lien any of its properties or assets, except for certain permitted liens;

  . take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

  . hire any new employee at the level of regional vice president or above or with an annual base salary in excess of $100,000, promote any employee, except in order to fill a position vacated after the date of the merger agreement, or engage any consultant or independent contractor for a period exceeding 30 days;

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

  . establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its officers, directors or employees or pay any benefit not required by any InSight benefit plan or take any action with respect to the grant of any severance or termination pay, or stay bonus or other incentive arrangement (other than pursuant to benefit plans and policies in effect on the date of the merger agreement including the contribution by InSight to InSight's 401(k) Plan and payment of fiscal 2001 year-end bonuses not to exceed $2,500,000, in the aggregate), except (a) that InSight may make routine, reasonable salary increases in connection with InSight's customary employee review process and may pay customary bonuses consistent with past practices in accordance with InSight's benefit plans or (b) as otherwise permitted by the merger agreement;

  . commence, settle or compromise any pending or threatened suit, action or claim which is material or which relates to any of the transactions contemplated by the merger agreement;

  . pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities reflected or reserved against in the most recently audited balance sheet (and notes thereto) filed by InSight with the Securities and Exchange Commission or subsequently incurred in the ordinary course of business and consistent with past practice;

  . except in the ordinary course of business consistent with past practices of InSight, modify, amend or terminate any material agreement or waive, release or assign any material rights or claims thereunder;

  . reserve any amount for, or make any payment of, taxes, except for such taxes as are due or payable or have been properly estimated in accordance with applicable law as applied in a manner consistent with past practice of InSight;

  . make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim a tax refund, consent to the extension and waiver of the limitations period applicable to any tax claim or assessment, or take or omit to take any other action if such action or omission would have the effect of materially increasing the tax liability to InSight or any of its subsidiaries, except where the action would reasonably be expected to not be material to InSight;

  . other than contributions of working capital in the ordinary course of business consistent with past practices of InSight, make any contribution or loan to any entity which InSight or any of its subsidiaries manage or provide billing services; or

  .  agree or commit to do any of the foregoing.

No Solicitation

   The merger agreement provides that InSight shall not, and shall not permit any of its directors, officers or employees, or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly:

  . solicit, initiate or encourage, including by way of furnishing information, or take any other action to facilitate any inquiries or the making of any proposal that is or may reasonably be expected to lead to a takeover proposal, as described below; or

  . participate in any discussions or negotiations regarding any takeover proposal;

provided that if, at any time prior to the date of the special meeting, the InSight board of directors determines in good faith, after consultation with outside counsel, that the failure to provide such information or participate in such negotiations or discussions would result in the breach of its fiduciary duties to InSight stockholders

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

under applicable law, InSight and its representatives, in response to a written superior proposal or a takeover proposal, which the InSight board of directors concludes in good faith that there is a reasonable likelihood that such takeover proposal could constitute a superior proposal, which was not solicited by InSight or which did not otherwise result from a breach of the merger agreement (and subject to InSight (a) providing InSight Holdings with three business days prior written notice of InSight's decision to enter into the negotiations and (b) orally and in writing promptly advising InSight Holdings of the material terms and conditions of the takeover proposal or superior proposal and the identity of the person making the takeover proposal or superior proposal), InSight may:

  . furnish, under a customary confidentiality agreement on no less favorable terms than the confidentiality agreements with the affiliates of InSight Holdings, information about InSight and its subsidiaries to any person making a superior proposal or takeover proposal; and

  . participate in discussions or negotiations regarding that superior proposal or takeover proposal.

   The merger agreement provides that:

  . the term "takeover proposal" means, whether in the form of a proposal or intended proposal, a signed agreement or completed action, as the case may be, any of the following: (a) a transaction or series of transactions pursuant to which any person (or group of persons) other than InSight Holdings and its affiliates acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 15% of the outstanding capital stock of InSight, whether from InSight or pursuant to a tender offer or exchange offer or otherwise; (b) any acquisition or proposed acquisition of, or business combination with, InSight or any of its subsidiaries, as the case may be, by a merger or other business combination (including any so-called "merger-of-equals" and whether or not InSight or any of its subsidiaries is the entity surviving any such merger or business combination); or (c) any merger, reorganization, consolidation, recapitalization, liquidation, extraordinary dividend, sale of assets or other similar transaction by or involving any person (or group of persons) other than InSight Holdings and its affiliates if, after giving effect thereto, the stockholders of InSight prior thereto beneficially own less than 85% of the outstanding voting stock or participating stock of the combined or ongoing entity (other than a transaction contemplated by the merger agreement); and

  . the term "superior proposal" means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) by any person (or group of persons), other than InSight Holdings and its affiliates to enter into a takeover proposal, the effect of which would be that stockholders of InSight would beneficially own less than 40% of the voting stock, common stock and participating stock of the combined or ongoing entity, and which the InSight board of directors determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to InSight's stockholders than the merger agreement, taking into account all relevant factors (including whether, in the good faith judgment of the InSight board of directors, after consultation with a financial advisor of nationally recognized reputation, the party making the proposal is reasonably able to finance the transaction and after consideration of any proposed adjustments to the merger agreement by InSight Holdings in response to such takeover proposal.

   Neither the InSight board of directors nor any committee of the board of directors shall approve or recommend or execute or enter into any offer, proposal, letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement related to any takeover proposal, other than any such agreement entered into concurrently with the termination of the merger agreement as described below.

   Notwithstanding the foregoing, in response to a superior proposal received prior to the date of the special meeting which was not solicited by InSight and which did not otherwise result from a breach of the provisions of the merger agreement, if the InSight board of directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the InSight stockholders under applicable law, the InSight board of directors may terminate the merger agreement and enter into a definitive agreement regarding the superior proposal, but only at a time that is after the third business day following InSight Holdings' receipt of written notice of the InSight board of directors' intent to terminate the merger agreement. During this three business day period, InSight shall provide an opportunity for InSight Holdings to make adjustments in the terms and conditions of the merger agreement as would lead InSight to proceed with the transactions contemplated by the merger agreement; provided, that (a) any adjustments shall be at the discretion of the parties at the time and (b) any decision of InSight to proceed with the superior proposal or the transactions contemplated by the merger agreement (as amended by the adjustments) is at the sole and absolute discretion of InSight. Prior to terminating the merger agreement, InSight must pay a termination fee to InSight Holdings. See "--Termination of the Merger Agreement" and "--Termination Fees; Expenses."

Termination of the Merger Agreement

   The merger agreement may be terminated at any time before the effective time of the merger, whether before or after adoption of the merger agreement by the InSight stockholders:

  . by mutual agreement of InSight Holdings, InSight Acquisition and InSight;

  . by InSight Holdings, InSight Acquisition or InSight, if the merger has not been completed by the later of October 8, 2001 and 35 days after the completion the audit of the consolidated financial statements of InSight and its subsidiaries for the fiscal year ended June 30, 2001 and delivery to InSight Holdings; provided, that the right to terminate the merger agreement shall not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of completion of the merger agreement to occur on or before such date;

  . by InSight Holdings, InSight Acquisition or InSight, if any court of competent jurisdiction in the United States or other United States governmental authority issues an order, decree, ruling or takes any other action restraining, enjoining or otherwise prohibiting the merger and that order, decree, ruling or other action has become final and nonappealable;

  . by InSight Holdings, InSight Acquisition or InSight, if the InSight stockholders do not adopt the merger agreement at the special meeting or any adjournment or postponement of that meeting; provided that, before InSight may terminate the merger agreement under this provision, InSight must have reimbursed InSight Holdings for its expenses up to $1 million;

  . by InSight, at any time prior to the date of the special meeting of stockholders, in response to a superior proposal which was not solicited by InSight and which did not otherwise result from a breach of the provisions of the merger agreement, if InSight has complied with certain notice requirements and paid the termination fee;

  . by InSight, in the event InSight Holdings or InSight Acquisition materially breaches its obligations under the merger agreement, unless such breach is cured within 30 days after written notice to InSight Holdings by InSight; or

  . by InSight Holdings or InSight Acquisition in the event InSight materially breaches its obligations under the merger agreement unless such breach is cured within 30 days after written notice to InSight by InSight Holdings or InSight Acquisition

Termination Fees; Expenses

   If InSight Holdings, InSight Acquisition or InSight elect to terminate the merger agreement due to the failure of the InSight stockholders to approve the merger agreement at the special meeting or any adjournment or postponement of that meeting, then InSight shall reimburse InSight Holdings for its fees and expenses incurred in connection with the transactions contemplated by the merger agreement, up to a maximum of $1 million.

   In addition, if InSight terminates the merger agreement and enters into a superior proposal, InSight must pay InSight Holdings a termination fee of $7 million, of which $5 million shall be payable immediately prior to the termination and $2 million shall be payable upon the earlier of (a) 6 months from the date of termination and (b) consummation of a superior proposal or other takeover proposal.

   The merger agreement further provides that if InSight fails to pay the termination fee when due and, in order to obtain payment of the fee, InSight Holdings commences a suit which results in a judgment against InSight for the fee, InSight must pay the costs and expenses of InSight Holdings, including attorneys' fees and expenses, in connection with any action taken to collect payment, together with interest on the amount of the fee.

Amendment; Extension and Waiver

   Subject to applicable law:

  . the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been adopted by the InSight stockholders, no amendment may be entered into which by law requires further approval by the InSight stockholders unless that further approval is obtained; and

  . at any time before the completion of the merger, a party may, by written instrument signed on behalf of that party, (a) extend the time for performance of any of the obligations or other acts of any other party to the merger agreement, (b) waive any inaccuracies in representations and warranties of any other party contained in the merger agreement or in any document delivered pursuant to the merger agreement, or (c) except as provided in the merger agreement, waive compliance by any other party with any agreements or conditions in the merger agreement.

Expenses

   Except as set forth above, whether or not the merger is consummated, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees or expenses, except that InSight Holdings and InSight will share equally (a) the Securities and Exchange Commission filing fees in connection with this proxy statement and (b) the filing fees for the pre-merger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table shows the beneficial ownership, reported to InSight as of June 28, 2001, of InSight common stock, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options and warrants and conversions of InSight preferred stock within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934), of (a) each person known to InSight to own beneficially 5% or more of the InSight common stock,
(b) each director of InSight, (c) each of InSight's named executive officers, and (d) all directors and executive officers, as a group.

                                                          Amount and Nature  Percent of
                                                            of Beneficial   Common Stock
                                                            Ownership of    Beneficially
Name and Addresses of Beneficial Owners                    Common Stock(1)    Owned(1)
---------------------------------------                   ----------------- ------------
Stockholders affiliated with The Carlyle Group(2)........     3,273,408         52.1%
 1001 Pennsylvania Avenue, N.W., Suite 220 South,
 Washington, D.C. 20004

GE Fund(3)...............................................     1,307,224         30.3%
 3135 Easton Turnpike, Fairfield, CT 06431

General Electric Company(4)..............................     2,300,448         43.3%
 3135 Easton Turnpike, Fairfield, CT 06431

Grant R. Chamberlain(5)..................................        40,000          1.3%
 200 East Randolph Drive, 74th Floor, Chicago, IL 60601

W. Robert Dahl(6)........................................         8,500            *
 520 Madison Ave., 41st Floor, New York, NY 10022

Frank E. Egger(7)........................................       122,319          3.9%
 10301 S.W. 13th Street, Pembroke Pines, FL 33025

Leonard H. Habas(8)......................................        90,758          2.9%
 2290 Lucien Way, Suite 280, Maitland, FL 32751

Jerome C. Marcus (9).....................................             0            0
 120 Long Ridge Road, Stamford, CT 06927

Ronald G. Pantello(10)...................................        58,773          1.9%
 200 Madison Avenue, 9th Floor, New York, NY 10016

Steven T. Plochocki(11)..................................        38,333          1.3%
 4400 MacArthur Blvd., Suite 800, Newport Beach, CA 92660

Glenn A. Youngkin(12)....................................         4,400            *
 57 Berkeley Square, London, England W1X5DH

E. Larry Atkins(13)......................................       192,100          6.0%
 1845 Port Tiffin Place, Newport Beach, CA 92660

Patricia R. Blank(14)....................................        24,000            *
 4400 MacArthur Blvd., Suite 800, Newport Beach, CA 92660

Michael A. Boylan(15)....................................        86,370          2.8%
 110 Gibraltar Road, Horsham, PA 18901

Thomas V. Croal(16)......................................       126,250          4.0%
 4400 MacArthur Blvd., Suite 800, Newport Beach, CA 92660

Brian G. Drazba(17)......................................        35,500          1.2%
 4400 MacArthur Blvd., Suite 800, Newport Beach, CA 92660

                                                          Amount and Nature  Percent of
                                                            of Beneficial   Common Stock
                                                            Ownership of    Beneficially
Name and Addresses of Beneficial Owners                    Common Stock(1)    Owned(1)
---------------------------------------                   ----------------- ------------
Cecilia A. Guastaferro(18)...............................       11,250             *
 4400 MacArthur Blvd., Suite 800, Newport Beach, CA 92660

Marilyn U. MacNiven-Young(19)............................       40,000           1.3%
 4400 MacArthur Blvd., Suite 800, Newport Beach, CA 92660

Michael S. Madler(20)....................................       27,500             *
 4400 MacArthur Blvd., Suite 800, Newport Beach, CA 92660

All directors and executive officers, as a group (15
 persons)(21)............................................      713,953          19.2%

--------
  *  Less than 1% of the outstanding InSight common stock.

 (1) For purposes of this table, a person is deemed to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after June 28, 2001. For purposes of this table, the percent of InSight common stock beneficially owned has been calculated without giving effect to the conversion of InSight preferred stock or warrants except that, in calculating the percent of InSight common stock beneficially owned by any of our preferred stockholders, the InSight preferred stock or warrants owned by such preferred stockholders has been treated on an as-if-converted basis.

 (2) The information in the table is based upon the Schedule 13D filed with the Securities and Exchange Commission by stockholders affiliated with The Carlyle Group on October 24, 1997, as amended on May 18, 1999, June 3, 1999 and July 10, 2001. Represents shares of InSight common stock issuable upon conversion of all 25,000 shares of InSight Series B preferred stock (convertible into 2,985,075 shares of InSight common stock) and exercise of certain warrants ("Carlyle Warrants") (exercisable for 250,000 shares of InSight common stock) held by The Carlyle Group and its affiliates, which stockholders are comprised of the entities listed in the following sentence. The cumulative Carlyle stockholders ownership figure represents
     (i) 3,235,075 shares beneficially owned by Carlyle Partners II, L.P., including 8,208 shares of InSight Series B preferred stock (convertible into 980,027 shares of InSight common stock) and Carlyle Warrants to purchase 82,077 shares of InSight common stock with respect to which it has disposal power, and 3,235,075 shares with respect to which it shares voting power; (ii) 3,235,075 shares beneficially owned by Carlyle Partners III, L.P., including 375 shares of InSight Series B preferred stock (convertible into 44,732 shares of InSight common stock) and Carlyle Warrants to purchase 3,746 shares of InSight common stock with respect to which it has disposal power, and 3,235,075 shares with respect to which it shares voting power; (iii) 896,526 shares beneficially owned by Carlyle International Partners II, L.P., including 6,928 shares of InSight Series B preferred stock (convertible into 827,244 shares of InSight common stock) and Carlyle Warrants to purchase 69,282 shares of InSight common stock with respect to which it has disposal power and shares voting power;
     (iv) 48,305 shares beneficially owned by Carlyle International Partners III, L.P., including 373 shares of InSight Series B preferred stock (convertible into 44,572 shares of InSight common stock) and Carlyle Warrants to purchase 3,733 shares of InSight common stock with respect to which it has disposal power and shares voting power; (v) 201,858 shares beneficially owned by C/S International Partners, including 1,560 shares of InSight Series B preferred stock (convertible into 186,258 shares of InSight common stock) and Carlyle Warrants to purchase 15,599 shares of InSight common stock with respect to which it has disposal power and shares voting power; (vi) 1,115 shares beneficially owned by Carlyle Investment Group, L.P., including 9 shares of InSight Series B preferred stock (convertible into 1,029 shares of InSight common stock) and Carlyle Warrants to purchase 86 shares of InSight common stock with respect to which it has disposal power and shares voting power; (vii) 118,878 shares beneficially owned by Carlyle-InSight International Partners, L.P., including 919 shares of InSight Series B preferred stock (convertible into 109,691 shares of InSight common stock) and Carlyle Warrants to purchase 9,187 shares of InSight common stock with respect to which it has disposal power and shares voting power; (viii) 3,235,075 shares beneficially owned by Carlyle-InSight Partners, L.P. including 3,181 shares of InSight Series B preferred stock (convertible into 379,863 shares of InSight common stock) and Carlyle Warrants to purchase 31,813 shares of InSight common stock with respect to which it has disposal power and 3,235,075 shares with respect to which it shares voting power; (ix) 446,135 shares beneficially owned by Carlyle Investment Management, L.L.C. acting as investment advisor and manager with responsibility to invest certain assets of the State Board of Administration of the State of Florida ("State Board"), including 3,448 shares of InSight Series B preferred stock (convertible into 411,658 shares of InSight common stock) and Carlyle Warrants to purchase
     34,476 shares of InSight common stock with respect to which it has disposal power and shares voting power; (x) warrants to purchase 30,000 shares of InSight common stock at an exercise price of $7.25 per share owned by TC Group Management, LLC, which are not included in the 3,235,075 shares beneficially owned and (xi) warrants to purchase 8,333 shares of InSight common stock at an exercise price of $7.50 per share owned by TC Group Management, L.L.C., which are not included in the 3,235,075 shares beneficially owned. Does not include warrants to purchase 1,667 shares of InSight common stock at an exercise price of $7.50 per share, which are not currently exercisable. TC Group, L.L.C. may be deemed to share voting and disposal power with respect to, and therefore be the beneficial owner of 3,235,075 shares of InSight common stock as the general partner of Carlyle Partners II, L.P., Carlyle Partners III, L.P., Carlyle Investment Group, L.P., and Carlyle-InSight Partners, L.P., and as the managing partner of Carlyle International Partners II, L.P., Carlyle International Partners III, L.P., C/S International Partners, and Carlyle-InSight Partners, L.P. TCG Holdings, L.L.C., as a member holding a controlling interest in TC Group, L.L.C., may be deemed to share all rights herein described belonging to TC Group, L.L.C. Furthermore, because certain managing members of TCG Holdings, L.L.C, are also managing members of Carlyle Investment Management, L.L.C., Carlyle Investment Management, L.L.C. may be deemed to be part of the Carlyle stockholders and consequently, TCG Holdings, L.L.C. may be deemed the beneficial owner of the shares of InSight common stock controlled by Carlyle Investment Management, L.L.C. The principal business address of TC Group, L.L.C. and TCG Holdings, L.L.C. is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004. The principal business address of Carlyle Partners II, L.P., Carlyle Partners III, L.P., Carlyle Investment Group, L.P., Carlyle-InSight Partners, L.P., and Carlyle Investment Management, L.L.C. is Delaware Trust Building, 900 Market Street, Suite 200, Wilmington, Delaware 19801. The principal business address of Carlyle International Partners II, L.P., Carlyle International Partners III, L.P., C/S International Partners, and Carlyle-InSight International Partners, L.P. is Coutts & Co., P.O. Box 707, Cayman Islands, British West Indies. The Carlyle stockholders own all of the outstanding shares of InSight Series B preferred stock.

 (3) The information in the table is based upon Schedule 13D filed by GE Fund with the Securities and Exchange Commission on July 5, 2001. Represents shares of InSight common stock issuable upon conversion of all 10,948 shares of InSight Series C preferred stock (convertible into 1,307,224 shares of InSight common stock) held by GE Fund. GE Fund owns approximately 39.2% of the outstanding shares of InSight Series C preferred stock.

 (4) The information in the table is based upon Amendment No. 2 to Schedule 13D filed by General Electric Company with the Securities and Exchange Commission on July 5, 2001. Represents shares of InSight common stock issuable upon (i) conversion of all 17,005 shares of InSight Series C preferred stock (convertible into 2,030,448 shares of InSight common stock) held by General Electric Company, (ii) exercise of certain warrants ("GE Warrants") (exercisable for 250,000 shares of InSight common stock),
     (iii) warrants to purchase 15,000 shares of InSight common stock at an exercise price of $10.00 per share and (iv) warrants to purchase 5,000 shares of InSight common stock at an exercise price of $8.88 per share. General Electric Company owns approximately 60.8% of the outstanding shares of InSight Series C preferred stock.

 (5) Includes (i) options to purchase 15,000 shares of InSight common stock at an exercise price of $7.00 per share, (ii) options to purchase 5,000 shares of InSight common stock at an exercise price of $5.75 per share,
     (iii) options to purchase 5,000 shares of InSight common stock at an exercise price of $6.88 per share, and (iv) warrants to purchase 15,000 shares of InSight common stock at an exercise price of $4.56 per share.

 (6) Mr. Dahl is a managing member of TCG Holdings, L.L.C. Mr. Dahl's interest in TCG Holdings, L.L.C. is not controlling and thus Mr. Dahl expressly disclaims any beneficial ownership in the InSight common stock beneficially owned by TCG Holdings, L.L.C.

 (7) Includes (i) options to purchase 15,000 shares of InSight common stock at an exercise price of $5.37 per share, (ii) options to purchase 2,000 shares of InSight common stock at an exercise price of $16.20 per share,
     (iii) options to purchase 10,000 shares of InSight common stock at an exercise price of $6.50 per share, (iv) options to purchase 833 shares of InSight common stock at an exercise price of $17.25 per share, (v) warrants to purchase 2,268 shares of InSight common stock at an exercise price of $5.64 per share, (vi) warrants to purchase 15,000 shares of InSight common stock at an exercise price of $4.56 per share, and (vii) warrants to purchase 15,000 shares of InSight common stock at an exercise price of $6.00 per share. Does not include options to purchase 4,167 shares of InSight common stock at an exercise price of $17.25 per share, which are not currently exercisable.

 (8) Includes (i) options to purchase 15,000 shares of InSight common stock at an exercise price of $5.37 per share, (ii) options to purchase 4,485 shares of InSight common stock at an exercise price of $15.64 per share,
     (iii) options to purchase 8,970 shares of InSight common stock at an exercise price of $1.25 per share, (iv) options to purchase 8,970 shares of InSight common stock at an exercise price of $0.10 per share, (v) options to purchase 833 shares of InSight common stock at an exercise price of $17.25 per share, (vi) options to purchase 10,000 shares of InSight common stock at an exercise price of $6.50 per share, and (vii) warrants to purchase 15,000 shares of InSight common stock at an exercise price of $4.56 per share. Does not include options to purchase 4,167 shares of InSight common stock at an exercise price of $17.25 per share, which are not currently exercisable.

 (9) Mr. Marcus is an employee of an affiliate of General Electric Company and as such expressly disclaims any beneficial ownership in the InSight common stock beneficially owned by General Electric Company or GE Fund.

(10) Includes (i) options to purchase 15,000 shares of InSight common stock at an exercise price of $5.37 per share, (ii) options to purchase 8,970 shares of InSight common stock at an exercise price of $1.25 per share,
     (iii) options to purchase 8,970 shares of InSight common stock at an exercise price of $0.10 per share, (iv) options to purchase 10,000 shares of InSight common stock at an exercise price of $6.50 per share, (v) options to purchase 833 shares of InSight common stock at an exercise price of $17.25 per share, and (vi) warrants to purchase 15,000 shares of InSight common stock at an exercise price of $4.56 per share. Does not include options to purchase 4,167 shares of InSight common stock at an exercise price of $17.25 per share, which are not currently exercisable.

(11) Includes options to purchase 33,333 shares of InSight common stock at an exercise price of $8.37 per share. Does not include options to purchase 141,667 shares of InSight common stock at an exercise price of $8.37 per share, which are not currently exercisable.

(12) Mr. Youngkin is a managing member of TCG Holdings, L.L.C. Mr. Youngkin's interest in TCG Holdings, L.L.C. is not controlling and thus Mr. Youngkin expressly disclaims any beneficial ownership in the InSight common stock beneficially owned by TCG Holdings, L.L.C.

(13) Includes (i) options to purchase 37,500 shares of InSight common stock at an exercise price of $4.56 per share, (ii) options to purchase 75,000 shares of InSight common stock at an exercise price of $6.25 per share, and (iii) options to purchase 50,000 shares of InSight common stock at an exercise price of $8.37 per share.

(14) Includes options to purchase 22,500 shares of InSight common stock at an exercise price of $8.37 per share. Does not include options to purchase 17,500 shares of InSight common stock at an exercise price of $8.37 per share, which are not currently exercisable.

(15) Includes (i) options to purchase 11,960 shares of InSight common stock at an exercise price of $0.42 per share, (ii) options to purchase 8,970 shares of InSight common stock at an exercise price of $0.10 per share,
     (iii) options to purchase 17,940 shares of InSight common stock at an exercise price of $0.84 per share, (iv) options to purchase 10,000 shares of InSight common stock at an exercise price of $6.25 per share, (v) options to purchase 10,000 shares of InSight common stock at an exercise price of $4.56 per share, and (vi) options to purchase 27,500 shares of InSight common stock at an exercise price of $8.37 per share. Does not include options to purchase 32,500 shares of InSight common stock at an exercise price of $8.37 per share, which are not currently exercisable.

(16) Includes (i) options to purchase 25,000 shares of InSight common stock at an exercise price of $6.25 per share, (ii) options to purchase 25,000 shares of InSight common stock at an exercise price of $4.56 per share, and (iii) options to purchase 71,250 shares of InSight common stock at an exercise price of $8.37 per share. Does not include options to purchase 73,750 shares of InSight common stock at an exercise price of $8.37 per share, which are not currently exercisable.

(17) Includes (i) options to purchase 8,000 shares of InSight common stock at an exercise price of $6.25 per share, (ii) options to purchase 10,000 shares of InSight common stock at an exercise price of $4.56 per share, and (iii) options to purchase 17,500 shares of InSight common stock at an exercise price of $8.37 per share. Does not include options to purchase 22,500 shares of InSight common stock at an exercise price of $8.37 per share, which are not currently exercisable.

(18) Includes (i) options to purchase 5,000 shares of InSight common stock at an exercise price of $4.56 per share, and (ii) options to purchase 6,250 shares of InSight common stock at an exercise price of $8.37 per share. Does not include to purchase 13,750 shares of InSight common stock at an exercise price of $8.37 per share, which are not currently exercisable.

(19) Includes (i) options to purchase 37,500 shares of InSight common stock at an exercise price of $9.38 per share and (ii) options to purchase 2,500 shares of InSight common stock at an exercise price of $8.37 per share. Does not include (i) options to purchase 12,500 shares of InSight common stock at an exercise price of $9.38 per share, and (ii) options to purchase 7,500 shares of InSight common stock at an exercise price of $8.37 per share, which are not currently exercisable.

(20) Includes options to purchase 27,500 shares of InSight common stock at an exercise price of $8.37 per share. Does not include options to purchase 52,500 shares of InSight common stock at an exercise price of $8.37 per share, which are not currently exercisable.

(21) Assumes the exercise in full of options or warrants described in footnotes
     (5), (7), (8), (10), (11) and (14) through (20) that are currently exercisable or that will become exercisable within 60 days of June 28, 2001.

   Except as otherwise noted, InSight believes that each of the stockholders listed in the table above has sole voting and dispositive power over all shares owned.

                              2001 ANNUAL MEETING

   Due to the contemplated merger, InSight does not currently anticipate holding a 2001 annual meeting of stockholders.

                      WHERE YOU CAN FIND MORE INFORMATION

   InSight files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file with the Securities and Exchange Commission at its Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

   You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

   You should rely only on the information contained in this proxy statement (including the Annexes). We have not authorized anyone to give any information different from the information contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate
as of any date later than      , 2001, and the mailing of this proxy statement
to stockholders shall not create any implications to the contrary.


   This proxy statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about InSight and our financial condition:

  1. Annual Report on Form 10-K for the fiscal year ended June 30, 2000;

  2. Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000;

  3. Quarterly Report on Form 10-Q for the fiscal quarter ended December 31,
     2000;

  4. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,
     2001;

  5. Current Report on Form 8-K/A dated August 14, 2000; and

  6. Current Report on Form 8-K dated July 2, 2001.

   We are also incorporating by reference all additional documents that we may file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this proxy statement and the date of the InSight special meeting.

                                 OTHER MATTERS

   As of the date of this proxy statement, the InSight board of directors knows of no matters which are to be considered at this special meeting other than as described in this proxy statement. If any other business properly comes before this special meeting, the persons named in the accompanying form of proxy will, as to such items, vote or refrain from voting in accordance with his or her best judgment.

                                          By order of the board of directors

                                          Marilyn U. MacNiven-Young
                                          Executive Vice President, General
                                           Counsel and Secretary

Newport Beach, California
    , 2001

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                    INSIGHT HEALTH SERVICES HOLDINGS CORP.,

                               JWCH MERGER CORP.,

                                      and

                         INSIGHT HEALTH SERVICES CORP.

                           Dated as of June 29, 2001

                               TABLE OF CONTENTS

 Section                                                                              Page
 -------                                                                              ----
 1. The Merger.......................................................................   1
    1.1  General.....................................................................   1
    1.2  Certificate of Incorporation................................................   2
    1.3  Bylaws......................................................................   2
    1.4  Directors and Officers......................................................   2
    1.5  Effect on Company Common Stock; Conversion of Company Preferred Stock.......   2
    1.6  Company Stock Options; Warrants.............................................   3
    1.7  Adjustment of the Merger Consideration......................................   3
    1.8  Exchange Procedures; Stock Transfer Books...................................   4
    1.9  Return of Exchange Fund.....................................................   5
    1.10 Further Assurances..........................................................   5

 2. Representations and Warranties of the Company....................................   5
    2.1  Organization................................................................   5
    2.2  Subsidiaries................................................................   5
    2.3  Capital Structure...........................................................   6
    2.4  Authority...................................................................   7
    2.5  No Conflict.................................................................   7
    2.6  Financial Information.......................................................   8
    2.7  Company Proxy Statement.....................................................   8
    2.8  Absence of Certain Changes..................................................   8
    2.9  Properties..................................................................  10
    2.10 Capital Leases..............................................................  10
    2.11 Contracts...................................................................  10
    2.12 Absence of Default..........................................................  11
    2.13 Litigation..................................................................  11
    2.14 Compliance with Law.........................................................  11
    2.15 Intellectual Property.......................................................  12
    2.16 Taxes.......................................................................  12
    2.17 ERISA Compliance............................................................  13
    2.18 Environmental Laws..........................................................  14
    2.19 Voting Requirements; Board Approval and Recommendation......................  14
    2.20 Labor Matters...............................................................  15
    2.21 Insurance...................................................................  15
    2.22 Regulatory Matters..........................................................  15
    2.23 Medicare/Medicaid Participation.............................................  16
    2.24 State Takeover Statutes; Rights Plan........................................  17
    2.25 Brokers.....................................................................  17
    2.26 Opinion of Financial Advisor................................................  17
    2.27 Accounts Receivable.........................................................  17
    2.28 Full Disclosure.............................................................  17

 3. Representations and Warranties of Parent and Acquisition.........................  17
    3.1  Organization, Standing and Corporate Power..................................  17
    3.2  Authority...................................................................  18
    3.3  No Conflict.................................................................  18
    3.4  Information Supplied........................................................  18
    3.5  Financing...................................................................  18
    3.6  Parent Owned Shares of Company Common Stock.................................  19

                                      (i)

 Section                                                                              Page
 -------                                                                              ----
 4. Conduct Pending Closing..........................................................  19
    4.1  Conduct of Business Pending Closing.........................................  19
    4.2  Prohibited Actions Pending Closing..........................................  19
    4.3  Control of Company Operations...............................................  21

 5. Additional Agreements............................................................  21
    5.1  Access; Documents; Supplemental Information.................................  21
    5.2  No Solicitation by the Company..............................................  22
    5.3  Preparation of the Company Proxy Statement; Company Stockholders Meeting....  24
    5.4  Reasonable Best Efforts.....................................................  24
    5.5  Employee Benefit Plans; Existing Agreement..................................  25
    5.6  Indemnification.............................................................  25
    5.7  Fees and Expenses...........................................................  26
    5.8  Public Announcements........................................................  27
    5.9  Stockholder Litigation......................................................  27
    5.10 Financing...................................................................  27
    5.11 HSR Filings.................................................................  27
    5.12 Cooperation Regarding The Financing Commitments.............................  27

 6. Conditions Precedent.............................................................  28
    6.1  Conditions Precedent to Each Party's Obligation to Effect the Merger........  28
    6.2  Conditions Precedent to Obligations of Acquisition and Parent...............  28
    6.3  Conditions Precedent to the Company's Obligations...........................  29
    6.4  Frustration of Closing Conditions...........................................  29

 7. Termination......................................................................  29

 8. Non-Survival of Representations and Warranties...................................  30

 9. Contents of Agreement; Parties in Interest; etc..................................  30

 10. Assignment and Binding Effect...................................................  30

 11. Definitions.....................................................................  31

 12. Notices.........................................................................  32

 13. Amendment.......................................................................  33

 14. Extensions; Waiver..............................................................  33

 15. Governing Law...................................................................  33

 16. No Benefit to Others............................................................  33

 17. Effect of Termination...........................................................  33

 18. Severability....................................................................  34

 19. Section Headings................................................................  34

 20. Schedules and Exhibits..........................................................  34

 21. Counterparts....................................................................  34

 EXHIBITS
    Exhibit "A" Certificate of Merger
    Exhibit "B" Amended and Restated Certificate of Incorporation of the Company

                                      (ii)

                           Glossary of Defined Terms

                                                                   Location of
Defined Term                                                       Definition
------------                                                     ---------------
Acquisition..................................................... Preamble
Acquisition Agreement........................................... Section 5.2(b)
Affiliate....................................................... Section 11
Agreement....................................................... Preamble
Authorizations.................................................. Section 2.14(b)
Cap............................................................. Section 5.6(b)
Carlyle......................................................... Recitals
Certificate..................................................... Section 1.5(c)
Certificate of Merger........................................... Section 1.1(b)
CHAMPUS......................................................... Section 11(g)
Closing......................................................... Section 1.1(b)
Closing Date.................................................... Section 1.1(b)
Code............................................................ Section 11
Company......................................................... Preamble
Company Benefit Plans........................................... Section 2.17(a)
Company Board Approval.......................................... Section 2.19(b)
Company Capital Stock........................................... Section 1.7
Company Common Stock............................................ Section 2.3(a)
Company Disclosure Schedule..................................... Section 2
Company Filed SEC Documents..................................... Section 2.8
Company Material Contracts...................................... Section 2.12
Company Preferred Stock......................................... Section 2.3(a)
Company Proxy Statement......................................... Section 2.7
Company SEC Documents........................................... Section 2.6
Company Series A Preferred Stock................................ Section 2.3(a)
Company Series B Preferred Stock................................ Section 2.3(a)
Company Series C Preferred Stock................................ Section 2.3(a)
Company Series D Preferred Stock................................ Section 2.3(a)
Company Stock Options........................................... Section 1.6(a)
Company Stock Plans............................................. Section 11
Company Stockholder Approval.................................... Section 2.19(a)
Company Stockholders Meeting.................................... Section 5.3(b)
Confidentiality Agreement....................................... Section 9
Consents........................................................ Section 2.5(b)
Definitive Financing Agreements................................. Section 5.10
DGCL............................................................ Recitals
Dissenting Shares............................................... Section 1.5(d)
Effective Time.................................................. Section 1.1(b)
Environmental Laws.............................................. Section 11
ERISA........................................................... Section 2.17(a)
ERISA Affiliate................................................. Section 2.17(a)
Exchange Act.................................................... Section 2.5(b)
Exchange Fund................................................... Section 1.8(a)
Financing Commitments........................................... Section 3.5
GAAP............................................................ Section 11
GE.............................................................. Recitals
Governmental Entity............................................. Section 2.5(b)
Hazardous Substances............................................ Section 11

                                     (iii)

                                                                   Location of
Defined Term                                                       Definition
------------                                                     ---------------
Healthcare Law.................................................. Section 11
HSR Act......................................................... Section 2.5(b)
Indemnified Party............................................... Section 5.6(a)
Intellectual Property Rights.................................... Section 2.15(a)
IRS............................................................. Section 2.16(d)
knowledge....................................................... Section 11
Laws............................................................ Section 2.14(a)
Legal Proceedings............................................... Section 2.13
Liens........................................................... Section 11
Managed Entity.................................................. Section 2.22(a)
Material Adverse Effect......................................... Section 11
Merger.......................................................... Recitals
Merger Consideration............................................ Section 1.5(c)
Option Consideration............................................ Section 1.6(a)
Parent.......................................................... Preamble
Parent Disclosure Schedule...................................... Section 3
Parent Expenses................................................. Section 5.7(b)
Paying Agent.................................................... Section 1.8(a)
Permitted Liens................................................. Section 11
Person.......................................................... Section 11
reasonable best efforts......................................... Section 11
SEC............................................................. Section 2.6
Securities Act.................................................. Section 2.6
Subsidiary...................................................... Section 11
Superior Proposal............................................... Section 5.2(d)
Surviving Corporation........................................... Section 1.1(a)
Surviving Corporation Plans..................................... Section 5.5(b)
Takeover Proposal............................................... Section 5.2(d)
Tax............................................................. Section 2.16(a)
Tax Return...................................................... Section 2.16(a)
Tender Offer.................................................... Section 11
Termination Fee................................................. Section 5.7(b)
Third Party..................................................... Section 5.2(d)
Voting Agreements............................................... Section 11
Warrants........................................................ Section 2.3(a)
Warrant Consideration........................................... Section 1.6(b)

                                      (iv)

                          AGREEMENT AND PLAN OF MERGER

   AGREEMENT AND PLAN OF MERGER dated as of June 29, 2001 (this "Agreement"), by and among INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation ("Parent"), JWCH MERGER CORP., a Delaware corporation ("Acquisition"), and INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the "Company").

                                   BACKGROUND

   A. Acquisition is a wholly-owned subsidiary of Parent and was formed to merge with and into the Company so that, as a result of the merger, the Company will survive and become a wholly-owned subsidiary of Parent.

   B. The Board of Directors of each of Parent, Acquisition and the Company has determined that this Agreement and the merger of Acquisition with and into the Company (the "Merger") in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), and, subject to the terms and conditions of this Agreement, is advisable and in the best interests of Parent, Acquisition and the Company and their respective stockholders.

   C. The Board of Directors of each of Parent, Acquisition and the Company have approved this Agreement, the Merger and the transactions contemplated hereby.

   D. General Electric Company and the GE Fund (together, "GE") and TC Group, L.L.C. and its Affiliates (collectively, "Carlyle"), holders of approximately 67% of the voting stock of the Company on an as if converted basis, in the aggregate, have each entered into a Voting Agreement, of even date herewith, whereby such stockholders have agreed, subject to the terms and conditions contained therein, to vote in favor of the Merger and the adoption of this Agreement.

                                   AGREEMENT

   NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

   1. The Merger.

     1.1 General.

     (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, at the Effective Time, (i) Acquisition shall be merged with and into the Company, (ii) the separate corporate existence of Acquisition shall cease, and (iii) the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware.

     (b) The Merger shall become effective at the time of filing of a certificate of merger substantially in the form of Exhibit A attached hereto, with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL (the "Certificate of Merger"), or at such later date as the parties may mutually agree (the "Effective Time"). Subject to the terms and conditions of this Agreement, the Company and Acquisition shall duly execute and file the Certificate of Merger with the Secretary of State of the State of Delaware at the time of the closing of the Merger (the "Closing"). The Closing shall take place at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022, on the date on which the last of the conditions set forth in Section 6 have been satisfied or waived or such other date as the parties hereto may mutually agree upon (the "Closing Date").

     (c) At the Effective Time, the effects of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Acquisition shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     1.2 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as set forth in Exhibit B and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

     1.3 Bylaws. The Bylaws of Acquisition, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

     1.4 Directors and Officers. From and after the Effective Time, (a) the directors of Acquisition at the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and
  (b) the officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, in each case, until their respective successors are duly elected or appointed and qualified.

     1.5 Effect on Company Common Stock; Conversion of Company Preferred Stock. Immediately prior to the Effective Time, the Company and the holders of the Company Preferred Stock shall cause all outstanding shares of Company Preferred Stock to be converted into shares of Company Common Stock so that, immediately prior to the Effective Time, no shares of Company Preferred Stock shall remain outstanding. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the holders of any of the following securities:

     (a) each issued and outstanding share of common stock of Acquisition shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Surviving
  Corporation;

     (b) each share of Company Common Stock owned or held in treasury by the Company and each share of Company Common Stock owned by Acquisition or Parent shall be canceled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto; and

     (c) subject to the provisions of Section 1.8, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled and retired in accordance with Section 1.5(b) and any Dissenting Shares) shall be converted into the right to receive $18.00 in cash per share, without interest (the "Merger Consideration"). As of the Effective Time, each share of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired, and each holder of record of a certificate representing any such shares (a "Certificate") shall cease to have any rights with respect thereto, other than the right to receive the Merger Consideration, in accordance with Section 1.8.

     (d) Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL but only to the extent required thereby, shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares of Company Capital Stock who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the DGCL (the "Dissenting Shares") will not be converted into the right to receive the Merger Consideration, and the holders of such Dissenting Shares will be entitled to receive payment of the appraised value of such shares of Company Capital Stock in accordance with the provisions of such Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Company Capital Stock will thereupon be treated as if they had been converted into and become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. The Company shall (i) give Parent prompt notice of any demands received by the Company for appraisals of shares of Company Capital Stock and (ii) consult with and keep Parent informed, on an on-going basis, regarding the status and negotiation of such demands. The Company shall not make any payment or settlement offer, or agree to or effect any settlement, prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer, which consent shall not be unreasonably withheld.

     1.6 Company Stock Options; Warrants.

     (a) As of the Effective Time, each outstanding option to purchase shares of Company Common Stock under the Company Stock Plans (individually, a "Company Stock Option" and collectively, the "Company Stock Options") shall be canceled and retired by virtue of the Merger and each holder of a Company Stock Option shall cease to have any rights with respect thereto, other than the right to receive the Option Consideration, if any, in accordance with this Section 1.6(a). Except as set forth on Schedule 1.6, each holder of a Company Stock Option, whether or not then exercisable, shall be entitled to receive in cash an amount determined by multiplying
  (i) the excess, if any, of the Merger Consideration over the exercise price per share provided in such Company Stock Option, by (ii) the number of shares of Company Common Stock subject to such Company Stock Option (such amount being hereinafter referred to as the "Option Consideration"). Payment of the Option Consideration shall be made by the Company, subject to the terms and conditions of this Agreement, as soon as practicable after consummation of the Merger and receipt by the Company of the surrendered option agreement representing such Company Stock Option and a written instrument, reasonably satisfactory to Parent, duly executed by the holder of such Company Stock Option setting forth (x) a representation by such holder that he or she is the owner of all options represented by such Company Stock Option and (y) a confirmation of, and consent to, the cancellation of all of the options represented by such Company Stock Option. All amounts payable pursuant to this Section 1.6(a) shall be subject to any required withholding of taxes and shall be paid without interest. At the Effective Time, the Company Stock Plans shall terminate.

     (b) As of the Effective Time, each outstanding Warrant shall be canceled and retired by virtue of the Merger and each holder of a Warrant shall cease to have any rights with respect thereto, other than the right to receive the Warrant Consideration, if any, in accordance with this Section 1.6(b). Each holder of a Warrant, whether or not then exercisable, shall be entitled to receive in cash an amount determined by multiplying (i) the excess, if any, of the Merger Consideration over the exercise price per share provided in such Warrant, by (ii) the number of shares of Company Common Stock subject to such Warrant (such amount being hereinafter referred to as the "Warrant Consideration"). Payment of the Warrant Consideration shall be made by the Company, subject to the terms and conditions of this Agreement, as soon as practicable after consummation of the Merger and receipt by the Company of the surrendered Warrant and a written instrument, reasonably satisfactory to Parent, duly executed by the holder of such Warrant setting forth (x) a representation by such holder that he or she is the owner of all rights represented by such Warrant and
  (y) a confirmation of, and consent to, the cancellation of such Warrant. All amounts payable pursuant to this Section 1.6(b) shall be subject to any required withholding of taxes and shall be paid without interest.

     1.7 Adjustment of the Merger Consideration. In the event that, prior to the Effective Date, any stock split, combination, reclassification or stock dividend with respect to the Company Common Stock or the Company Preferred Stock (collectively, the "Company Capital Stock"), any change or conversion of Company Capital Stock into other securities or any other dividend or distribution with respect to the Company Capital Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Merger Consideration, and thereafter all references to the Merger Consideration shall be deemed to be to the Merger Consideration as so adjusted.

     1.8 Exchange Procedures; Stock Transfer Books.

     (a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company, which shall be reasonably satisfactory to the Company, to act as paying agent hereunder (the "Paying Agent") for payment of the Merger Consideration upon surrender of a Certificate. Prior to or concurrently with the Effective Time, Parent shall cause Acquisition or the Surviving Corporation, as the case may be, to provide the Paying Agent with cash in an amount necessary to pay for all the shares of Company Common Stock pursuant to Section 1.5(c). Such amounts shall hereinafter be referred to as the "Exchange Fund."

     (b) As soon as practicable after the Effective Time, Parent shall use its reasonable efforts to cause the Paying Agent to send to each Person who was, at the Effective Time, a holder of record of Certificates which shares were converted into the right to receive the Merger Consideration pursuant to Section 1.5(c), a letter of transmittal which (i) shall specify that delivery shall be effected and risk of loss and title to such Certificates shall pass, only upon actual delivery thereof to the Paying Agent, and (ii) shall contain instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Paying Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall promptly receive in exchange therefor the Merger Consideration.

     (c) If any Merger Consideration is to be paid to any Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate shall be properly endorsed and otherwise in proper form for transfer and such Person either (i) shall pay to the Paying Agent any transfer or other taxes required as a result of the distribution of such cash payment to such Person, or (ii) shall establish to the reasonable satisfaction of the Paying Agent that such tax has been paid or is not applicable. Parent or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Paying Agent. All amounts in respect of taxes received or withheld by Parent shall be disposed of by Parent in accordance with the Code or such state, local or foreign tax law, as applicable.

     (d) As of the Effective Time, all shares of Company Common Stock (other than shares of Company Common Stock to be canceled and retired in accordance with Section 1.5(b) and any Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of the Certificate representing such shares in accordance with this Section 1.8. The Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Section 1.8 shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Common Stock previously represented by such Certificates.

     (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other reasonable conditions as the Board of Directors of the Surviving Corporation may impose, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration payable in respect thereof, pursuant to this Agreement; provided, that Parent may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably require as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

     (f) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration oftransfers of shares of Company's capital stock on the records of the Company.

     (g) The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis; provided, that no such investment or loss thereon shall affect the amounts payable to the Company's stockholders pursuant to Section 1. Any interest and other income resulting from such investments shall promptly be paid to Parent.

     1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of Company Common Stock for 180 days after the Effective Time shall be delivered to Parent, upon its request, and any such former holders who have not theretofore surrendered to the Paying Agent their Certificates in compliance herewith shall thereafter look only to Parent for payment of their claim for the Merger Consideration. None of Parent, Acquisition, the Paying Agent or the Company shall be liable to any former holder of Company Common Stock for any such cash held in the Exchange Fund which is delivered to a public official pursuant to an official request under any applicable abandoned property, escheat or similar law.

     1.10 Further Assurances. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either the Company or Acquisition, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or Acquisition, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Acquisition, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or Acquisition, as applicable, and otherwise to carry out the purposes of this Agreement.

   2. Representations and Warranties of the Company. Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, the Company represents and warrants to Parent and Acquisition as follows:

     2.1 Organization. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority and all necessary governmental approval to carry on its business as it has been and is now being conducted, to use its properties in the manner in which its properties have been and are currently being used, and to perform its obligations under all Company Material Contracts, except for those jurisdictions where the failure to be so organized, existing or in good standing would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would, individually or in the aggregate, not have a Material Adverse Effect on the Company. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws and the charter documents for each of its Subsidiaries in each case, as amended to the date hereof.

     2.2 Subsidiaries. Item 2.2 of the Company Disclosure Schedule sets forth a true and complete list of each of the Company's Subsidiaries. All the outstanding shares of capital stock of, or other equity interest in, each Subsidiary of the Company have been validly issued, including in compliance with all applicable federal and state securities laws, are fully paid and nonassessable and are owned by the Company, except as disclosed in Item 2.2 of the Company Disclosure Schedule.

     2.3 Capital Structure.

     (a) The authorized capital stock of the Company consists of 25,000,000 shares of common stock, par value $.001 per share (the "Company Common Stock") and 3,500,000 shares of preferred stock, par value $.001 per share (the "Company Preferred Stock"), of which (A) 2,501,760 shares have been designated Series A Preferred Stock (the "Company Series A Preferred Stock"), (B) 25,000 shares have been designated Series B Preferred Stock (the "Company Series B Preferred Stock"), (C) 27,953 shares have been designated Series C Preferred Stock (the "Company Series C Preferred Stock") and (D) 632,366 shares shares have been designated Series D Preferred Stock (the "Company Series D Preferred Stock"). As of the date hereof, (i) 3,011,656 shares of Company Common Stock are issued and outstanding; (ii) no shares of the Company Series A Preferred Stock or Company Series D Preferred Stock are issued and outstanding; (iii) 25,000 shares of the Company Series B Preferred Stock are issued and outstanding;
  (iv) 27,953 shares of the Company Series C Preferred Stock are issued and outstanding; (v) no shares of Company Common Stock are held by the Company in its treasury; (vi) 1,828,006 shares of Company Common Stock are reserved for issuance pursuant to the Company Stock Plans, of which 1,555,698 shares are subject to outstanding Company Stock Options; (vii) warrants to purchase 642,183 shares of the Company Common Stock (the "Warrants") are issued and outstanding; and (viii) 9 5/8% Senior Subordinated Notes due in 2008 with an aggregate principal amount of $100,000,000 are issued and outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights and were issued in compliance in all material respects with all applicable federal and state securities laws.

     (b) Except as set forth in Section 2.3(a), as of the date hereof, no shares of capital stock or other equity or voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights or rights (other than Company Stock Options) to receive shares of Company Common Stock or other equity or voting securities of the Company on a deferred basis granted under the Company Stock Plans or otherwise and, except as set forth in Section 2.3(a), no warrants to purchase shares of capital stock or other equity or voting securities of the Company at any time or upon the occurrence of any stated event.

     (c) Except as set forth in Section 2.3(a), no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding.

     (d) As of the date hereof, except as set forth in this Section 2.3, (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options, phantom stock, shadow warrants or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue, any capital stock, voting securities, derivative securities or other securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, and
  (ii) there are not any outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to or aware of any voting agreement with respect to the voting of any such securities.

     (e) There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, (ii) warrants, calls, options, phantom stock, shadow warrants or other rights to acquire from the Company or any Subsidiary, and no obligation of the Company or any Subsidiary to issue, any capital stock, voting securities, derivative securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities, derivative securities or ownership interests in, any such Subsidiary, or (iii) obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of such Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except for the Company's ownership of the Subsidiaries, the Company does not, directly or indirectly, have any ownership or other interest in, or control of, any Person, nor is the Company or any Subsidiary controlled by or under common control with any Person.

     2.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.5 No Conflict.

     (a) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of a benefit under or result in the creation of any encumbrance or lien upon any of the properties or assets of the Company or any of its Subsidiaries under, (i) the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any of its Subsidiaries, or (ii) subject to the governmental filings and other matters referred to in
  Section 2.5(b), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii), any such conflicts, violations, defaults, rights or losses that would not reasonably be expected to have a Material Adverse Effect on the Company. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of a benefit under or result in the creation of any encumbrance or lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any material loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, commitment, concession, franchise, license or similar authorization applicable to the Company or any of its Subsidiaries or their respective properties or assets, in each case, in any material respect.

     (b) No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with or exemption, notice, application, or certificate by or to, (collectively, "Consents") any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission, department or authority or any non- governmental self-regulatory agency, department, commission or authority, foreign or domestic (each, a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any Managed Entity in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable filings and approvals under similar foreign antitrust laws and regulations; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (iii) such filings as may be required by The Nasdaq National Market, Inc.; (iv) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"); and (v) such consents, approvals, orders or authorizations which if not made or obtained would not reasonably be expected to have a Material Adverse Effect on the Company.

     2.6 Financial Information. The Company has filed with the Securities and Exchange Commission ("SEC") since June 30, 1999, all required registration statements, reports, schedules, forms, statements, proxy or information statements and other documents (including exhibits and all other information incorporated therein) (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied or, with respect to those not filed yet, will comply in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the "Securities Act"), or the Exchange Act, as the case may be, and, except to the extent that information contained in any Company SEC Document has been revised and superseded by a later filed Company SEC Document, did not or, with respect to those not yet filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis and consistent with past practices of the Company during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the date thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except as set forth in the financial statements and in the notes thereto contained in the Company Filed SEC Documents and except for liabilities (i) incurred in the ordinary course of business consistent with past practice since the date of the most recent audited financial statements included in the Company Filed SEC Documents, (ii) incurred in connection with this Agreement or the transactions contemplated hereby or thereby which are customary for the transactions contemplated by this Agreement (including, without limitation, fees payable to attorneys, accountants, financial advisors and other representatives), or (iii) disclosed in Item 2.6 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any material liabilities or obligations of any nature.

     2.7 Company Proxy Statement. The definitive proxy statement of the Company (the "Company Proxy Statement") to be filed with the SEC in connection with the transactions contemplated hereby, including without limitation, the Merger, and any amendments or supplements thereto will, when filed, comply in all material respects with the applicable requirements of the Exchange Act. At the time of the filing of the Company Proxy Statement, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on the adoption of this Agreement and approval of the Merger, and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section
  2.7 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company in writing by Parent or Acquisition specifically for use therein.

     2.8 Absence of Certain Changes. Except (i) for liabilities which are customary for the transactions contemplated by this Agreement (including, without limitation, fees payable to attorneys, accountants, financial advisors and other representatives) incurred in connection with this Agreement or the transactions contemplated hereby, (ii) as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (as amended by documents filed and publicly available prior to the date of this Agreement, the "Company Filed SEC Documents"), and (iii) with respect to the matters set forth in subsection
  (d) below that do not exceed $750,000, since June 30, 2000, the Company and its Subsidiaries have conducted their business only in the ordinary course, and there has not been:

     (a) as of the date hereof, any event or circumstance which has had or which would individually or in the aggregate be reasonably expected to have a Material Adverse Effect on the Company;

     (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries;

     (c) any split, combination or reclassification of any of the Company's Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of the Company's capital stock, except for issuances of Company Common Stock upon (i) the exercise of Company Stock Options under the Company Stock Plans awarded prior to the date hereof in accordance with their present terms, (ii) the exercise of the Warrants and (iii) the conversion of the Company Preferred Stock;

     (d) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by the Company;

     (e) any issuance, delivery or agreement (conditionally or unconditionally) to issue or deliver any bonds, notes or other debt securities, other than in the ordinary course of business consistent with past practice or the entry into any lease the obligations of which, in accordance with GAAP, would be capitalized;

     (f) (A) any granting by the Company or any of its Subsidiaries to any current or former director, officer or employee of the Company or any of its Subsidiaries of any material increase in compensation or benefits, except for grants to employees who are not officers or directors in the ordinary course of business consistent with past practice, (B) any granting by the Company or any of its Subsidiaries to any such director, officer or employee of any increase in severance or termination pay (including the acceleration in the vesting of Company Stock Options (or other property) or the provision of any tax gross-up), except for grants to employees who are not officers or directors in the ordinary course of business consistent with past practice or (C) any entry by the Company or any of its Subsidiaries into any employment deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer or employee, except with employees who are not officers or directors in the ordinary course of business consistent with past practice;

     (g) any amendment, waiver or modification of any material term of any outstanding security of the Company or any of its Subsidiaries;

     (h) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any material indebtedness for borrowed money, or any creation or assumption by the Company or any of its Subsidiaries of any encumbrance or lien on any asset other than in the ordinary course of business consistent with past practice;

     (i) any making of any loan, advance or capital contributions to or investment in any Person other than in the ordinary course of business consistent with past practice in excess of $100,000;

     (j) except as disclosed in the Company's fiscal 2001 budget and fiscal 2002 business plan previously provided to Parent by letter dated June 27, 2001, any single or related series of transactions or commitments made, or any single or related series of contracts or agreements entered into, by the Company or any of its Subsidiaries involving aggregate obligations of more than $2,000,000 for any transaction or series of transactions, or any capital expenditures in excess of $2,000,000 in the aggregate;

     (k) any acquisition or disposition of any assets or any merger or consolidation with any Person on behalf of the Company or any of its Subsidiaries (other than sales of inventory in the ordinary course of business in accordance with past practice and other than dispositions of used, obsolete or outmoded equipment or machinery in the ordinary course of business in accordance with past practice);

     (l) any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by the Agreement; or

     (m) any agreement, commitment, arrangement or undertaking by the Company or any Subsidiary to perform any action described in clauses (a) through
  (l).

     2.9 Properties.

     (a) Each of the Company and its Subsidiaries has good and valid title to or a valid leasehold interest in all its properties and assets material to the business of the Company or reflected on the most recent balance sheet contained in the Company's quarterly report on Form 10-Q that is a part of the Company Filed SEC Documents or acquired after the date thereof, except for properties and assets sold or otherwise disposed of in the ordinary course of business since the date of such balance sheet. Set forth on Item 2.9(a) of the Company Disclosure Schedule is a listing of all real property owned or leased by the Company or its Subsidiaries that is material to the conduct of the business of the Company as currently conducted and, except as set forth on Item 2.9(a) of the Company Disclosure Schedule, such real property owned or leased by the Company is free and clear of all liens, security interests, claims and other charges and encumbrances, except for Permitted Liens.

     (b) As to the Company's and its Subsidiaries' owned real property, the Company or a Subsidiary (i) has good and marketable and insurable title to, such properties and (ii) has, and Parent immediately after the Closing will have, access to public roads or valid easements over private streets or private property for such ingress to and egress from such properties, except for such items that do not materially interfere with the Company's ability to conduct its business as currently conducted.

     (c) As to the Company's and its Subsidiaries' leased real property, the Company or one of its Subsidiaries is in peaceful and undisturbed possession of the properties purported to be leased under such leases, and each such lease is valid and in full force and effect without any material default thereunder by the Company or one of its Subsidiaries.

     (d) As to the Company's and its Subsidiaries' owned and leased property that is tangible personal property, such property is in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and is adequate and suitable for the use for which it is intended and none of such property is in need of maintenance or repair, except for ordinary, routine maintenance and repair that is not, in the aggregate, material in nature or cost. Such property is sufficient for the continued conduct by Company and its Subsidiaries of their respective businesses after the Effective Time in substantially the same manner as conducted prior to the Effective Time.

     2.10 Capital Leases. Set forth on Item 2.10 of the Company Disclosure
  Schedule is a true and complete list of all capital leases of the Company or its Subsidiaries. The Company and/or its Subsidiaries is in peaceful and undisturbed possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without any material default thereunder by the Company or any of its Subsidiaries.

     2.11 Contracts. Neither the Company nor any of its Subsidiaries is a party to or bound by any (a) non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of the Company and its Subsidiaries is conducted, (b) material agreement that contains a change in control provision for which Parent would not receive the benefits of such agreement or any benefits of any other party thereto will be increased or the vesting of any such benefits accelerated upon the consummation of the transactions contemplated hereby, (c) agreement that would create rights to any Person against Parent or any of its Affiliates (other than rights that would remain solely against the Company as in effect on the Closing Date) or (d) agreement which provides for payments by the Company and/or any Subsidiary after the date hereof of $2 million or more.

     2.12 Absence of Default. Each agreement listed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 under the rules and regulations of the SEC relating to the business of the Company and its Subsidiaries and the material agreements listed on
  Schedule 2.11 attached hereto (the "Company Material Contracts") is valid and in full force and effect except to the extent it has previously expired in accordance with its terms, and neither the Company nor its Subsidiaries has violated any material provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would reasonably be expected to constitute a material default under the provisions of, any such Company Material Contract. To the knowledge of the Company, no other party to any such Company Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would reasonably be expected to constitute a material default or other material breach under the provisions of, such Company Material Contract.

     2.13 Litigation. Item 2.13 of the Company Disclosure Schedule sets forth
  (i) any actions, suits, arbitrations, legal or administrative proceedings or investigations ("Legal Proceedings") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, pending or threatened against any Managed Entity; (ii) any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal as to which any of the assets, properties or business of the Company or any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any Managed Entity is subject; and (iii) any actions, suits, arbitrations or proceedings as to which the Company or any such Subsidiary or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any Managed Entity is the plaintiff or the Company or any such Subsidiary or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any Managed Entity is contemplating commencing legal action against any other Person, in each such case of clauses (i), (ii) and (iii) which would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

     2.14 Compliance with Law.

     (a) The conduct by the Company and its Subsidiaries and, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities of their respective businesses and affairs have been in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, writs, injunctions or decrees applicable thereto (collectively, "Laws"), except where the failure to comply with such Laws would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect on the Company.

     (b) Each of the Company and its Subsidiaries and, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities has obtained all licenses, permits, certificates or other governmental authorizations (collectively, "Authorizations") necessary for the ownership or use of its assets and properties or the conduct of its business other than Authorizations (i) which are ministerial in nature and which the Company, such Subsidiary or such Managed Entity has no reason to believe would not be issued in due course and (ii) which, the failure of the Company, such Subsidiary or such Managed Entity to possess, would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect on the Company.

     (c) None of the Company, any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed

  Entities has received notice of violation of, or knows of any violation of, any Laws to which it or its business is subject or any Authorization necessary for the ownership or use of its assets and properties or the conduct of its business, except for any such violation which would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect on the Company.

     2.15 Intellectual Property.

     (a) The Company and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, brand names, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights"), in each case, which are material to the conduct of the business of the Company and its Subsidiaries as currently conducted. Item 2.15 of the Company Disclosure Schedule sets forth a listing of each Intellectual Property Right held by the Company, in each case, which is material to the conduct of the business of the Company and its Subsidiaries as currently conducted.

     (b) To the Company's knowledge, the conduct by the Company and its Subsidiaries of their respective businesses has not and does not infringe upon, misappropriate or conflict in any material respect any Intellectual Property Right of any Person, and there are no pending or threatened claims alleging that the Company or any of its Subsidiaries infringes, misappropriates or conflicts in any material respect with the Intellectual Property Rights of any Person.

     2.16 Taxes.

     (a) For purposes of this Agreement, (i) "Tax" or "Taxes" shall mean any federal, foreign, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; and (ii) "Tax Return" shall mean any return, declaration, form, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     (b) The Company and each of its Subsidiaries have timely filed or will timely file all Tax Returns required to be filed by them prior to the Closing Date (taking into account extensions), except for any such Tax Returns which are not reasonably likely to have a Material Adverse Effect on the Company. All such Tax Returns are complete and correct in all respects, except for any such omissions or errors which are not reasonably likely to have a Material Adverse Effect on the Company.

     (c) The Company and each of its Subsidiaries have paid or provided for (or the Company has, on its Subsidiaries' behalf, paid or provided for) all Taxes that are due and payable, except to the extent that any such Taxes are not reasonably likely to have a Material Adverse Effect on the Company. The unpaid Taxes of each of the Company and its Subsidiaries (i) did not, as of the date of the Company's most recent consolidated financial statements contained in the Company Filed SEC Documents, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in such financial statements, and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing its Tax Returns, except to the extent that any such unpaid Taxes are not reasonably likely to have a Material Adverse Effect on the Company.

     (d) Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of the Company, is threatening to assert any claims for Taxes, which claims are reasonably likely to have a Material Adverse Effect on the Company. No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and none of the Company or any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, other than those which are not reasonably likely to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

     (e) There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries, other than liens for Taxes (i) that are not yet due, or (ii) that are being contested in good faith by appropriate proceedings, except for liens which are not reasonably likely to have a Material Adverse Effect on the Company.

     (f) There is no existing tax sharing agreement or other agreement or arrangement with respect to Taxes of a Person other than the Company and its Subsidiaries that may or will require that any payment be made by the Company or any of its Subsidiaries to any such other person after the Closing Date.

     (g) The Company is not a United States real property holding corporation within the meaning of section 897(c)(2) of the Code.

     (h) Except as listed in Item 2.16 of the Company Disclosure Schedule, there is no contract, agreement, plan or arrangement covering any person that, individually or collectively, as a consequence of this transaction, could give rise to the payment of any amount that would not be deductible by Parent, the Company or any of the Subsidiaries by reason of Section 162(m) or 280G of the Code.

     2.17 ERISA Compliance.

     (a) The Company has listed in Item 2.17 of the Company Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any trade or business (whether or not incorporated) which is a member of a controlled group of corporations that includes the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any Subsidiary of the Company or, with respect to the Managed Entities, for which the Company or any Subsidiary has any obligation or liability (together, the "Company Benefit Plans").

     (b) With respect to each Company Benefit Plan, the Company has made available to Parent, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Benefit Plan,
  (iii) each trust agreement and group annuity contract, if any, relating to such Company Benefit Plan, and (iv) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA.

     (c) With respect to the Company Benefit Plans, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any of the Managed Entities could be subject to any liability that is reasonably likely to be material to the Company and its Subsidiaries under ERISA, the Code or any other applicable law.

     (d) With respect to the Company Benefit Plans, there are no material funded benefit obligations for which material contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Company.

     (e) Except as provided for in this Agreement, none of the Company, any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any Managed Entity is a party to any oral or written (i) agreement with any officer or other key employee of the Company, any of its Subsidiaries or any Managed Entity, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions involving the Company contemplated by this Agreement, (ii) agreement with any officer of the Company, any of its Subsidiaries or any Managed Entity providing any term of employment or compensation guarantee extending for a period longer than two years from the date hereof and for the payment of compensation in excess of $500,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as set forth on Schedule 2.17(e) of the Company Disclosure Schedule.

     2.18 Environmental Laws. Except for matters that would not reasonably be expected to have a Material Adverse Effect on the Company, (i) the Company and its Subsidiaries and, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities comply, and within all applicable statutes of limitations periods have complied, with all applicable Environmental Laws; (ii) none of the Company, its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities is subject to liability for any Hazardous Substance disposal or contamination on any third-party property; (iii) none of the Company, any of its Subsidiaries, or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities is subject to liability for any release of, or any exposure of any Person or property to, any Hazardous Substance; (iv) none of the Company, any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (v) none of the Company, any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, the Managed Entities is subject to any orders, decrees or injunctions issued by, or other arrangements with, any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and
  (vi) there are no circumstances or conditions involving the Company, any of its Subsidiaries or, to the actual knowledge of the Company's executive officers and any other officer having primary responsibility for such matters, any of the Managed Entities that could reasonably be expected to cause the Company, any of its Subsidiaries or any of the Managed Entities to become subject to any claims, liability, investigations or costs, or to restrictions on the ownership, use or transfer of any property of the Company, any of its Subsidiaries or any of the Managed Entities, pursuant to any Environmental Law.

     2.19 Voting Requirements; Board Approval and Recommendation.

     (a) Assuming that the holders of Company Series B Preferred Stock and Company Series C Preferred Stock convert all of their Company Series B Preferred Stock and Company Series C Preferred Stock into Company Series D Preferred Stock and/or Company Common Stock, the affirmative vote or consent, as of the applicable record date, of the holders of (i) a majority of all outstanding shares of Company Common Stock and Company Preferred Stock, voting as a single class on an as-converted basis and (ii) 67% of the outstanding shares of the Company Series D Preferred Stock, voting as a separate class (assuming further that the holders of the Company Series D Preferred Stock do not convert all of their Company Series D Preferred Stock into Company Common Stock) (collectively, the "Company Stockholder Approval"), is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other the transactions contemplated hereby.

     (b) The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Company Board Approval"), has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, and has declared the Merger to be advisable, (ii) adopted this Agreement and approved the Merger and the other transactions contemplated hereby,
  (iii) resolved (subject to Section 5.2) to recommend this Agreement and the Merger to such holders for approval and adoption, and (iv) directed (subject to Section 5.2) that this Agreement be submitted to the Company's stockholders for consideration, subject to Section 5.2. Subject only to the Company's ability to terminate this Agreement pursuant to Sections 5.2 and 7(d) hereof, the Company hereby agrees to the inclusion in the Company Proxy Statement of such recommendation of the Board of Directors.

     2.20 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor is there, nor has there been in the last three years, a representation question respecting any of the employees of the Company or any of its Subsidiaries, and, to the knowledge of the Company, there are no campaigns being conducted to solicit cards from employees of the Company or its Subsidiaries to authorize representation by any labor organization, nor is the Company or its Subsidiaries a party to, or bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Company, threatened, labor strikes, disputes, walkouts, work stoppages, slow-downs or lockouts involving the Company or any of its Subsidiaries. No material action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

     2.21 Insurance. The Company and its Subsidiaries are covered by fire and casualty, general liability, business interruption, professional liability and other insurance policies issued in favor of the Company and/or its Subsidiaries by reputable insurance carriers that are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for failures to maintain insurance policies that are not reasonably likely to have a Material Adverse Effect on the Company. All such insurance policies have been delivered to Parent and are in full force and effect. Since June 30, 2000, neither the Company or any of its Subsidiaries has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or
  (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth on Item 2.21 of the Company Disclosure Schedule, there is no pending claim under or based upon any insurance policy of the Company or any of its Subsidiaries.

     2.22 Regulatory Matters.

     (a) To the Company's knowledge, none of (i) the Company, any Subsidiary of the Company, or the officers, directors, employees, or agents (as defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R.
  Section 1001.1001(a)(2)) of the Company or any Subsidiary of the Company, or (ii) any entity which the Company or any Subsidiary of the Company manages or for which the Company or any Subsidiary of the Company provides billing services ("Managed Entity") or the employees of any Managed Entity who are leased from the Company or any Subsidiary of the Company, has been charged with, or has been or is being investigated with respect to, any activity (and with respect to the officers, directors, agents and employees of the Company or any Subsidiary of the Company or any employee of any Managed Entity as described above, only as to any activity during their employment or association with the Company, any Subsidiary of the Company or any Managed Entity) that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law. To the

  Company's knowledge, no Person who (based on advice from Parent to the Company regarding ownership of the Company after the Closing) immediately after the Closing will have a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) in the Company or any Subsidiary of the Company, has been charged with, or has been or is being investigated with respect to, any activity involving the Company or any Subsidiary of the Company that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law.

     (b) To the actual knowledge of the officers of the Company, none of the officers, directors and agents of any Managed Entity has been charged with, or has been or is being investigated with respect to, any activity during their employment or association with any Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law.

     (c) To the actual knowledge of the officers of the Company, no Person who immediately after the Closing will have a direct or indirect ownership interest of 5% or more (as those terms are defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) in a Managed Entity has been charged with, or has been or is being investigated with respect to, any activity in connection with the Managed Entity that materially contravenes or could materially contravene or constitutes or could constitute a material violation of any Healthcare Law.

     (d) To the Company's knowledge, none of the Company, any Subsidiary of the Company, any Managed Entity or any of the officers, directors, employees or agents (as described above) of the Company or any Subsidiary of the Company or any employee of any Managed Entity who is leased from the Company or any Subsidiary of the Company, has engaged in any activity (and with respect to the officers, directors, agents and employees of the Company or any Subsidiary of the Company or any employee of any Managed Entity as described above, only as to any activity during their employment or association with the Company, any Subsidiary of the Company or any Managed Entity) that materially contravenes or constitutes a material violation of any Healthcare Law during their employment or association with the Company, any Subsidiary of the Company, or any Managed Entity. To the actual knowledge of the officers of the Company, none of the officers, directors or agents of any Managed Entity has engaged in any activity during their employment or association with the Company, any Subsidiary of the Company or any Managed Entity that materially contravenes or constitutes a material violation of any Healthcare Law.

     2.23 Medicare/Medicaid Participation.

     (a) To the Company's knowledge, none of the Company, any Subsidiary of the Company, or any existing officers or directors of the Company or the respective Subsidiary who (based on advice by Parent to the Company) is expected to be an officer, director, agent (as defined in 42 C.F.R. Section 1001.1001(a)(2)), or managing employee (as defined in SSA Section 1126(b) or any regulations promulgated thereunder) of the Company or the respective
  Subsidiary: (1) has had a material civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; (2) has been excluded from participation under the Medicare program or a State Health Care Program or a Federal Health Care Program; or
  (3) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA
  Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder: (i) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program or any Federal Health Care Program; (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service; criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency; (iii) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described above in this clause (a); or (iv) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

     (b) The Company, a Subsidiary, or an entity owned in whole or in part by the Company or a Subsidiary has a Medicare provider number, and a participating provider agreement in force with a Medicare Part B carrier, and materially meets all applicable Medicare conditions of coverage, in each locale, as applicable, in which the Company, such Subsidiary or such entity bills directly to Medicare for services furnished by the Company, such Subsidiary or such entity.

     (c) The Company, a Subsidiary, or an entity owned in whole or in part by the Company or a Subsidiary has a Medicaid provider number and a participating provider agreement, and materially satisfies all applicable Medicaid conditions of coverage, in each state, as applicable, in which the Company, such Subsidiary, or such other entity bills directly to such state's Medicaid agency for services provided by the Company, such Subsidiary, or such other entity for Medicaid patients.

     2.24 State Takeover Statutes; Rights Plan. No state takeover statute is applicable to the Merger or the other transactions contemplated hereby. The Company has not entered into, and its Board of Directors has not adopted or authorized the adoption of, a shareholder rights plan or similar agreement.

     2.25 Brokers. No broker, investment banker, financial advisor or other Person, other than UBS Warburg LLC, or its successor, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of it Subsidiaries.

     2.26 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of UBS Warburg LLC, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to holders of the Company Common Stock. The Company will furnish a copy of such written opinion to Parent for informational purposes only after receipt thereof by the Company. The Company has been authorized by UBS Warburg LLC to permit, subject to prior review and consent by UBS Warburg LLC, the inclusion of such opinion in its entirety (or a reference thereto) in the Company Proxy Statement.

     2.27 Accounts Receivables. The Company's consolidated net retail accounts receivables as a percentage of the trailing twelve (12) months net patient services revenue does not exceed thirty-six percent (36.0%).

     2.28 Full Disclosure. This Agreement (including the Company Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein and therein (in light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading in any material respect.

   3. Representations and Warranties of Parent and Acquisition. Except as set forth on the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Parent and Acquisition represent and warrant to the Company as follows:

     3.1 Organization, Standing and Corporate Power. Each of Parent and Acquisition is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing would not reasonably be expected to have a Material Adverse Effect on Parent. Each of Parent and Acquisition is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have a Material Adverse Effect on Parent.

     3.2 Authority. Each of Parent and Acquisition has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Acquisition and the consummation by Parent and Acquisition of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Acquisition. This Agreement has been duly executed and delivered by Parent and Acquisition and, constitutes the legal, valid and binding obligation of Parent and Acquisition, enforceable against each of them in accordance with its terms.

     3.3 No Conflict.

     (a) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under
  (i) the certificate of incorporation or bylaws of Parent or Acquisition,
  (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or Acquisition or any of Parent's other Subsidiaries or their respective properties or assets, or
  (iii) subject to the governmental filings and other matters referred to in
  Section 3.3(b), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or losses that would not reasonably be expected to have a Material Adverse Effect on Parent.

     (b) No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Acquisition in connection with the execution and delivery of this Agreement by Parent and Acquisition or the consummation by Parent and Acquisition of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act and any applicable filings and approvals under similar foreign antitrust laws and regulations; (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business; (iii) exemptive filings under federal and state securities laws in connection with equity investments in Parent; (iv) the filing of a
  Schedule 13D under the Exchange Act with respect to the Voting Agreements; and (v) such consents, approvals, orders or authorizations the failure of which to be made or obtained would not reasonably be expected to have a Material Adverse Effect.

     3.4 Information Supplied. None of the information supplied, or to be supplied, by Parent, in writing, specifically for inclusion or incorporation by reference in the Company Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     3.5 Financing. Parent has delivered to the Company complete and correct copies of (i) a fully executed commitment letter from Bank of America, N.A. and Banc of America Securities LLC whereby such financial institution has committed, upon the terms and subject to the conditions set forth therein, to provide senior debt financing in an amount of $275 million in connection with the transactions contemplated by this Agreement; (ii) a fully executed commitment letter from Bank of America Bridge LLC and Banc of America Securities LLC whereby such financial institution has committed, upon the terms and subject to the conditions set forth therein, to provide subordinated debt financing in the amount of $200 million in connection with the transactions contemplated by this Agreement; (iii) a fully executed commitment letter from J.W. Childs Equity Partners II, L.P. whereby J.W. Childs Equity Partners II, L.P. has committed, upon the terms and subject to the conditions set forth therein, to provide equity financing in the aggregate amount of up to $81.5 million in connection with the transactions contemplated by this

  Agreement; and (iv) a fully executed commitment letter from Halifax Capital Partners, L.P. whereby Halifax Capital Partners, L.P. has committed, upon the terms and subject to the conditions set forth therein, to provide equity financing in the aggregate amount of up to $20 million in connection with the transactions contemplated by this Agreement. The debt financing referred to in clauses (i) and (ii) above shall hereinafter be referred to as the "Financing Commitment". As of the date hereof, (i) the Financing Commitments are in full force and effect and (ii) Parent and Acquisition are not aware of any fact which would cause them to believe that the debt financing contemplated by the Financing Commitments will not be consummated as contemplated therein, subject to the conditions set forth in such Financing Commitments.

     3.6 Parent Owned Shares of Company Common Stock. As of the date of this Agreement, Parent, Acquisition and their respective Subsidiaries own, in the aggregate, no shares of Company Capital Stock.

   4. Conduct Pending Closing.

     4.1 Conduct of Business Pending Closing. From the date hereof until the Closing, the Company shall, and shall cause each of its Subsidiaries to:

     (a) maintain its existence in good standing;

     (b) conduct its business in the ordinary and usual manner consistent with past practices (except as expressly permitted by this Agreement) and in compliance with all Laws and requirements of all of the Company Material Contracts;

     (c) maintain business and accounting records consistent with past practices;

     (d) use its reasonable best efforts to preserve its business intact and preserve its relations and goodwill with all customers, suppliers, landlords, creditors, licensors, licensees, employees and others having business dealings with the Company;

     (e) maintain in full force and effect all insurance policies referred to in Section 2.21;

     (f) operate, maintain, repair and otherwise preserve the real property and personal property owned or leased by the Company and any of its Subsidiaries in accordance with past practice and with the capital expenditure budget of the Company previously disclosed to Parent;

     (g) comply with all applicable filing, payment and withholding obligations with respect to Taxes;

     (h) report regularly to Parent concerning the status of the Company's business, in such intervals agreed upon by the Company and Parent;

     (i) promptly notify Parent in writing of any Legal Proceeding commenced or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries;

     (j) hire any new employee at the level of regional vice president or above or with an annual base salary in excess of $100,000, promote any employee, except in order to fill a position vacated after the date of this Agreement or engage any consultant or independent contractor for a period exceeding 30 days; and

     (k) calculate contractual allowances consistent with the methodology used by the Company during the 12-month period preceding the date hereof.

     4.2 Prohibited Actions Pending Closing. Unless otherwise provided for herein or approved by Parent in writing (which Parent approval shall not be unreasonably withheld or delayed), from the date hereof until the Closing, the Company shall not, and shall not permit any of its Subsidiaries to:

     (a) amend, modify or otherwise change or permit the adoption of any amendment, modification or other change to the certificate of incorporation, bylaws, certificate of formation, operating agreement or other organization document of the Company or any of its Subsidiaries except as contemplated by this Agreement;

     (b) sell, issue, grant or authorize the issuance or grant of any capital stock or other securities of the Company or any Subsidiary, any option, call, warrant or right to acquire any capital stock or other securities of the Company or any of its Subsidiaries or any instrument convertible into or exchangeable for any capital stock of the Company or any of its Subsidiaries (other than any issuance of (A) Company Common Stock upon the exercise of any outstanding Company Stock Option or Warrant which was issued prior to the date hereof in accordance with the terms of the relevant stock option or warrant agreement; (B) Company Common Stock upon the conversion of the Company Preferred Stock; (C) Company Stock Options, not to exceed a total of 20,000 shares of Company Common Stock to new employee hires consistent with past practice; (D) Company Stock Options, not to exceed a total of 5,000 shares of Company Common Stock to existing directors under the Company's 1996 Directors' Stock Option Plan; or (E) Company Series D Preferred Stock upon conversion of the Company Series B Preferred Stock and/or Company Series C Preferred Stock).

     (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any capital stock;

     (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any capital stock;

     (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances (collectively "Indebtedness") other than in the ordinary course of business consistent with past practice;

     (f) (i) form a Subsidiary or acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets in excess of $500,000, or (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice, or (iii) except for planned capital expenditures, substantially as set forth on Schedule 4.2(f), of no more than $20,000,000 and positron emission tomography equipment operating leases with commitments of no more than $16,000,000, authorize any capital commitment which is in excess of $2,100,000 or capital expenditures which are, in the aggregate, in excess of $2,100,000;

     (g) sell, lease, license, mortgage, pledge or subject to Lien, any of its assets or properties or agree to do so, except for Permitted Liens;

     (h) take any action, other than in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

     (i) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its officers, directors or employees or pay any benefit not required by any Company Benefit Plan or take any action with respect to the grant of any severance or termination pay, or stay bonus or other incentive arrangement (other than pursuant to benefit plans and policies in effect on the date of this Agreement including the contribution by the Company to the Company's 401(k) Plan and payment of fiscal 2001 year-end bonuses not to exceed $2,500,000, in the aggregate), except (A) that the Company may make routine, reasonable salary increases in connection with the Company's customary employee review process and may pay customary bonuses consistent with past practices in accordance with the Company's Benefit Plans or (B) as otherwise permitted by this Agreement.

     (j) commence, settle or compromise any material Legal Proceeding;

     (k) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms, of liabilities reflected or reserved against in the most recently audited balance sheet (and the notes thereto) or subsequently incurred in the ordinary course of business and consistent with past practice;

     (l) except in the ordinary course of business consistent with past practice, modify, amend or terminate any Company Material Contract or waive, release or assign any material rights or claims thereunder;

     (m) reserve any amount for, or make any payment of, Taxes, except for such Taxes as are due or payable or have been properly estimated in accordance with applicable Law as applied in a manner consistent with past practice of the Company;

     (n) make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to the extension and waiver of the limitations period applicable to any Tax claim or assessment, or take or omit to take any other action if such action or omission would have the effect of materially increasing the Tax liability to the Company or any of its Subsidiaries, except where the action set forth in this subparagraph would reasonably be expected to not be material to the Company;

     (o) other than contributions of working capital in the ordinary course of business consistent with past practice, make any contribution or loan to any Managed Entity; or

     (p) agree or commit to take any of the actions described in clauses (a) through (o) of this Section 4.2.

     4.3 Control of Company Operations. Nothing contained in this Agreement shall give Parent or Acquisition, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

   5. Additional Agreements.

     5.1 Access; Documents; Supplemental Information.

     (a) Except as prohibited by applicable Laws, from and after the date hereof until the Closing, the Company shall afford, shall cause its Subsidiaries to afford and, with respect to clause (ii) below, shall use its reasonable best efforts to cause its officers and advisors (including, without limitation its independent certified public accountants, auditors, counsel, financial advisors and other consultants or representatives) to afford, (i) to the officers, independent certified public accountants, counsel and other representatives of Acquisition and Parent, and Banc of America Securities LLC, Bank of America, N.A. and Banc of America Bridge LLC and their respective counsel and other representatives, upon reasonable notice, reasonable access during normal business hours to the properties, books and records including Tax Returns filed and those in the process of being prepared by the Company or any of its Subsidiaries and the right to consult with the officers, employees, accountants, counsel and other representatives of the Company or any of its Subsidiaries in order that Acquisition and Parent may have full opportunity to make such investigations as they shall reasonably desire to make of the operations, properties, business, financial condition and prospects of the Company and its Subsidiaries, (ii) to the independent certified public accountants, counsel or other representatives of Acquisition and Parent and Banc of America Securities LLC, Bank of America, N.A. and Banc of America Bridge LLC and their respective counsel and other representatives, reasonable access during normal business hours to the work papers and other records of the accountants relating to the Company and its Subsidiaries, and (iii) to Acquisition and Parent and their representatives and Banc of America Securities LLC, Bank of America, N.A. and Banc of America Bridge LLC and their respective counsel and other representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of the Company and its Subsidiaries as Acquisition and Parent shall from time to time reasonably request.

     (b) From the date of this Agreement through and including the Closing, Acquisition, Parent and the Company agree to furnish to each other copies of any notices, documents, requests, court papers, or other materials received from any Governmental Entity or any other third party with respect to the transactions contemplated by this Agreement or material to the business or operations of the Company or any Subsidiary, except where it is obvious from such notice, document, request, court paper or other material that the other party was already furnished with a copy thereof.

     (c) Except as required by Law, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality or Material Adverse Effect becoming untrue at the Effective Time, or (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time.

     (d) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the discovery by such party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constituted a material inaccuracy in any representation or warranty made by such party in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after that date of this Agreement and that would likely cause or constitute a material inaccuracy of any representation or warranty made by such party in this Agreement; (iii) any breach by such party of any covenant or obligation contained in this Agreement; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions to such party's obligations under this Agreement, as set forth in Section 6, impossible or unlikely; provided, that the delivery of any notice pursuant to this Section 5.1(d) shall not limit or otherwise affect any of the representations, warranties, covenants or obligations of the party giving such notice or the remedies available to the party receiving such notice.

     (e) Parent shall deliver to the Company, without charge, a copy of any filing made by Parent with the SEC under the Exchange Act not later than five business days after the date of such filing with the SEC.

     (f) The Company shall deliver to Parent, without charge, a copy of any filing made by the Company with the SEC under the Exchange Act, including, without limitation, on Form 10-Q, 8-K or 10-K, not later than five business days after the date of such filing with the SEC.

     5.2 No Solicitation by the Company.

     (a) The Company shall not, nor shall it permit any of its Subsidiaries, directors, officers, employees, attorneys, accountants or financial advisors or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if at any time prior to obtaining the Company Stockholder Approval at the Company Stockholders Meeting, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that the failure to provide such information or participate in such negotiations or discussions would result in the breach of the fiduciary duties of the Board of Directors of the Company to the Company's stockholders under applicable Law, then the Company and its representatives may, in response to any such written proposal that has been determined by it to be a Superior Proposal or a Takeover Proposal that the Board of Directors of the Company concludes in good faith that there is a reasonable likelihood that such Takeover Proposal could constitute a Superior Proposal, which was not solicited by it or which did not otherwise result from a breach of this Section 5.2(a), and subject to providing at least three business days prior written notice of its decision to take such action to Parent and compliance with Section 5.2(c), (x) furnish information with respect to the Company and its Subsidiaries to any Person making such a Superior Proposal or Takeover Proposal pursuant to a customary confidentiality agreement containing terms no less restrictive than the terms of the confidentiality agreement entered into between the Company and Parent or any Affiliate thereof provided that a copy of all such information is delivered simultaneously to Parent, after consultation with its outside counsel, and (y) participate in discussions or negotiations regarding such Superior Proposal or Takeover Proposal.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall approve or recommend, or execute or enter into, any offer, proposal, letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal, other than any such agreement entered into concurrently with a termination pursuant to the next sentence in order to facilitate such action. Notwithstanding the foregoing, in response to a Superior Proposal, if the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that the failure to do so would result in a breach of its fiduciary duties to the Company's stockholders under applicable Law, the Board of Directors of the Company may (subject to this and the following sentence) terminate this Agreement in accordance with Section 7(d) (and concurrently with such termination, cause the Company to enter into an Acquisition Agreement with respect to such Superior Proposal), but only at a time that is after the third business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to terminate this Agreement and accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. During the three business day period set forth in the immediately preceding sentence, the Company shall provide an opportunity for Parent to make adjustments in the terms and conditions of this Agreement as would lead the Company to proceed with the transactions contemplated by this Agreement (as amended by such adjustments); provided, however, that (i) any such adjustments shall be at the discretion of the parties at the time and (ii) any decision of the Company to proceed with the Superior Proposal or the transactions contemplated by this Agreement (as amended by such adjustments) is at the sole and absolute discretion of the Company.

     (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.2, the Company shall promptly advise Parent orally and in writing of any request for information or of any Takeover Proposal or Superior Proposal, the material terms and conditions of such request, Takeover Proposal or Superior Proposal and the identity of the Person making such request, Takeover Proposal or Superior Proposal and keep Parent informed of the status (including amendments or proposed amendments to) of such request for information, Takeover Proposal or Superior Proposal on a continuing basis.

     (d) For purposes of this Agreement, (i) "Takeover Proposal" means, whether in the form of a proposal or intended proposal, a signed agreement or completed action, as the case may be, any of the following: (A) a transaction or series of transactions pursuant to which any Person (or group of Persons) other than Parent and its Affiliates (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 15% of the outstanding capital stock of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise; (B) any acquisition or proposed acquisition of, or business combination with, the Company or any of its Subsidiaries, as the case may be, by a merger or other business combination (including any so-called "merger-of-equals" and whether or not the Company or any of its Subsidiaries is the entity surviving any such merger or business combination); or (C) any merger, reorganization, consolidation, recapitalization, liquidation, extraordinary dividend, sale of assets or other similar transaction by or involving a Third Party if, after giving effect thereto, the stockholders of the Company prior thereto beneficially own less than 85% of the outstanding voting stock or participating stock of the combined or ongoing entity (other than a transaction contemplated by this Agreement); and (ii) a "Superior Proposal" means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into a Takeover Proposal, the effect of which would be that stockholders of the Company would beneficially own less than 40% of the voting stock, common stock and participating stock of the combined or ongoing entity, and which the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of the Company, after consultation with a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction and after consideration of any proposed adjustments to this Agreement by Parent in response to such Takeover Proposal as contemplated by Section 5.2(b)).

     (e) Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that in no event shall the Company or its Board of Directors take or agree or resolve to take any action or make any recommendation inconsistent with the terms of this Agreement unless the Company (i) determines that the tender offer to which its statement pursuant to Rule 14e-2(a) relates constitutes a Superior Proposal, (ii) complies with the notice and waiting period provisions under Sections 5.2(a) and (b), (iii) terminates this Agreement pursuant to Section 7(d) and (iv) pays the Termination Fee to Parent as required by Sections 5.7(b) and 7(d).

     5.3 Preparation of the Company Proxy Statement; Company Stockholders
  Meeting.

     (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the Company Proxy Statement with respect to the Company Stockholders Meeting. The Company will use its reasonable best efforts to cause the Company Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Company Proxy Statement is cleared by the SEC. The Company shall provide Parent with a copy of the preliminary Company Proxy Statement and all modifications thereto prior to filing or delivery to the SEC and will consult with Parent in connection therewith and consider in good faith comments provided by Parent regarding the Company Proxy Statement. The Company will inform Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will furnish to Parent copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Company Proxy Statement, the Merger or any other filings in connection herewith or therewith and will consult with Parent in connection therewith. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Company Proxy Statement, so that any of such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

     (b) The Company shall establish a record date (which will be as soon as practicable following the date of this Agreement) for and take all necessary steps under all applicable Laws, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") solely for the purpose of obtaining the Company Stockholder Approval.

     (c) Subject only to the Company's ability to terminate this Agreement pursuant to Sections 5.2 and 7(d) hereof, the Board of Directors of the Company shall recommend to its stockholders the approval of this Agreement and the transactions contemplated hereby and use its reasonable best efforts to obtain Company Stockholder Approval.

     5.4 Reasonable Best Efforts.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing in this Section 5.4(a) shall be construed to require any party to participate in any threatened or actual Legal Proceeding (other than Legal Proceedings to which it is a party or subject or threatened to be made a party or subject) in connection with the consummation of the transactions contemplated by this Agreement unless such party shall consent in advance in writing to such participation.

     (b) In connection with and without limiting the foregoing, the Company and Parent shall (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, or any of the other transactions contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, or any other transaction contemplated by this Agreement, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

     5.5 Employee Benefit Plans; Existing Agreement.

     (a) After the Effective Time, Parent shall cause the Surviving Corporation to provide to the employees of the Company substantially similar benefit plans, programs and arrangements provided to employees of the Company as of the date hereof.

     (b) With respect to each benefit plan, program, practice, policy or arrangement maintained by the Surviving Corporation (the "Surviving Corporation Plans") in which employees of the Company subsequently participate, for purposes of determining vesting, accrual and entitlement to benefits, including for severance benefits, pension benefits and vacation entitlement, service with the Company (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Surviving Corporation; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations. Each Surviving Corporation Plan shall waive pre-existing condition limitations to the same extent waived under the applicable Company Benefit Plan. Company employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Surviving Corporation Plan for the plan year in which the Effective Time occurs.

     5.6 Indemnification.

     (a) From and after the Effective Time, Parent shall cause the Surviving Corporation to, fulfill and honor in all respects (i) the obligations of the Company to indemnify each Person who is or was a director or officer (an "Indemnified Party") of the Company or any of its Subsidiaries pursuant to any indemnification provisions of the Company's Certificate of Incorporation or Bylaws as each is in effect on the date hereof, and (ii) any indemnification agreements of the Company, as each is in effect on the date hereof, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation to honor all such rights. Without limitation to the foregoing, Parent shall cause the Surviving Corporation to include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) certificate of incorporation and bylaws after the Effective Time, provisions regarding the elimination of liability of directors, indemnification of officers, directors and employees and the advancement of expenses, which are, in the aggregate, no less advantageous to the intended beneficiaries than the corresponding provisions contained in the Company's Certificate of Incorporation and Bylaws as in effect on the date hereof.

     (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current officers' and directors' liability insurance maintained by the Company with respect to the Indemnified Parties (provided, that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the Indemnified Parties than such existing insurance) covering acts or omissions occurring prior to the Effective Time; provided, that Parent shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of 175% of the current annual premium paid by the Company for its existing coverage (the "Cap"); and provided, further, that if existing coverage cannot be maintained or equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Parent shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

     (c) This Section 5.6 shall survive the closing of all the transactions contemplated hereby, is intended to benefit the Indemnified Parties and their respective heirs and personal representative (each of which shall be entitled to enforce this Section 5.6 against Parent and the Surviving Corporation, as the case may be, as a third-party beneficiary of this Agreement), and shall not be terminated or modified in such a manner to adversely affect any Indemnified Party without the consent of such Indemnified Party.

     5.7 Fees and Expenses.

     (a) Except as provided in this Section 5.7, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that Parent and the Company shall each pay 50% of the filing fees
  (i) for the pre-merger notification and report forms under the HSR Act and
  (ii) associated with any filing made with the SEC.

     (b) In the event that this Agreement is to be terminated by either Parent or the Company pursuant to Section 7(c), then the Company shall pay Parent by wire transfer of same day funds all fees and expenses (including, but not limited to, fees of legal, accounting and other professionals and consultants, investment banking and other advisory fees and expenses, fees and expenses of banks and other financial institutions, print, travel and fees paid to governmental and similar entities) incurred by Parent or any Affiliate of Parent in connection with the transactions contemplated by this Agreement (collectively, the "Parent Expenses") immediately prior to such termination, not to exceed $1,000,000. In the event that this Agreement is to be terminated by the Company pursuant to Section 7(d), then the Company shall pay Parent a fee equal to $7,000,000 (the "Termination Fee"), of which $5,000,000 shall be payable immediately prior to such termination and $2,000,000 shall be payable by wire transfer of same day funds upon the earlier to occur of (i) 6 months from the date of termination of this Agreement and (ii) the consummation of any such Superior Proposal or other Takeover Proposal. The Company acknowledges that the agreements contained in this Section 5.7(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.7(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this
  Section 5.7(b), the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Bank of America in effect on the date such payment was required to be made.

     5.8 Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable Law (after consultation with its outside counsel), court process or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     5.9 Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such litigation unless Parent shall have consented in writing to such payment or settlement, which consent shall not be unreasonably withheld.

     5.10 Financing. Prior to the Closing, Parent and Acquisition will use their reasonable best efforts to enter into definitive agreements on terms and conditions substantially in accordance with the Financing Commitments (the "Definitive Financing Agreements"). Parent and Acquisition will use their reasonable best efforts, and will cause their affiliates to use their reasonable best efforts, to comply with the terms and satisfy the conditions of the Financing Commitments and the Definitive Financing Agreements. Parent will furnish correct and complete copies of the Definitive Financing Agreements to Company promptly upon their execution. Parent will consummate the equity financing contemplated by the equity commitment letters referred to in Section 3.5(iii) and (iv) on the Closing Date. For purposes of this Section 5.10, "reasonable best efforts" shall not be deemed to require that Parent compromise any of the economic or other material terms contained in the Financing Commitments.

     5.11 HSR Filings. The Company and Parent will file, or cause to be filed, as promptly as practicable after the date of this Agreement, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the HSR Act, including all requisite documents, materials and information therefor, and request early termination of the waiting period under the HSR Act. Each of the Company and Parent shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. The Company and Parent shall each keep the other apprised of the status of any inquiry or requests for additional information made by any governmental authority and shall comply with any such inquiry or request.

     5.12 Cooperation Regarding The Financing Commitments. From and after the date of this Agreement, the Company shall use its reasonable best efforts to cause its Subsidiaries, officers, employees and representatives to (a) cooperate with Parent and Parent's Affiliates in connection with the arrangement of the Financing Commitments and any other financing to be consummated contemporaneously with the transactions contemplated by this Agreement, including, without limitation, the execution and delivery, at the Closing, of any pledge or security documents, underwriting or placement arrangements, other definitive financing documents or other requested certificates or financial information, including a certificate of the chief financial officer of the Company with respect to solvency matters, comfort letters of accountants and legal opinions, in each case, as may be reasonably requested by Parent or Parent's Affiliates in connection with such financing, (b) actively assist in marketing such financing, which marketing assistance shall include, but not be limited to, (i) assisting in the preparation of road show materials and supplementing and updating any such materials, (ii) participating in road show presentations (including one-on-one meetings) with proposed purchasers of such financing and (iii) assisting in the preparation of the prospectus or offering memorandum, as the case may be, relating to such financing and any amendments or supplements thereto, and (c) cooperate with Parent and Parent's Affiliates to commence and consummate the Tender Offer, including, but not limited to the preparation and filing of tender offer documentation if required by Parent or Parent's Affiliates. Parent shall keep the Company reasonably informed as to the progress of such Financing Commitments and, as consistent with Section 5.1(d), shall promptly inform the Company if Parent has reason to believe that the financing required to consummate the transactions contemplated by this Agreement will not be available to Parent on the terms and conditions set forth in the Financing Commitments and the Definitive Financing Agreements, as applicable, or at all.

   6. Conditions Precedent.

     6.1 Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

     (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

     (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     (c) No Injunction. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect preventing the consummation of the Merger.

     (d) Conversion of Company Preferred Stock. All Company Preferred Stock shall have been converted to Company Common Stock and no such shares of Company Preferred Stock shall be outstanding.

     6.2 Conditions Precedent to Obligations of Acquisition and Parent. All obligations of Acquisition and Parent under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following additional conditions precedent:

     (a) Performance of Obligations; Representations and Warranties. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing, except that the Company shall have performed and complied in all respects with any such agreements or conditions which contain a materiality qualification (including a numerical qualification or limitation, such as dollars). Each of the Company's representations and warranties contained in Section 2 of this Agreement shall be true and correct as of the date hereof and as of the Closing with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and would not reasonably be expected to have a Material Adverse Effect on the Company, individually or in the aggregate. Notwithstanding the preceding sentence, the representations and warranties of the Company contained in Sections 2.22 and 2.23 shall be true and correct in all respects as of the date hereof and as of the Closing and the representation and warranty of the Company contained in Section 2.27 shall be true and correct in all respects as of the date hereof and as of July 31, 2001. Parent and Acquisition shall have received a Certificate dated the Closing Date and signed by the President or a Vice-President of the Company, certifying that the conditions specified in this Section 6.2(a) have been satisfied.

     (b) Financing. Parent and/or Acquisition shall have entered into definitive agreements relating to the financing contemplated by the Financing Commitments, each of the conditions precedent to the Financing Commitments as set forth in such definitive agreements shall have been satisfied and such funding sources shall be available to close the Financing Commitments on the terms and conditions set forth in such definitive agreements.

     (c) Consents. All consents, approvals and waivers from any Person or Governmental Entity required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the consents, approvals and waivers identified in Section 2.5(b) of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect (except if such consents, approvals and waivers would not be reasonably expected to have a Material Adverse Effect on the Company).

     (d) FIRPTA Certificates. (i) Parent shall have received a statement, in a form satisfactory to Parent, issued by the Company pursuant to sections 1.1445-2(c)(3) and 1.897(h) of the Treasury Regulations, certifying that the stock of the Company acquired by Parent is not a U.S. real property interest; and (ii) the Company shall send a notice to the Internal Revenue Service in accordance with section 1.897-2(h)(2) of the Treasury Regulations.

     (e) No Material Adverse Effect. Since June 30, 2000, there shall not have been any event or circumstance which, individually or in the aggregate, has had or which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     (f) No Legal Proceedings. There shall be no pending Legal Proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement which has a reasonable likelihood of success.

     (g) Net Indebtedness. The Company shall not have Indebtedness, net of cash and cash equivalents, on a consolidated basis in excess of $222,500,000.

     6.3 Conditions Precedent to the Company's Obligations. All obligations of the Company under this Agreement are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following additional condition precedent: Acquisition and Parent shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing, except that Acquisition and Parent shall have performed and complied in all respects with any such agreement or condition which contains a materiality qualification. Each of the representations and warranties of Acquisition and Parent contained in
  Section 3 of this Agreement shall be true and correct as of the date hereof and as of the Closing with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and would not reasonably be expected to have a Material Adverse Effect on Parent, individually or in the aggregate. The Company shall have received certificates dated the Closing Date and signed by the President or a Vice-President of Acquisition and Parent, certifying that the conditions specified in this Section 6.3(a) have been satisfied.

     6.4 Frustration of Closing Conditions. None of the Company, Parent or Acquisition may rely on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.4.

   7. Termination. This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time whether before or after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company or the stockholders of Acquisition:

     (a) by the agreement of each of the Board of Directors of Parent, Acquisition and the Company;

     (b) by Parent, Acquisition or the Company, if either: (i) the Effective Time shall not have occurred by the later of October 8, 2001 and 35 days after the completion of the audit of the consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended June 30, 2001 (which shall comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and otherwise satisfy the requirements set forth in the third sentence of
  Section 2.6 hereof) and delivery thereof to Parent; provided, that the right to terminate this Agreement under this Section 7(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) by Parent, Acquisition or the Company, if the Company Stockholder Approval shall not have been obtained at a Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7(c) unless the Company shall have paid the Parent Expenses as required by Section 5.7(b).

     (d) by the Company in accordance with Sections 5.2(b) and 5.2(e); provided, that, in order for the termination of this Agreement pursuant to this Section 7(d) to be deemed effective, the Company shall have complied with all provisions of Section 5.2, including the notice and waiting period provisions therein, and other applicable requirements and shall have paid the Termination Fee as required by Section 5.7(b);

     (e) by the Company, in the event Parent or Acquisition materially breaches its obligations under this Agreement, unless such breach is cured within 30 days after written notice to Parent by the Company; or

     (f) by Parent or Acquisition, in the event the Company materially breaches its obligations under this Agreement unless such breach is cured within 30 days after written notice to the Company by Parent or Acquisition.

   8. Non-Survival of Representations and Warranties. None of the representations, warranties, covenants or other agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section shall not limit any covenant or agreement by the parties which expressly requires performance after the Effective Time.

   9. Contents of Agreement; Parties in Interest; etc. This Agreement and the agreements referred to or contemplated herein and the letter agreements dated February 5, 2001 and February 12, 2001 between the Company and certain Affiliates of Parent concerning confidentiality (together, the "Confidentiality Agreement") set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the Schedules and Exhibits hereto and the Confidentiality Agreement, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

   10. Assignment and Binding Effect. Neither this Agreement nor the rights and obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, that Acquisition may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Parent, upon written notice to the Company if the assignee shall assume the obligations of Acquisition hereunder and Parent shall remain liable for its obligations hereunder. Subject to the foregoing, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

   11. Definitions. As used in this Agreement the terms set forth below shall have the following meanings:

     (a) "Affiliate" of a Person means any other Person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person. As used in this definition, "control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Company Stock Plans" shall mean the Company's 1996 Directors' Stock Option Plan, 1996 Employee Stock Option Plan, AHS 1987 Stock Option Plan, MHC 1989 Stock Option Plan, 1998 Employee Stock Option Plan, 1997 Management Stock Option Plan and 1999 Stock Option Plan, collectively.

     (d) "Environmental Laws" shall mean all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits, filings, notices and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of Hazardous Substances, and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

     (e) "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

     (f) "Hazardous Substances" shall mean any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Laws.

     (g) "Healthcare Law" means the following laws or regulations relating to the regulation of the health care industry or to payment for services rendered by healthcare providers: (i) Sections 1877, 1128, 1128A or 1128B of the Social Security Act; (ii) any prohibition on the making of any false statement or misrepresentation of material facts to any governmental agency that administers a Federal or State Health Care Program (including, but not limited to Medicare, Medicaid, and the federal Civilian Health and Medical Plan of the Uniformed Services ("CHAMPUS"); (iii) the licensure, certification or registration requirements of health care facilities, services or equipment, including, but not limited to, the Mammography Quality Standards Act; (iv) any state certificate of need or similar law governing the establishment of health care facilities or services or the making of health care capital expenditures; (v) any state law relating to fee-splitting or the corporate practice of medicine; (vi) any state physician self-referral prohibition or state anti-kickback law; (vii) any criminal offense relating to the delivery of, or claim for payment for, a healthcare item or service under any Federal or State Health Care Program;
  (viii) any federal or state law relating to the interference with or obstruction of any investigation into any criminal offense; and (ix) any criminal offense under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

     (h) "knowledge" of any Person which is not an individual means, with respect to any specific matter, the knowledge, after due inquiry, of such Person's executive officers and any other officer having primary responsibility for such matter.

     (i) "Liens" shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

     (j) "Material Adverse Effect" on a Person shall mean, unless otherwise specified, any condition or event that: (i) has a material adverse effect on the assets, business, financial condition or results of operations of such party and its Subsidiaries, taken as a whole, other than any condition or event (A) relating to the economy in general, or (B) arising out of or resulting from actions contemplated by the parties in connection with, or which is attributable to, the announcement of this Agreement and the transactions contemplated hereby; (ii) materially impairs the ability of such Person to perform its obligations under this Agreement; or (iii) prevents or materially delays the consummation of transactions contemplated under this Agreement.

     (k) "Permitted Liens" shall mean (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; (ii) pledges or deposits made in the ordinary course of business; (iii) Liens of mechanics, materialmen, warehousemen or other like Liens securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith; and (iv) similar Liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof in the operation of such business.

     (l) "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

     (m) "reasonable best efforts" shall mean prompt, substantial and persistent efforts as a prudent Person desirous of achieving a result would use in similar circumstances; provided, that the Company, Parent or Acquisition, as applicable, shall be required to expend only such resources as are commercially reasonable in the applicable circumstances.

     (n) "Subsidiary" of a Person shall mean any corporation, partnership, joint venture or other entity in which such Person (i) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests, (ii) is the sole general partner or (iii) is the sole managing member.

     (o) "Tender Offer" shall mean the tender offer by or on behalf of the Company for all of the Company's outstanding 9 5/8% Senior Subordinated Notes due 2008

     (p) "Voting Agreements" means the Voting Agreements of even date herewith by and among Parent, Acquisition and each of GE and Carlyle.

   12. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 12) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

     If to Acquisition or Parent:

     InSight Health Services Holdings Corp.
     c/o J.W. Childs Associates, L.P.
     One Federal Street
     Boston, Massachusetts 02110
     Attention: Edward D. Yun
     Facsimile No: separately supplied

     with copies to:

     The Halifax Group, L.L.C.
     1133 Connecticut Avenue N.W.
     Suite 700
     Washington, D.C. 20036
     Attention: David W. Dupree
     Facsimile No: separately supplied

     Kaye Scholer LLP
     425 Park Avenue
     New York, New York 10022
     Attention: Stephen C. Koval, Esq.
     Facsimile No: separately supplied

     If to the Company:

     InSight Health Services Corp.
     4400 Macarthur Blvd.
     Suite 800
     Newport Beach, CA 92660
     Attention: General Counsel and President
     Facsimile No: separately supplied

     with a copy to:

     Latham & Watkins
     650 Town Center Drive, Suite 2000
     Costa Mesa, California 92626
     Attention: Alan W. Pettis, Esq.
     Facsimile No: separately supplied

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telecopied or mailed.

   13. Amendment. This Agreement may be amended, modified or supplemented at any time before or after the Company Stockholder Approval; provided, that after any such approval there shall not be made any amendment that by Law requires further approval by the stockholders of the Company or the approval of the stockholders of Parent without the further approval of such stockholders. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only by a written instrument executed by each of the parties hereto.

   14. Extensions; Waiver. At any time prior to the Effective Time, a party may
(a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the proviso of Section 13, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute shall not constitute a waiver of such rights.

   15. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

   16. No Benefit to Others. Except as expressly set forth in Section 5.6, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

   17. Effect of Termination. In the event of termination of this Agreement by either the Company, Acquisition or Parent as provided in Section 7, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Acquisition or the Company, other than the provisions of Section 5.6, Section 5.7 and Sections 8 through (and including) Section 21, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   18. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

   19. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

   20. Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

   21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and the Company, Acquisition and Parent may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

                                         INSIGHT HEALTH SERVICES HOLDINGS
                                          CORP.

                                         By: /s/ Edward D. Yun
                                          -------------------------------------
                                          Name: Edward D. Yun
                                          Title: President

                                         JWCH MERGER CORP.

                                         By: /s/ Edward D. Yun
                                          -------------------------------------
                                          Name: Edward D. Yun
                                          Title: President

                                         INSIGHT HEALTH SERVICES CORP.

                                         By: /s/ Steven T. Plochocki
                                          -------------------------------------
                                          Name: Steven T. Plochocki
                                          Title: President and Chief Executive
                                           Officer

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

   This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of July 10, 2001, is entered into by and among INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation ("Parent"), JWCH MERGER CORP., a Delaware corporation ("Acquisition"), and INSIGHT HEALTH SERVICES CORP., a Delaware corporation (the "Company"), amending that certain Agreement and Plan of Merger, dated as of June 29, 2001, by and among Parent, Acquisition and the Company (the "Agreement and Plan of Merger"). All capitalized terms used herein and not defined in this Amendment shall have the meanings assigned to them in the Agreement and Plan of Merger.

   WHEREAS, the parties previously entered into the Agreement and Plan of Merger providing for the merger of Acquisition with and into the Company, with the Company continuing as the surviving corporation;

   WHEREAS, the parties desire to amend Section 2.19 of the Agreement and Plan of Merger; and

   WHEREAS, Section 13 of the Agreement and Plan of Merger permits the amendment of the Agreement and Plan of Merger as provided in this Amendment.

   NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

   1. Voting Requirements; Board Approval and Recommendation. Section 2.19(a) of the Agreement and Plan of Merger shall be amended and restated in its entirety to read as follows:

     "(a) Assuming that the holders of Company Series B Preferred Stock and Company Series C Preferred Stock convert all of their Company Series B Preferred Stock and Company Series C Preferred Stock into Company Series D Preferred Stock and/or Company Common Stock, the affirmative vote or consent, as of the applicable record date, of the holders of a majority of all outstanding shares of Company Common Stock and Company Preferred Stock, voting as a single class on an as-converted basis (the "Company Stockholder Approval"), is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated hereby."

   2. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and the Company, Acquisition and Parent may become a party hereto by executing a counterpart hereof. This Amendment and any counterpart so executed shall be deemed to be one and the same instrument.

   3. Governing Law. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

   4. Ratification and Reaffirmation of the Agreement and Plan of Merger. Except as hereby expressly amended, the Agreement and Plan of Merger shall remain unchanged.

   5. Interpretation. In the event of any conflict between the provisions of this Amendment and the Agreement and Plan of Merger, the provisions of this Amendment shall control.

   6. Binding Effect. This Amendment shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

   IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Amendment as of the date first above written.

                                         INSIGHT HEALTH SERVICES HOLDINGS
                                          CORP.

                                         By: /s/ Edward D. Yun
                                          -------------------------------------
                                          Name: Edward D. Yun
                                          Title: President

                                         JWCH MERGER CORP.

                                         By: /s/ Edward D. Yun
                                          -------------------------------------
                                          Name: Edward D. Yun
                                          Title: President

                                         INSIGHT HEALTH SERVICES CORP.

                                         By: /s/ Steven T. Plochocki
                                          -------------------------------------
                                          Name: Steven T. Plochocki
                                          Title: President and Chief Executive
                                           Officer

                                                                        ANNEX II

                        [LETTERHEAD OF UBS WARBURG LLC]

                                 June 29, 2001

The Board of Directors
InSight Health Services Corp.
4400 MacArthur Boulevard, Suite 800
Newport Beach, California 92660

Dear Members of the Board:

   We understand that InSight Health Services Corp. ("InSight") proposes to enter into an Agreement and Plan of Merger, dated as of June 29, 2001 (the "Agreement"), by and among InSight Health Services Holdings Corp. ("Purchaser"), a joint venture formed by J.W. Childs Associates, L.P. ("JWC") and The Halifax Group, L.L.C. ("Halifax"), JWCH Merger Corp., a wholly owned subsidiary of Purchaser ("Merger Sub"), and InSight pursuant to which (i) Merger Sub will merge with and into InSight (the "Merger") and (ii) each outstanding share of the common stock, par value $0.001 per share, of InSight ("InSight Common Stock") will be converted into the right to receive $18.00 in cash, without interest (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement and related documents.

   You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of InSight Common Stock.

   UBS Warburg LLC ("UBS Warburg") has acted as financial advisor to InSight in connection with the Merger and will receive a fee for its services, a significant portion of which is contingent upon consummation of the Merger. UBS Warburg also will receive a fee upon delivery of this opinion. UBS Warburg and its affiliates in the past have provided, and currently are providing, services to JWC unrelated to the proposed Merger, for which services UBS Warburg and its affiliates have received and will receive customary compensation. As you are aware, UBS Warburg may be participating in the financing of the Merger, and would receive customary compensation for such services. In the ordinary course of business, UBS Warburg, its successors and affiliates may trade securities of InSight and affiliates of Purchaser for their own accounts and accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   Our opinion does not address the underlying business decision of InSight to effect the Merger and does not constitute a recommendation to any stockholder of InSight as to how such stockholder should vote on the Merger or with respect to any matters relating to the Merger. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms of the Agreement or related documents or the obligations thereunder, or the form of the Merger. In rendering this opinion, we have assumed, at your direction, that each of InSight, Purchaser and Merger Sub will comply with all material covenants and agreements set forth in, and other material terms of, the Agreement and related documents and that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement.

   In arriving at our opinion, we have, among other things: (i) reviewed current and historical market prices and trading volumes of InSight Common Stock; (ii) reviewed certain publicly available business and historical financial information relating to InSight; (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of InSight, including estimates and financial forecasts prepared by the management of InSight, that were provided to or discussed with us by InSight and not publicly available; (iv) conducted discussions with members of the senior management of InSight; (v) reviewed publicly available financial and stock market data with respect to certain companies in lines of business we believe to be generally comparable to those of InSight; (vi) compared the financial terms of the Merger with the publicly

The Board of Directors
InSight Health Services Corp.
June 29, 2001
Page 2

available financial terms of certain other transactions which we believe to be generally relevant; (vii) reviewed the Agreement; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. In connection with our engagement, we were requested to contact, and we held discussions with, certain third parties to solicit indications of interest in the possible acquisition of InSight.

   In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information provided to or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of InSight, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of InSight as to the future financial performance of InSight. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date of this letter.

   Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of InSight Common Stock is fair, from a financial point of view, to such holders.

                                          Very truly yours,

                                          /s/ UBS Warburg LLC

                                            UBS WARBURG LLC

                                                                       ANNEX III

                                                                  EXECUTION COPY

                                VOTING AGREEMENT

   VOTING AGREEMENT (this "Agreement") dated as of June 29, 2001, among INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation ("Parent"), JWCH MERGER CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition"), CARLYLE PARTNERS II, L.P., a Delaware limited partnership, CARLYLE PARTNERS III, L.P., a Delaware limited partnership,
CARLYLE INTERNATIONAL PARTNERS II, L.P., a Cayman Islands exempted limited partnership, CARLYLE INTERNATIONAL PARTNERS III, L.P., a Cayman Islands exempted limited partnership, C/S INTERNATIONAL PARTNERS, a Cayman Islands general partnership, STATE BOARD OF ADMINISTRATION OF FLORIDA, CARLYLE INVESTMENT GROUP, L.P., a Delaware limited partnership, CARLYLE-INSIGHT INTERNATIONAL PARTNERS, L.P., a Cayman Islands exempted limited partnership, CARLYLE-INSIGHT PARTNERS, L.P., a Delaware limited partnership and TC GROUP, L.L.C., a Delaware limited liability company (each a "Stockholder", and collectively, the "Stockholders").

   WHEREAS, Parent, Acquisition and InSight Health Services Corp., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), whereby Acquisition will merge with and into the Company and the Company shall become the wholly-owned subsidiary of Parent (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

   WHEREAS, the Stockholders beneficially own (i) 25,000 shares of convertible preferred stock, Series B of the Company, par value $0.001 per share (the "Series B Preferred Stock"), convertible in the aggregate into 298,507.46 shares of convertible preferred stock, Series D of the Company, par value $0.001 per share (the "Series D Preferred Stock"), (ii) Warrants to purchase up to 250,000 shares of Company Common Stock at an exercise price of $10.00 per share, (iii) Warrants to purchase up to 30,000 shares of Company Common Stock at an exercise price of $7.25 per share and (iv) Warrants to purchase up to 10,000 shares of Company Common Stock at an exercise price of $7.50 per share;

   WHEREAS, pursuant to this Agreement the Stockholders agree to (i) elect to convert all of the Series B Preferred Stock that they own into 298,507.46 shares of Series D Preferred Stock pursuant to the terms thereof prior to the record date for the Approval Events (as defined below), (ii) consent to the cancellation of the Warrants by virtue of the Merger in consideration of the Warrant Consideration pursuant to the Merger Agreement, (iii) vote in favor of the Merger and the adoption by the Company of the Merger Agreement, and (iv) convert all of the aforementioned 298,507.46 shares of Series D Preferred Stock into shares of Company Common Stock prior to the Closing; and

   WHEREAS, as a condition to and in consideration of the willingness of Parent and Acquisition to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.

   NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

   1. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants to Parent and Acquisition as follows:

     (a) Authority: No Conflicts. Each of the Stockholders is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of organization and has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to

                                     III-1
  consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by and on behalf of each of the Stockholders and constitutes a legal, valid and binding obligation of each of the Stockholders, enforceable in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies). No filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other person is necessary for the execution and delivery of this Agreement by and on behalf of each of the Stockholders and the consummation by each of the Stockholders of the transactions contemplated hereby. None of the execution and delivery of this Agreement by and on behalf of each of the Stockholders, the consummation of the transactions contemplated hereby and compliance with the terms hereof by each of the Stockholders will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, each of the Stockholders' certificate of incorporation or bylaws or organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to each of the Stockholders or to each of the Stockholders' property or assets.

     (b) The Subject Shares. The Stockholders are the beneficial owners of the Series B Preferred Stock and the Warrants (collectively, the "Subject Shares"; provided that the Subject Shares shall also include any and all securities issuable in respect of the Series B Preferred Stock, the Series D Preferred Stock or the Warrants upon conversion or exercise thereof, as applicable) and have, and throughout the term of this Agreement will have, good and marketable title to the Subject Shares free and clear of all Liens. The Stockholders do not own, of record or beneficially, any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, other than the Subject Shares. The Stockholders have the sole right and power to vote (other than the Warrants) and dispose of the Subject Shares, and none of the Subject Shares is subject to any irrevocable proxy, power of attorney, voting trust or other agreement, arrangement or restriction with respect to the voting or transfer (other than the provisions of the Securities Act or state securities laws) of any of the Subject Shares, except as set forth in the Securities Purchase Agreement dated October 14, 1997 between the Company and the Stockholders, including, without limitation, the restrictions set forth in Section 6.14 thereof, and as contemplated by this Agreement.

   2. Representations and Warranties of Parent and Acquisition. Parent and Acquisition hereby represent and warrant to the Stockholders that each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by and on behalf of each of Parent and Acquisition and constitutes a legal, valid and binding obligation of each of Parent and Acquisition enforceable in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies). Except for the filings required under the HSR Act and the Exchange Act, exemptive filings under federal and state securities laws in connection with equity investments in Parent and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution of this Agreement by and on behalf of each of Parent and Acquisition and the consummation by Parent and Acquisition of the transactions contemplated hereby, and (ii) none of the execution and delivery of this Agreement by Parent and Acquisition, the consummation of the transactions contemplated hereby nor the compliance with the terms hereof by Parent and Acquisition will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, their respective certificate of incorporation or bylaws, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or Acquisition, as the case may be, or to Parent's or Acquisition's, property or assets, as the case may be.

                                     III-2

   3. Covenants of the Stockholders. Until the termination of this Agreement in accordance with Section 8 hereof, the Stockholders agree as follows:

     (a) Voting of Subject Shares. At any meeting of stockholders of the Company called to vote upon the approval of the Merger, the Merger Agreement and the transactions contemplated therein or at any adjournment thereof or in any other circumstances upon which a vote or other approval with respect to the Merger, the Merger Agreement and the transactions contemplated therein is sought (the "Approval Events"), the Stockholders shall vote all of the Subject (other than the Warrants) at the time of such meeting or adjournment in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

     (b) Irrevocable Proxy. The Stockholders hereby grant to and appoint Parent (and each officer of Parent designated by Parent) their proxy and attorney-in-fact (with full power of substitution) to vote all of the Subject Shares as indicated in Section 3(a) above. The Stockholders agree that this proxy shall be irrevocable during the term of this Agreement and is coupled with an interest sufficient at law to support an irrevocable power and given to Parent as an inducement to enter into the Merger Agreement; provided that Parent may at any time name any other Person as its substituted Proxy to act pursuant hereto, either as to a specific matter or as to all matters covered herein. Stockholders agree to take such further action or execute such other instruments as may be reasonably requested by Parent or Acquisition to effectuate the intent of this paragraph (b). The Stockholders hereby revoke any proxy previously granted by the Stockholders with respect to the Subject Shares.

     (c) Transfer Restrictions. The Stockholders agree not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of or hypothecate (including by gift or by contribution or distribution to any trust or similar instrument or to any beneficiaries of the Stockholders (collectively, "Transfer")), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Shares other than pursuant to the terms of this Agreement and the Merger Agreement, (ii) enter into any voting arrangement or understanding other than this Agreement with respect to the Subject Shares, whether by proxy, voting agreement or otherwise, or (iii) take any action that could make any of their representations or warranties contained herein untrue or incorrect or could have the effect of preventing or disabling the Stockholders from performing any of their obligations hereunder. The Stockholders further agree to take in a timely manner any and all actions (including, without limitation, delivering the certificates evidencing the Subject Shares to the Company) reasonably necessary for the Company to affix a legend on the certificates evidencing the Subject Shares stating that the Subject Shares are subject to this Agreement.

     (d) Appraisal Rights. The Stockholders hereby irrevocably waives any and all rights which they may have as to appraisal, dissent or any similar or related matter with respect to the Merger under Section 262 of the General Corporation Law of the State of Delaware or otherwise.

     (e) No Solicitation. The Stockholders shall not, and shall use their reasonable best efforts to cause their directors, officers, employees, attorneys, accountants or financial advisors or other representatives ("Representatives") retained by them not to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided that the foregoing shall not limit or prohibit any Representative of the Stockholders who is a director of the Company from exercising his or her fiduciary duty solely as a director of the Company in a manner consistent with the terms and conditions set forth in the Merger Agreement.

   4. Conversion or Exercise of Subject Shares. In connection with the Merger and the Merger Agreement, the Stockholders hereby (i) agree to deliver a Type B Conversion Notice (as defined in the Certificate of Designation with respect to the Series B Preferred Stock) electing to (subject to the delivery of a

                                     III-3

Type B Conversion Notice with respect to the Series B Preferred Stock) convert all of the Series B Preferred Stock that they own into 298,507.46 shares of the Series D Preferred Stock pursuant to the terms thereof prior to the record date established by the Company in connection with the Approval Event which would permit such Stockholders to vote all of such shares held by such Stockholders after such conversion, irrespective of any voting limitations, in favor of the Merger, the Merger Agreement and the transactions contemplated therein and (ii) subject to the consummation of the Merger, consents to the cancellation of the Warrants in exchange for the Warrant Consideration.

   5. Conversion of Series D Preferred Stock. Immediately prior to the Effective Time, the Stockholders hereby agree to convert all of the shares of Series D Preferred Stock then owned by them into shares of Company Common Stock.

   6. Additional Shares. Without limiting the provisions of the Merger Agreement, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Subject Shares or (ii) the Stockholders become the record or beneficial owners of any additional shares of the capital stock of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in
Section 3(a), then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by the Stockholders immediately following the effectiveness of the events described in clause (i) or the Stockholders becoming the record or beneficial owners thereof, as described in clause (ii), as though they were Subject Shares hereunder. The Stockholders hereby agree to promptly notify Parent of the number of any additional shares of capital stock or other voting securities of the Company acquired, of record or beneficially, by the Stockholders, if any, after the date hereof and prior to the termination of this Agreement pursuant to Section 8 hereof.

   7. Officers and Directors. Notwithstanding anything contained to the contrary in this Agreement, in the event a Representative is a director or officer of the Company, nothing in this Agreement is intended or shall be construed to require such Representative, solely in his or her capacity as a director or officer of the Company, to act or fail to act in any manner inconsistent with (i) his or her fiduciary duties in such capacity and (ii) the Merger Agreement. Furthermore, no Representative who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein solely in his or her capacity as a director or officer, and nothing herein will limit or affect, or give rise to any liability of any Representative solely in such Person's capacity as a director or officer of the Company.

   8. Termination. Except as set forth in the next sentence, this Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect immediately following the earliest to occur of (x) the Effective Time or (y) the termination of the Merger Agreement. Nothing in this Section 8 shall relieve any party of liability for breach of this Agreement.

   9. Contents of Agreement; Parties in Interest, etc. This Agreement and the agreements referred to or contemplated herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and thereby, and, except as set forth in this Agreement and such other agreements, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

   10. Assignment and Binding Effect. Neither this Agreement nor the rights and obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, that Parent and/or Acquisition may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Parent, upon written notice to the Stockholders if the assignee shall assume the obligations of Parent and/or Acquisition hereunder. Subject to the foregoing, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

                                     III-4

   11. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard copy delivered in accordance with this Section 11 or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

     If to Parent or Acquisition:

     c/o J.W. Childs Associates, L.P.
     One Federal Street, 21st Floor
     Boston, MA 02110
     Attention: Edward D. Yun
     Facsimile No.: (617) 753-1101

     and

     c/o The Halifax Group, L.L.C.
     1133 Connecticut Avenue, N.W.
     Suite 700
     Washington, D.C. 20036
     Attention: David W. Dupree
     Facsimile No.: (202) 296-7133

     with a copy to:

     Kaye Scholer LLP
     425 Park Avenue
     New York, New York 10022
     Attention: Stephen C. Koval, Esq.
     Facsimile No.: (212) 836-8689

     If to the Stockholders:

     c/o The Carlyle Group
     520 Madison Avenue, 41st Floor
     New York, New York 10022
     Attention: W. Robert Dahl
     Facsimile No.: (212) 381-4900

     with a copy to:

     Mayer, Brown & Platt
     1675 Broadway
     New York, New York 10019
     Attention: Mark S. Wojciechowski
     Facsimile No.: (212) 262-1910

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

   12. Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

                                     III-5

   13. Extensions; Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

   14. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

   15. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

   16. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

   17. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

   18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Stockholders, Acquisition and Parent may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.


                            [Signature Page Follows]

                                     III-6

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                        INSIGHT HEALTH SERVICES HOLDINGS CORP.

                                        By: /s/ Edward D. Yun
                                          -------------------------------------
                                          Name: Edward D. Yun
                                          Title: President

                                        JWCH MERGER CORP.

                                        By: /s/ Edward D. Yun
                                          -------------------------------------
                                          Name: Edward D. Yun
                                          Title: President

                                     III-7

                                        CARLYLE PARTNERS II, L.P.

                                        By: TC Group, L.L.C., as the General
                                         Partner

                                        By: /s/ W. Robert Dahl
                                          -------------------------------------
                                          Name: W. Robert Dahl
                                          Title: Managing Director

                                        CARLYLE PARTNERS III, L.P.

                                        By: TC Group, L.L.C., as the General
                                         Partner

                                        By: /s/ W. Robert Dahl
                                          -------------------------------------
                                          Name: W. Robert Dahl
                                          Title: Managing Director

                                        CARLYLE INTERNATIONAL PARTNERS II, L.P.

                                        By: TC Group, L.L.C., as the General
                                         Partner

                                        By: /s/ W. Robert Dahl
                                          -------------------------------------
                                          Name: W. Robert Dahl
                                          Title: Managing Director

                                        CARLYLE INTERNATIONAL PARTNERS III,
                                         L.P.

                                        By: TC Group, L.L.C., as the General
                                         Partner

                                        By: /s/ W. Robert Dahl
                                          -------------------------------------
                                          Name: W. Robert Dahl
                                          Title: Managing Director

                                     III-8

                                        C/S INTERNATIONAL PARTNERS

                                        By: TC Group, L.L.C., as the General
                                         Partner

                                        By: /s/ W. Robert Dahl
                                          -------------------------------------
                                          Name: W. Robert Dahl
                                          Title: Managing Director

                                        STATE BOARD OF ADMINISTRATION OF
                                        FLORIDA separate account maintained
                                        pursuant to an Investment Management
                                        Agreement dated as of September 6, 1996
                                        between the State Board of
                                        Administration of Florida, Carlyle
                                        Investment Group, L.P. and Carlyle
                                        Investment Management, L.L.C.

                                        By: Carlyle Investment Management,
                                           L.L.C., as Investment Manager

                                        By: /s/ W. Robert Dahl
                                          -------------------------------------
                                          Name: W. Robert Dahl
                                          Title: Managing Director

                                        CARLYLE INVESTMENT GROUP, L.P.

                                        By: TC Group, L.L.C., as the General
                                         Partner

                                        By: /s/ W. Robert Dahl
                                          -------------------------------------
                                          Name: W. Robert Dahl
                                          Title: Managing Director

                                        CARLYLE-INSIGHT INTERNATIONAL
                                        PARTNERS, L.P.

                                        By: TC Group, L.L.C., as the General
                                         Partner

                                        By: /s/ W. Robert Dahl
                                          -------------------------------------
                                          Name: W. Robert Dahl
                                          Title: Managing Director

                                     III-9

                                        CARLYLE-INSIGHT PARTNERS, L.P.

                                        By: TC Group, L.L.C., as the General
                                         Partner

                                        By: /s/ W. Robert Dahl
                                          -------------------------------------
                                          Name: W. Robert Dahl
                                          Title: Managing Director

                                        TC GROUP, L.L.C.

                                        By: TCG Holdings, L.L.C., as the
                                         Managing Member

                                        By: /s/ W. Robert Dahl
                                          -------------------------------------
                                          Name: W. Robert Dahl
                                          Title: Managing Director

                                     III-10

                                                                  EXECUTION COPY

                                VOTING AGREEMENT

   VOTING AGREEMENT (this "Agreement") dated as of June 29, 2001, among INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation ("Parent"), JWCH MERGER CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition") and GENERAL ELECTRIC COMPANY, a New York corporation (the "Stockholder")

   WHEREAS, Parent, Acquisition and InSight Health Services Corp., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), whereby Acquisition will merge with and into the Company and the Company shall become the wholly-owned subsidiary of Parent (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

   WHEREAS, the Stockholder beneficially owns (i) 17,005 shares of convertible preferred stock, Series C of the Company, par value $0.001 per share (the "Series C Preferred Stock"), convertible in the aggregate into 203,044.8 shares of convertible preferred stock, Series D of the Company, par value $0.001 per share (the "Series D Preferred Stock"), (ii) Warrants to purchase up to 265,000 shares of Company Common Stock at an exercise price of $10.00 per share and
(iii) Warrants to purchase up to 5,000 shares of Company Common Stock at an exercise price of $8.875 per share;

   WHEREAS, pursuant to this Agreement the Stockholder agrees to (i) elect to convert all of the Series C Preferred Stock that it owns into 203,044.8 shares of Series D Preferred Stock pursuant to the terms thereof prior to the record date for the Approval Events (as defined below), (ii) consent to the cancellation of the Warrants by virtue of the Merger in consideration of the Warrant Consideration pursuant to the Merger Agreement, (iii) vote in favor of the Merger and the adoption by the Company of the Merger Agreement, and (iv) convert all of the aforementioned 203,044.8 shares of Series D Preferred Stock into shares of Company Common Stock prior to the Closing; and

   WHEREAS, as a condition to and in consideration of the willingness of Parent and Acquisition to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

   NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

   1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Acquisition as follows:

     (a) Authority: No Conflicts. The Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by and on behalf of the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies). No filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other person is necessary for the execution and delivery of this Agreement by and on behalf of the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and

                                     III-11
  delivery of this Agreement by and on behalf of the Stockholder, the consummation of the transactions contemplated hereby and compliance with the terms hereof by the Stockholder will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the Stockholder's certificate of incorporation or bylaws or organizational documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets.

     (b) The Subject Shares. The Stockholder is the beneficial owner of the Series C Preferred Stock and the Warrants (collectively, the "Subject Shares"; provided that the Subject Shares shall also include any and all securities issuable in respect of the Series C Preferred Stock, the Series D Preferred Stock or the Warrants upon conversion or exercise thereof, as applicable) and has, and throughout the term of this Agreement will have, good and marketable title to the Subject Shares free and clear of all Liens. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, other than the Subject Shares. The Stockholder has the sole right and power to vote (other than the Warrants) and dispose of the Subject Shares, and none of the Subject Shares is subject to any irrevocable proxy, power of attorney, voting trust or other agreement, arrangement or restriction with respect to the voting or transfer (other than the provisions of the Securities Act or state securities laws) of any of the Subject Shares, except as set forth in the Securities Purchase Agreement, dated as of October 14, 1997, by and between the Company and the Stockholder, including, with limitation, the restrictions set forth in Section 6.14 thereof, and as contemplated by this Agreement.

   2. Representations and Warranties of Parent and Acquisition. Parent and Acquisition hereby represent and warrant to the Stockholder that each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by and on behalf of each of Parent and Acquisition and constitutes a legal, valid and binding obligation of each of Parent and Acquisition enforceable in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies). Except for the filings required under the HSR Act and the Exchange Act, exemptive filings under federal and state securities laws in connection with equity investments in Parent and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution of this Agreement by and on behalf of each of Parent and Acquisition and the consummation by Parent and Acquisition of the transactions contemplated hereby, and (ii) none of the execution and delivery of this Agreement by Parent and Acquisition, the consummation of the transactions contemplated hereby nor the compliance with the terms hereof by Parent and Acquisition will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, their respective certificate of incorporation or bylaws, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or Acquisition, as the case may be, or to Parent's or Acquisition's, property or assets, as the case may be.

   3. Covenants of the Stockholder. Until the termination of this Agreement in accordance with Section 8 hereof, the Stockholder agrees as follows:

     (a) Voting of Subject Shares. At any meeting of stockholders of the Company called to vote upon the approval of the Merger, the Merger Agreement and the transactions contemplated therein or at any adjournment thereof or in any other circumstances upon which a vote or other approval with respect to the Merger, the Merger Agreement and the transactions contemplated therein is sought (the "Approval Events"), the Stockholder shall vote all of the Subject Shares (other than the Warrants) at the time of such

                                     III-12
  meeting or adjournment in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

     (b) Irrevocable Proxy. The Stockholder hereby grants to and appoints Parent (and each officer of Parent designated by Parent) its proxy and attorney-in-fact (with full power of substitution) to vote all of the Subject Shares as indicated in Section 3(a) above. The Stockholder agrees that this proxy shall be irrevocable during the term of this Agreement and is coupled with an interest sufficient at law to support an irrevocable power and given to Parent as an inducement to enter into the Merger Agreement; provided that Parent may at any time name any other Person as its substituted Proxy to act pursuant hereto, either as to a specific matter or as to all matters covered herein. Stockholder agrees to take such further action or execute such other instruments as may be reasonably requested by Parent or Acquisition to effectuate the intent of this paragraph (b). The Stockholder hereby revokes any proxy previously granted by the Stockholder with respect to the Subject Shares.

     (c) Transfer Restrictions. The Stockholder agrees not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of or hypothecate (including by gift or by contribution or distribution to any trust or similar instrument or to any beneficiaries of the Stockholder (collectively, "Transfer")), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Shares other than pursuant to the terms of this Agreement and the Merger Agreement, (ii) enter into any voting arrangement or understanding other than this Agreement with respect to the Subject Shares, whether by proxy, voting agreement or otherwise, or (iii) take any action that could make any of its representations or warranties contained herein untrue or incorrect or could have the effect of preventing or disabling the Stockholder from performing any of its obligations hereunder. The Stockholder further agrees to take in a timely manner any and all actions (including, without limitation, delivering the certificates evidencing the Subject Shares to the Company) reasonably necessary for the Company to affix a legend on the certificates evidencing the Subject Shares stating that the Subject Shares are subject to this Agreement.

     (d) Appraisal Rights. The Stockholder hereby irrevocably waives any and all rights which it may have as to appraisal, dissent or any similar or related matter with respect to the Merger under Section 262 of the General Corporation Law of the State of Delaware or otherwise.

     (e) No Solicitation. The Stockholder shall not, and shall use its reasonable best efforts to cause its directors, officers, employees, attorneys, accountants or financial advisors or other representatives ("Representatives") retained by it not to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided that the foregoing shall not limit or prohibit any Representative of the Stockholder who is a director of the Company from exercising his or her fiduciary duty solely as a director of the Company in a manner consistent with the terms and conditions set forth in the Merger Agreement.

   4. Conversion or Exercise of Subject Shares. In connection with the Merger and the Merger Agreement, the Stockholder hereby (i) agrees to deliver a Type B Conversion Notice (as defined in the Certificate of Designation with respect to the Series C Preferred Stock) electing to (subject to the delivery of a Type B Conversion Notice with respect to the Series B Preferred Stock) convert all of the Series C Preferred Stock that it owns into 203,044.8 shares of the Series D Preferred Stock pursuant to the terms thereof prior to the record date established by the Company in connection with the Approval Event which would permit such Stockholder to vote all of such shares held by such Stockholder after such conversion, irrespective of any voting limitations, in favor of the Merger, the Merger Agreement and the transactions contemplated therein, and
(ii) subject to the consummation of the Merger, consents to the cancellation of the Warrants in exchange for the Warrant Consideration.

                                     III-13

   5. Conversion of Series D Preferred Stock. Immediately prior to the Effective Time, the Stockholder hereby agrees to convert all of the shares of Series D Preferred Stock then owned by it into shares of Company Common Stock.

   6. Additional Shares. Without limiting the provisions of the Merger Agreement, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Subject Shares or (ii) the Stockholder becomes the record or beneficial owner of any additional shares of the capital stock of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in
Section 3(a), then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the record or beneficial owner thereof, as described in clause (ii), as though they were Subject Shares hereunder. The Stockholder hereby agrees to promptly notify Parent of the number of any additional shares of capital stock or other voting securities of the Company acquired, of record or beneficially, by the Stockholder, if any, after the date hereof and prior to the termination of this Agreement pursuant to Section 8 hereof.

   7. Officers and Directors. Notwithstanding anything contained to the contrary in this Agreement, in the event a Representative is a director or officer of the Company, nothing in this Agreement is intended or shall be construed to require such Representative, solely in his or her capacity as a director or officer of the Company, to act or fail to act in any manner inconsistent with (i) his or her fiduciary duties in such capacity and (ii) the Merger Agreement. Furthermore, no Representative who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein solely in his or her capacity as a director or officer, and nothing herein will limit or affect, or give rise to any liability of any Representative solely in such Person's capacity as a director or officer of the Company.

   8. Termination. Except as set forth in the next sentence, this Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect immediately following the earliest to occur of (x) the Effective Time or (y) the termination of the Merger Agreement. Nothing in this Section 8 shall relieve any party of liability for breach of this Agreement.

   9. Contents of Agreement; Parties in Interest, etc. This Agreement and the agreements referred to or contemplated herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and thereby, and, except as set forth in this Agreement and such other agreements, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

   10. Assignment and Binding Effect. Neither this Agreement nor the rights and obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, that Parent and/or Acquisition may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Parent, upon written notice to the Stockholder if the assignee shall assume the obligations of Parent and/or Acquisition hereunder. Subject to the foregoing, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

                                     III-14

   11. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard copy delivered in accordance with this Section 11 or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

     If to Parent or Acquisition:

     c/o J.W. Childs Associates, L.P.
     One Federal Street, 21st Floor
     Boston, MA 02110
     Attention: Edward D. Yun
     Facsimile No.: (617) 753-1101

     and

     c/o The Halifax Group, L.L.C.
     1133 Connecticut Avenue, N.W.
     Suite 700
     Washington, D.C. 20036
     Attention: David W. Dupree
     Facsimile No.: (202) 296-7133

     with a copy to:

     Kaye Scholer LLP
     425 Park Avenue
     New York, New York 10022
     Attention: Stephen C. Koval, Esq.
     Facsimile No.: (212) 836-8689

     If to the Stockholder:

     General Electric Company
     3135 Easton Turnpike
     Fairfield, CT 06431
     Attn: Jerome C. Marcus
     Facsimile: 203-357-6527

     with a copy to:

     Gibson, Dunn & Crutcher LLP
     333 South Grand Avenue
     Los Angeles, CA 90071
     Attn: Linda Curtis, Esq.
     Facsimile: 213-229-6582

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

   12. Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

                                     III-15

   13. Extensions; Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

   14. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

   15. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

   16. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

   17. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

   18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Stockholder, Acquisition and Parent may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.


                            [Signature Page Follows]

                                     III-16

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                          INSIGHT HEALTH SERVICES
                                          HOLDINGS CORP.

                                          By: /s/ Edward D. Yun
                                            -----------------------------------
                                          Name: Edward D. Yun
                                          Title:President

                                          JWCH MERGER CORP.

                                          By: /s/ Edward D. Yun
                                            -----------------------------------
                                          Name: Edward D. Yun
                                          Title:President

                                          GENERAL ELECTRIC COMPANY

                                          By: /s/ Jerome C. Marcus
                                            -----------------------------------
                                          Name: Jerome C. Marcus
                                          Title:Attorney-In-Fact

                                     III-17

                                                                  EXECUTION COPY

                                VOTING AGREEMENT

   VOTING AGREEMENT (this "Agreement") dated as of June 29, 2001, among INSIGHT HEALTH SERVICES HOLDINGS CORP., a Delaware corporation ("Parent"), JWCH MERGER CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition") and GE FUND, a New York corporation (the "Stockholder").

   WHEREAS, Parent, Acquisition and InSight Health Services Corp., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), whereby Acquisition will merge with and into the Company and the Company shall become the wholly-owned subsidiary of Parent (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

   WHEREAS, the Stockholder beneficially owns 10,948 shares of convertible preferred stock, Series C of the Company, par value $0.001 per share (the "Series C Preferred Stock"), convertible in the aggregate into 130,722.4 shares of convertible preferred stock, Series D of the Company, par value $0.001 per share (the "Series D Preferred Stock");

   WHEREAS, pursuant to this Agreement the Stockholder agrees to (i) elect to convert all of the Series C Preferred Stock that it owns into 130,722.4 shares of Series D Preferred Stock pursuant to the terms thereof prior to the record date for the Approval Events (as defined below), (ii) vote in favor of the Merger and the adoption by the Company of the Merger Agreement, and (iii) convert all of the aforementioned 130,722.4 shares of Series D Preferred Stock into shares of Company Common Stock prior to the Closing; and

   WHEREAS, as a condition to and in consideration of the willingness of Parent and Acquisition to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

   NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

   1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Acquisition as follows:

     (a) Authority: No Conflicts. The Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by and on behalf of the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies). No filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other person is necessary for the execution and delivery of this Agreement by and on behalf of the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and delivery of this Agreement by and on behalf of the Stockholder, the consummation of the transactions contemplated hereby and compliance with the terms hereof by the Stockholder will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the Stockholder's certificate of incorporation or bylaws or organizational documents, any trust agreement, loan

                                     III-18
  or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets.

     (b) The Subject Shares. The Stockholder is the beneficial owner of the Series C Preferred Stock (the "Subject Shares"; provided that the Subject Shares shall also include any and all securities issuable in respect of the Series C Preferred Stock or Series D Preferred Stock upon conversion thereof, as applicable) and has, and throughout the term of this Agreement will have, good and marketable title to the Subject Shares free and clear of all Liens. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, other than the Subject Shares. The Stockholder has the sole right and power to vote and dispose of the Subject Shares, and none of the Subject Shares is subject to any irrevocable proxy, power of attorney, voting trust or other agreement, arrangement or restriction with respect to the voting or transfer (other than the provisions of the Securities Act or state securities laws) of any of the Subject Shares, except as contemplated by this Agreement.

   2. Representations and Warranties of Parent and Acquisition. Parent and Acquisition hereby represent and warrant to the Stockholder that each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by and on behalf of each of Parent and Acquisition and constitutes a legal, valid and binding obligation of each of Parent and Acquisition enforceable in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance and other equitable remedies). Except for the filings required under the HSR Act and the Exchange Act, exemptive filings under federal and state securities laws in connection with equity investments in Parent and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary for the execution of this Agreement by and on behalf of each of Parent and Acquisition and the consummation by Parent and Acquisition of the transactions contemplated hereby, and (ii) none of the execution and delivery of this Agreement by Parent and Acquisition, the consummation of the transactions contemplated hereby nor the compliance with the terms hereof by Parent and Acquisition will conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, their respective certificate of incorporation or bylaws, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or Acquisition, as the case may be, or to Parent's or Acquisition's, property or assets, as the case may be.

   3. Covenants of the Stockholder. Until the termination of this Agreement in accordance with Section 8 hereof, the Stockholder agrees as follows:

     (a) Voting of Subject Shares. At any meeting of stockholders of the Company called to vote upon the approval of the Merger, the Merger Agreement and the transactions contemplated therein or at any adjournment thereof or in any other circumstances upon which a vote or other approval with respect to the Merger, the Merger Agreement and the transactions contemplated therein is sought (the "Approval Events"), the Stockholder shall vote all of the Subject Shares at the time of such meeting or adjournment in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

     (b) Irrevocable Proxy. The Stockholder hereby grants to and appoints Parent (and each officer of Parent designated by Parent) its proxy and attorney-in-fact (with full power of substitution) to vote all of the Subject Shares as indicated in Section 3(a) above. The Stockholder agrees that this proxy shall be irrevocable during the term of this Agreement and is coupled with an interest sufficient at law to support an irrevocable power and given to Parent as an inducement to enter into the Merger Agreement; provided

                                     III-19
  that Parent may at any time name any other Person as its substituted Proxy to act pursuant hereto, either as to a specific matter or as to all matters covered herein. Stockholder agrees to take such further action or execute such other instruments as may be reasonably requested by Parent or Acquisition to effectuate the intent of this paragraph (b). The Stockholder hereby revokes any proxy previously granted by the Stockholder with respect to the Subject Shares.

     (c) Transfer Restrictions. The Stockholder agrees not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of or hypothecate (including by gift or by contribution or distribution to any trust or similar instrument or to any beneficiaries of the Stockholder (collectively, "Transfer")), or enter into any contract, option or other arrangement or understanding (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Shares other than pursuant to the terms of this Agreement and the Merger Agreement, (ii) enter into any voting arrangement or understanding other than this Agreement with respect to the Subject Shares, whether by proxy, voting agreement or otherwise, or (iii) take any action that could make any of its representations or warranties contained herein untrue or incorrect or could have the effect of preventing or disabling the Stockholder from performing any of its obligations hereunder. The Stockholder further agrees to take in a timely manner any and all actions (including, without limitation, delivering the certificates evidencing the Subject Shares to the Company) reasonably necessary for the Company to affix a legend on the certificates evidencing the Subject Shares stating that the Subject Shares are subject to this Agreement.

     (d) Appraisal Rights. The Stockholder hereby irrevocably waives any and all rights which it may have as to appraisal, dissent or any similar or related matter with respect to the Merger under Section 262 of the General Corporation Law of the State of Delaware or otherwise.

     (e) No Solicitation. The Stockholder shall not, and shall use its reasonable best efforts to cause its directors, officers, employees, attorneys, accountants or financial advisors or other representatives ("Representatives") retained by it not to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided that the foregoing shall not limit or prohibit any Representative of the Stockholder who is a director of the Company from exercising his or her fiduciary duty solely as a director of the Company in a manner consistent with the terms and conditions set forth in the Merger Agreement.

   4. Conversion of Subject Shares. In connection with the Merger and the Merger Agreement, the Stockholder hereby agrees to deliver a Type B Conversion Notice (as defined in the Certificate of Designation with respect to the Series C Preferred Stock) electing to (subject to the delivery of a Type B Conversion Notice with respect to the Series B Preferred Stock) convert all of the Series C Preferred Stock that it owns into 130,722.4 shares of the Series D Preferred Stock pursuant to the terms thereof prior to the record date established by the Company in connection with the Approval Event which would permit such Stockholder to vote all of such shares held by such Stockholder after such conversion, irrespective of any voting limitations, in favor of the Merger, the Merger Agreement and the transactions contemplated therein.

   5. Conversion of Series D Preferred Stock. Immediately prior to the Effective Time, the Stockholder hereby agrees to convert all of the shares of Series D Preferred Stock then owned by it into shares of Company Common Stock.

   6. Additional Shares. Without limiting the provisions of the Merger Agreement, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Subject Shares or (ii) the Stockholder becomes the record or beneficial owner of any additional shares of the capital stock of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in
Section 3(a), then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the

                                     III-20
record or beneficial owner thereof, as described in clause (ii), as though they were Subject Shares hereunder. The Stockholder hereby agrees to promptly notify Parent of the number of any additional shares of capital stock or other voting securities of the Company acquired, of record or beneficially, by the Stockholder, if any, after the date hereof and prior to the termination of this Agreement pursuant to Section 8 hereof.

   7. Officers and Directors. Notwithstanding anything contained to the contrary in this Agreement, in the event a Representative is a director or officer of the Company, nothing in this Agreement is intended or shall be construed to, require such Representative, solely in his or her capacity as a director or officer of the Company, to act or fail to act in any manner inconsistent with (i) his or her fiduciary duties in such capacity and (ii) the Merger Agreement. Furthermore, no Representative who is or becomes (during the term hereof) a director or officer of the Company makes any agreement or understanding herein solely in his or her capacity as a director or officer, and nothing herein will limit or affect, or give rise to any liability of any Representative solely in such Person's capacity as a director or officer of the Company.

   8. Termination. Except as set forth in the next sentence, this Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect immediately following the earliest to occur of (x) the Effective Time or (y) the termination of the Merger Agreement. Nothing in this Section 8 shall relieve any party of liability for breach of this Agreement.

   9. Contents of Agreement; Parties in Interest, etc. This Agreement and the agreements referred to or contemplated herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and thereby, and, except as set forth in this Agreement and such other agreements, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

   10. Assignment and Binding Effect. Neither this Agreement nor the rights and obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, that Parent and/or Acquisition may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Parent, upon written notice to the Stockholder if the assignee shall assume the obligations of Parent and/or Acquisition hereunder. Subject to the foregoing, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

                                     III-21

   11. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard copy delivered in accordance with this Section 11 or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

     If to Parent or Acquisition:

     c/o J.W. Childs Associates, L.P.
     One Federal Street, 21st Floor
     Boston, MA 02110
     Attention: Edward D. Yun
     Facsimile No.: (617) 753-1101

     and

     c/o The Halifax Group, L.L.C.
     1133 Connecticut Avenue, N.W.
     Suite 700
     Washington, D.C. 20036
     Attention: David W. Dupree
     Facsimile No.: (202) 296-7133

     with a copy to:

     Kaye Scholer LLP
     425 Park Avenue
     New York, New York 10022
     Attention: Stephen C. Koval, Esq.
     Facsimile No.: (212) 836-8689

     If to the Stockholder:

     GE Fund
     c/o General Electric Company
     3135 Easton Turnpike
     Fairfield, CT 06431
     Attn: Jerome C. Marcus
     Facsimile: 203-357-6527

     with a copy to:

     GE Fund
     c/o General Electric Company
     3135 Easton Turnpike
     Fairfield, CT 06431
     Attn: Eliza W. Fraser
     Facsimile: 203-373-3079

     and

     Gibson, Dunn & Crutcher LLP
     333 South Grand Avenue
     Los Angeles, CA 90071
     Attn: Linda Curtis, Esq.
     Facsimile: 213-229-6582

                                     III-22
or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

   12. Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the parties hereto.

   13. Extensions; Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

   14. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

   15. No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person.

   16. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

   17. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

   18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Stockholder, Acquisition and Parent may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.


                            [Signature Page Follows]

                                     III-23

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                          INSIGHT HEALTH SERVICES
                                          HOLDINGS CORP.

                                          By:  /s/ Edward D. Yun
                                            -----------------------------------
                                          Name: Edward D. Yun
                                          Title:President

                                          JWCH MERGER CORP.

                                          By:  /s/ Edward D. Yun
                                            -----------------------------------
                                          Name: Edward D. Yun
                                          Title:President

                                          GE FUND

                                          By:  /s/ Jerome C. Marcus
                                            -----------------------------------
                                          Name: Jerome C. Marcus
                                          Title:Attorney-In-Fact

                                     III-24

                                                                        ANNEX IV

                            DELAWARE CODE ANNOTATED
                         SECTION 262. APPRAISAL RIGHTS
                             TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION
                                     8 DEL.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

   (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

   (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

   (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

   (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

   (2) If the merger or consolidation was approved pursuant to (S) 228 or (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                         INSIGHT HEALTH SERVICES CORP.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                               _________ __, 2001

         This Proxy Is Solicited on Behalf of the Board Of Directors of

                         InSight Health Services Corp.

     The undersigned hereby acknowledges receipt of the notice of special meeting of stockholders and the accompanying proxy statement for the special meeting to be held on _______, 2001 and, revoking all prior proxies, hereby appoints Steven T. Plochocki and/or Marilyn U. MacNiven-Young, with full power of substitution, as proxy of the undersigned to attend and vote all shares of common stock of InSight Health Services Corp. which the undersigned may be entitled to vote at the special meeting of stockholders to be held on ______, 2001, and any and all postponements or adjournments thereof, upon the matters specified below and such other business as may properly come before the special meeting.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.


1. To approve the proposal to adopt the Agreement and Plan of Merger, dated as of June 29, 2001, by and among InSight Health Services Holdings Corp., InSight Health Services Acquisition Corp. and InSight Health Services Corp. and to approve the transactions contemplated therein, including the merger, as described in the proxy statement for the special meeting.

            FOR                       AGAINST                    ABSTAIN

            [_]                         [_]                        [_]


2. To adjourn or postpone the special meeting for any reason, including to permit further solicitation of proxies.

            FOR                       AGAINST                    ABSTAIN

            [_]                         [_]                        [_]


3. To transact such other business as may properly come before the special meeting.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXY HOLDER WILL VOTE FOR THE AGREEMENT AND PLAN OF MERGER, THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, AND IN HIS/HER DISCRETION ON ANY OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING.

NOTE:   Please sign exactly as your name appears on your stock certificate(s).
If the stock is jointly held, each owner should sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.



-------------------------------------            -------------------------------
Signature(s) of stockholder(s)

                                                 Dated:  _______________, 2001


PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT CAN BE COUNTED AT THE SPECIAL MEETING ON ____________, 2001.

                         INSIGHT HEALTH SERVICES CORP.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                               _________ __, 2001

         This Proxy Is Solicited on Behalf of the Board Of Directors of

                         InSight Health Services Corp.

     The undersigned hereby acknowledges receipt of the notice of special meeting of stockholders and the accompanying proxy statement for the special meeting to be held on _______, 2001 and, revoking all prior proxies, hereby appoints Steven T. Plochocki and/or Marilyn U. MacNiven-Young, with full power of substitution, as proxy of the undersigned to attend and vote all shares of preferred stock of InSight Health Services Corp. which the undersigned may be entitled to vote at the special meeting of stockholders to be held on ______, 2001, and any and all postponements or adjournments thereof, upon the matters specified below and such other business as may properly come before the special meeting.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.


1. To approve the proposal to adopt the Agreement and Plan of Merger, dated as of June 29, 2001, by and among InSight Health Services Holdings Corp., InSight Health Services Acquisition Corp. and InSight Health Services Corp. and to approve the transactions contemplated therein, including the merger, as described in the proxy statement for the special meeting.

            FOR                       AGAINST                    ABSTAIN

            [_]                         [_]                        [_]

2. To adjourn or postpone the special meeting for any reason, including to permit further solicitation of proxies.

            FOR                       AGAINST                    ABSTAIN

            [_]                         [_]                        [_]

3. To transact such other business as may properly come before the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXY HOLDER WILL VOTE FOR THE AGREEMENT AND PLAN OF MERGER, THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, AND IN HIS/HER DISCRETION ON ANY OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING.

NOTE:   Please sign exactly as your name appears on your stock certificate(s).
If the stock is jointly held, each owner should sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.



-------------------------------------            -------------------------------
Signature(s) of stockholder(s)

                                                 Dated:  _______________, 2001


PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT CAN BE COUNTED AT THE SPECIAL MEETING ON ____________, 2001.